SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of report
                                January 31, 1997


                                Rio Grande, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



1-8287                                                74-1973357
(Commission File Number)                (I.R.S. Employer Identification Number)



10101 Reunion Place, Suite 210
San Antonio, Texas                                          78216-4156
-------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


               Registrant's telephone number, including area code:
                                 (210) 308-8000



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Item 2.           Acquisition or Disposition of Assets

         Acquisition. On January 16, 1997, Rio Grande Offshore, Ltd. ("Offshore") completed the acquisition of producing oil and gas properties in the Righthand Creek Field ("Righthand Creek") located in Allen Parish, Louisiana. The effective date of the Righthand Creek acquisition is November 1, 1996. The acquisition price for Righthand Creek is approximately $15.3 million for total proved producing reserves of approximately 2 million barrels of oil and 2 Bcf natural gas net to Offshore's interest and is subject to adjustment under certain circumstances as described below. The acquired properties have recently produced approximately 700 barrels of oil and 700 MCF of natural gas per day net to Rio Grande's interest. Drilling will be the operator for the seven existing wells, which are currently producing from the Wilcox formation.

         The Righthand Creek acquisition was funded by approximately $9 million borrowed from Comerica Bank - Texas, as described in Item 5, and approximately $6 million of the proceeds of a $10 million private placement of preferred stock to Koch Exploration Company ("Koch"), an affiliate of Koch Industries, Inc., further described in Item 5 below. The Purchase and Sale Agreement pertaining to the Righthand Creek acquisition was filed as an exhibit and is incorporated by reference in the Form 10-QSB filed for the quarter ended October 31, 1996.

         The Purchase and Sale Agreement provides that Offshore will conduct certain drilling operations on undeveloped leasehold acreage within twelve (12) months of the closing date. Offshore must commence the spud-in of two (2) wells within twelve months of closing to test the Wilcox "B" Sand; however, Offshore does have the option to re-enter an existing well located on the undeveloped acreage which would count as one well. In the event that Offshore fails to drill either of the required wells to the Wilcox "B" formation, the seller has the right to require Offshore to convey to the seller a working interest in the unearned acreage.

         In connection with Offshore's requirement to develop the undeveloped leasehold acreage, the sellers have the option to obtain a working interest ranging from 10 to 20 percent in all new wells completed, effective upon Offshore obtaining project payout. Project payout for the wells completed by Offshore will occur when Offshore has received proceeds from production of the wells drilled in the amount equal to all actual costs of drilling, completing, re-completing, equipping, maintaining, producing and operating the new wells. If the sellers exercise their options in their entirety, the sellers' working interest will remain in effect until the sellers have recovered the sum of $7 million out of their proportionate shares of proceeds from production sales net of recoverable costs and expenses proportionate to their working interests in the wells drilled. The working interests obtained by the sellers as described above would then revert back to Offshore.


Item 5.           Other Events

         Bank Financing. Effective January 16, 1997, the Company and Drilling executed the First Amendment to Loan Agreement ("First Amendment") with Comerica Bank - Texas which provided for the increase of the senior credit facility to $50 million and the increase of the borrowing base

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("Borrowing  Base") to  approximately  $17  million.  The First  Amendment  also provided for extending the maturity date of the senior credit facility to February 1, 2000. The Borrowing Base is subject to monthly reductions of $75,000 for February and March, 1997 and thereafter is subject to monthly reductions of $333,000 until maturity or the next determination of the Borrowing Base. The Borrowing Base of $17 million shall remain in effect until February 1, 1998; however, the Company may request a redetermination prior to February 1, 1998 at the Company's sole expense.

         The interest rate options available to the Company are based either on a prime rate determination or a Eurodollar rate determination. The outstanding principal balance under the Borrowing Base will be subject to the Comerica Bank
- Texas prime rate plus 1/2 percent calculated on actual days of a year consisting of 365 days unless written notice is provided to the bank to elect an amount to be converted to a Eurodollar rate determination. The Company can select any amount of the outstanding principal under the Borrowing Base to be converted into terms of 30, 60, 90 or 180 day periods. The interest rate is based on the time period selected plus an incremental margin payable to Comerica Bank - Texas equivalent to 2.25% per annum. Interest under the Eurodollar rate is determined on actual days in a year based on 360 days. For any unused portion of the Borrowing Base, a commitment fee of 3/8ths of one percent per annum will be charged to the Company. Comerica Bank - Texas was paid a loan origination fee of $75,000 to facilitate the First Amendment.

The current outstanding principal balance is $13,300,000.

                  Private Placement of Preferred Stock.

         In August 1996, the Company engaged Reid Securities Corporation ("Reid") as its exclusive agent to assist the Company in effectuating the sales of equity in the Company by means of private placement to institutional investors. On January 15, 1997, the Company filed a Certificate of Designation, Preferences and Rights of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock ("Certificate") with the Secretary of State, Delaware. A copy of the Certificate is filed as an exhibit to this report. The Certificate amended the Company's Certificate of Incorporation to establish three new series of preferred stock consisting of 700,000 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, and 500,000 shares of Series C Preferred Stock, each having a par value of $.01 per share. The remaining 1,300,000 of the Company's 3,000,000 shares of authorized preferred stock remains undesignated. The Certificate provides for the rights, preferences, powers, restrictions and limitations of the respective series of preferred stock, and the summary of the rights, preferences and other terms of the respective series of preferred stock set forth herein is qualified in its entirety by reference to the Certificate attached hereto as an exhibit.

         Series A Preferred Stock. Pursuant to the Koch Agreement (as defined herein), 500,000 shares of Series A Preferred Stock were initially issued by the Company for consideration of $10 per share. Holders of the Series A Preferred Stock, which has a face value of $10, shall be entitled to receive, out of funds legally available, cumulative dividends at the rate of 15% of the face value payable on the first day of February, May, August and November of each year. The first dividend payment date will be May 1, 1997 and will include pro-rata dividends from the date of issuance on January 16, 1997 to May 1, 1997.

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         In the event of any voluntary or involuntary  liquidation,  dissolution or winding up of the Company, holders of Series A Preferred Stock shall have preference, second only to the senior credit facility, to the distribution of the assets of the Company up to an amount equal to the aggregate face value of the then outstanding Series A Preferred Stock plus accrued but unpaid dividends. The Company's merger, consolidation or any other combination into another corporation, partnership or other entity which results in the exchange of more than 50% of the voting securities of the Company requires the consent of the majority of the holders of the Series A Preferred Stock; however, the holders of the Series A Preferred Stock are not entitled to any other voting rights.

         If the Company completes a registered public offering before January 16, 2002, all of the outstanding shares of Series A Preferred Stock must be redeemed at face value plus any accrued and unpaid dividends. If the Company does not successfully complete a registered public offering by January 16, 2002, the holders of a majority of the outstanding Series A Preferred Stock after that date may at anytime during the first 10 days after each dividend payment date require the Company to redeem shares of the Series A Preferred Stock equal to 10% of the aggregate number of shares of Series A Preferred Stock the Company issued. The Company may redeem after January 16, 2003 all of the issued outstanding shares of Series A Preferred Stock if all accrued dividends have been declared and paid prior to the notice of redemption by the Company. The Company must pay a premium of 10% of the face value of the Series A Preferred Stock to effectuate such redemption.

         Series B Preferred Stock. Pursuant to the Koch Agreement (as defined herein), 500,000 shares of Series B Preferred Stock were issued by the Company for consideration of $10 per share. Holders of the Series B Preferred Stock, which has a face value of $10 per share, shall be entitled to receive, out of funds legally available, cumulative dividends at the rate of .035 shares of Series C Preferred Stock, which also has a face value of $10 per share. The dividend payment date for the Series B Preferred Stock is the first day of February, May, August and November of each year with the first dividend to be paid May 1, 1997 and shall include dividends beginning February 1, 1997. Dividends on the Series C Preferred Stock are payable in preference and priority to payment of dividends on the Series B Preferred Stock.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series B Preferred Stock shall have preference in the distribution of the assets of the Company after and subject to the payment of the senior credit facility and payment in full of all amounts, including accrued but unpaid dividends, required to be distributed to the holders of Series A Preferred Stock. The Series B Preferred Stock liquidation preference shall be in an amount equal to the aggregate face value of the then outstanding Series B Preferred Stock plus accrued but unpaid dividends.

         If the Company successfully completes a registered public offering on or before January 16, 2002 which results in gross proceeds greater than $15 million but less than $20 million each holder of Series B Preferred Stock may elect to require the Company to redeem not more than one-half of the then issued and outstanding shares of Series B Preferred Stock at an amount per share of Series B Preferred Stock equal to the offering price per share of common stock in the registered public offering. Any holders of Series B Preferred Stock electing to redeem shares will have an equal

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percentage  of Series B  Preferred  Stock  converted  into  common  stock of the
Company.

         Upon the successful completion of a registered public offering resulting in gross proceeds to the Company of more than $20 million and at a price per share of common stock which is equal to or greater than the per share value of the aggregate face value of the issued and outstanding Series B and Series C Preferred Stock divided by the total number of shares of common stock issuable upon conversion of the Series B Preferred Stock at the time of the offering, all outstanding Series B Preferred Stock shall be automatically converted into common stock of the Company. Thereafter, outstanding shares of the Series B Preferred Stock shall be deemed cancelled.

         If the Company does not successfully complete a registered public offering on or before January 16, 2002, then at any time after that date, but only during the first 10 days after each dividend payment date, the holders of a majority of the issued and outstanding Series B Preferred Stock may elect to require the Company to redeem up to 10% of the aggregate number of shares of Series B Preferred Stock issued by the Company. The Company may redeem after January 16, 2003, all of the issued and outstanding shares of Series B Preferred Stock if all accrued dividends have been declared and paid prior to the notice of redemption by the Company. The redemption price will be face value of all outstanding shares of Series B Preferred Stock plus a premium of 10% of the face value of Series B Preferred Stock.

         Holders of Series B Preferred Stock have the option and right at any time upon the surrender of certificates representing Series B Preferred Stock to convert each share of Series B Preferred Stock into 5.26795 fully paid and nonassessable shares of common stock of the Company, subject to adjustment as set forth in the Certificate. The holders of Series B Preferred Stock have certain anti-dilutive rights such that if any additional shares of common stock are issued by the Company at any time after January 16, 1997 but before conversion of any Series B Preferred Stock is converted and if the issue price per share of common stock is less than the then applicable conversion price, as defined in the Certificate, holders of the Series B Preferred Stock will be granted an adjustment to the number of shares of common stock issuable upon conversion. The initial conversion price per share is $1.898. The initial number of fully diluted shares at January 16, 1997 is 10,974,895, which is the sum of common shares currently issued and outstanding, shares of common stock reserved for current and future option plans, plus shares reserved for the exercise of warrants granted to certain subordinated debt holders on September 27, 1995 and those shares which are reserved pursuant to conversion rights of the Series B Preferred Stock. The aggregate number of shares of common stock into which the Series B Preferred Stock can initially be converted is 2,633,975 shares, subject to adjustment from time to time as set forth in the Certificate.

         Voting Rights - Series B Preferred Stock. Holders of all the issued and outstanding 500,000 shares of Series B Preferred Stock will collectively be eligible to cast votes equivalent to 24% of the then issued and outstanding shares of common stock on all matters submitted to the shareholders for vote at any annual or special shareholders meeting. If at any time the Company is in arrears in whole or in part with regard to quarterly dividends and such nonpayment remains in effect for three consecutive dividend payment dates, the holders of the Series B Preferred Stock may notify the Company of their election to exercise rights to cast votes equivalent to 51% of the then

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issued and outstanding shares of common stock. At any time that the holders hold less than 500,000 shares of Series B Preferred Stock, the voting percentage of either 24% or 51% is reduced on a pro-rata basis.

         Board of Directors. The holders of Series B Preferred Stock shall have the right to nominate and elect to the Company's Board of Directors nominees representing not less than one-third of the number of members constituting the Board of Directors so long as there are more than 200,000 shares of Series B Preferred Stock issued and outstanding. Koch has advised the Company that it shall nominate Dale G. Schlinsog, Vice President of Koch Capital Services, and Todd E. Banks, Chief Financial Officer of Koch Capital Services, to serve on the Board of Directors during the interim period and until the next election of directors at the annual meeting of shareholders. It is anticipated that the same individuals will be placed on the ballot for election at the annual meeting of shareholders to be held July 1, 1997.

         If at any time the issued and outstanding shares of Series B Preferred Stock are less than 200,000, the holders shall have the right to elect one director to the Company's Board.

         If at any time the Company is in arrears in whole or in part with regard to quarterly dividends and such nonpayment remains in effect for three consecutive quarters or, if a Significant Event (as defined in the Certificate) occurs, the holders have the right at any annual or special meeting of the shareholders to nominate and elect such number of individuals as shall after the election shall represent a majority of the number of directors constituting the Company's Board. A Significant Event shall mean and be deemed to exist if (i) the Company files a voluntary petition, or there is filed against the Company an involuntary petition, seeking relief under any applicable bankruptcy or insolvency law, (ii) a receiver is appointed for any of the Company's properties or assets, (iii) the Company makes or consents to the making of a general assignment for the benefit of creditors or (iv) the Company becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, its debts as they become due. At such time that there is a cure or waiver received in writing from the holders of a majority of the Series B Preferred Stock, the additional board members elected by the holders shall be removed from the Company's Board.

         Series C Preferred Stock. The holders of Series C Preferred Stock, which has a face value of $10 shall be entitled to receive cumulative dividends, out of funds legally available, at the rate of 14% of the face value payable on the first day of February, May, August and November of each year. The first dividend payment date will be May 1, 1997 and will include pro-rata dividends from January 16, 1997. Shares of Series C Preferred Stock will be issued as dividends on the Series B Preferred Stock. No shares of Series C Preferred Stock were initially issued in connection with consummation of the sale of the Series A and Series B Preferred Stock pursuant to the Koch Agreement.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the then outstanding Series C Preferred Stock shall have preference in the distribution of the assets of the Company, after and subject to the payment in full of all amounts required to be distributed to the holders of Series A and Series B Preferred Stock. The Series C

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Preferred  Stock  liquidation  preference  shall  be in an  amount  equal to the aggregate face value of the then outstanding Series C Preferred Stock plus accrued but unpaid dividends. Series C Preferred Stock shall not be entitled to any voting rights other than provided by law.

         If the Company successfully completes a registered public offering on or before January 16, 2002 resulting in gross proceeds to the Company of more than $20 million and at a price per share of common stock which is equal to or greater than the per share value of the aggregate face value of the issued and outstanding Series B and Series C Preferred Stock divided by the total number of shares of common stock issuable upon conversion of the Series B Preferred Stock at the time of the offering, all issued and outstanding Series B Preferred Stock shall be automatically converted into common stock of the Company and the Company then has the right to redeem all of the Series C Preferred Stock for a redemption price of $0.01 per share. The redemption shall occur on the same day on which the registered public offering is completed. If there is a partial conversion of Series B Preferred Stock, the Company has the right to redeem the number of shares of Series C Preferred Stock which were issued as dividends to such Series B Preferred Stock being redeemed. If the Company does not successfully complete a registered public offering on or before January 16, 2002, then at any time after January 16, 2002, but only during the first ten days after each dividend payment date, the majority of holders of Series C Preferred Stock may require the Company to redeem up to 10% of the aggregate number of shares of Series C Preferred Stock issued by the Company. The Company, at any time after January 16, 2003, may redeem all of the then issued and outstanding shares of Series C Preferred Stock at face value plus a premium of 10% of the face value if all accrued dividends have been paid before the notice of redemption.

         The holders of Series C Preferred Stock may not transfer shares independently and apart from the underlying shares of Series B Preferred Stock for which holders received such preferred stock. All shares of Series B and Series C Preferred Stock shall bear a legend which shall advise of the restrictions on transfer including that the shares have not been registered under the Securities Act of 1933 and that the shares are subject to the terms and conditions of the Certificate.

         Preferred Stock Purchase Agreement ("Koch Agreement"). Contemporaneously with the Righthand Creek acquisition, the Company and Koch concluded a $10 million private placement for the designated preferred stock as described above. Koch acquired 500,000 shares of Series A Preferred Stock for $5 million and 500,000 shares of Series B Preferred Stock for $5 million. Reid, as the investment banker, was paid $250,000 plus expenses from the proceeds for representing the Company in the private placement. Approximately $6 million of the proceeds of the private placement was used to acquire Righthand Creek. Approximately $2 million has been used by the Company to retire the Company's 11.5% Subordinated Notes dated September 27, 1995. The Company incurred approximately $300,000 in closing costs and other fees for the placement of the equity and the purchase of Righthand Creek. The remaining proceeds will be used to develop and workover various behind pipe or undeveloped reserves of Company owned oil and gas properties.

         The First Amendment to the senior credit facility provides for the payment of dividends on the various preferred stock acquired by Koch unless an event of default under the senior credit facility has occurred and is continuing. The Koch Agreement provides for certain restrictions on the

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Company's total indebtedness. The Company can only increase indebtedness through the senior credit facility; however, if the incurrence of additional debt results in the Company's total indebtedness exceeding 65% of the present value of the Company's proved reserves discounted at 12%, the Company cannot incur such additional debt. The Koch Agreement does provide Koch the right and option to purchase up to an additional 200,000 shares of Series A Preferred Stock at the face value of $10 per share of Series A Preferred Stock at any time after January 16, 1999 but on or before January 16, 2000. This option may be exercised in whole or in part. The Koch Agreement also provides for a financing right of first refusal. If the Company intends to issue new securities, it shall give Koch written notice of such intention, describing the amount of funds the Company wishes to raise, the type of new securities to be issued, the price and general terms. Koch has 15 days from the date of receipt of notice to agree to purchase all or part of such new securities.

         Under the Koch Agreement and pursuant to a Master Commodity Swap Agreement between the Company and Koch Oil Company, the Company has agreed to put in place a price risk protection program in the form of one or more swap, hedge, floor or collar agreements to be in place for the Company's net oil and gas production, using a 6:1 gas/oil ratio, so long as Koch owns any preferred stock in the Company. Subject to the conditions of the First Amendment with Comerica Bank - Texas, the Company is restricted to placing the following volume and pricing parameters for any commodity swap transactions of aggregate crude oil barrels equivalent, net to the Company's interest as follows:

                  (a) For the period of November 1, 1996 through October 31, 1997, 700 Bbls oil equivalent at a base price of $20.09/Bbl

                  (b) For the period of November 1, 1997 through October 31, 1998, 600 Bbls oil equivalent at a base price of $20.06/Bbl

                  (c) For the period of November 1, 1998 through October 31, 1999, 500 Bbls oil equivalent at a base price of $20.23/Bbl

         The Company has also agreed to enter into negotiations with Koch to enter into one or more marketing agreements within 30 days of closing for the purchase, sale and transportation of all oil and gas products produced by the Company so long as Koch owns a majority of the Series B Preferred Stock. The Company currently has a marketing agreement in place with another party, therefore the marketing agreement to be negotiated with Koch will become effective at such time when the existing contract expires. The marketing agreement to be negotiated with Koch shall be at arms-length, for a term of not less than five years and shall incorporate terms and conditions satisfactory to the Company and Comerica Bank - Texas.

         As a condition to consummating the Koch Agreement, Robert A. Buschman, Guy Bob Buschman, Koch and the Company executed a Stockholders Agreement ("Stockholders Agreement"). Under the terms of the Stockholders Agreement, if prior to January 18, 2002, either Buschman proposes to accept an offer to sell their shares of the Company's common stock, then either Buschman shall notify Koch regarding such offer and Koch may elect to participate in the sale of common stock on the same terms and conditions. Excluded from the limitations in the Stockholders Agreement are certain Permitted Transfers more fully described therein. Likewise, Koch may not sell any Series B Preferred Stock to an outsider, as defined in the agreement, without first offering the Series B Preferred Stock to the Buschmans. Pursuant to the Stockholders Agreement the Buschmans also agreed to vote shares owned by them for any Koch nominees to the Board of Directors from and after conversion of the Series B Preferred Stock to Common Stock.

         The Stockholders Agreement will terminate upon the earlier of:

                  (a) consummation of a public offering which results in aggregate net proceeds of not less than $20 million;

                  (b)       death of either party  thereto;

                  (c) Koch ceases to own 50,000 shares of Series A Preferred Stock, 50,000 shares of Series B Preferred Stock, or more than 10% of common stock shares;

                  (d) either Buschman ceases to own more than 10% of outstanding common stock; or

                  (e)       five years.

         An additional condition of closing required that Guy Bob Buschman, President and Chief Executive Officer, and Gary Scheele, Vice President and Chief Financial Officer, enter into employment agreements with the Company and Drilling for initial terms of five years which may be renewed annually thereafter at base salaries of $125,000 and $100,000 per annum, respectively. Any subsequent increase in base salaries, payment of bonuses or grants of stock options will be at the sole discretion of the Board of Directors. Under terms of the employment agreement, Buschman and Scheele are provided company vehicles for business and personal use at the sole expense of the Company. The Company may terminate the employment agreements at any time for cause by providing 15 days notice to the individuals, or at its sole discretion pay the individual for 15 days in lieu of notice. If the individual is terminated without cause, the Company shall pay the individual three years of the annual base salary in effect, and, also an amount sufficient, after taking into effect individual's federal and state income taxes, to pay the exercise price of any options granted, and pay the individual's COBRA cost for eighteen months following the termination date.

         The Registration Rights Agreement grants Koch up to three demand registration rights upon notice to the Company from holders of at least 40% of the Registrable Securities, which is defined in the Registration Rights Agreement to mean the Common Stock issued and issuable upon conversion of the Series B Preferred Stock, including any dividends or distributions thereon. Whenever a demand registration is made, the Company shall be entitled to include in any registration statement shares of Common Stock to be sold by other holders of Common Stock with registration rights that allow such holders to participate in the registration and shares of Common Stock to be sold by the Company for its own account, subject to underwriter's cutbacks.

         The Company may not cause any other registration of securities for sale for its own account or for persons other than a holder of Registrable Securities (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable, or as may be required pursuant to the terms of those certain Warrant Agreements, as amended through the date hereof, issued by the Company in connection with the Company's 1995 11.50% Subordinated Notes) to become effective less than 180 days after the effective date of any demand registration required pursuant to the terms of the Registration Rights Agreement.

         The Company has limited rights to postpone or avoid the demand registration obligations contained in the Registration Rights Agreement under certain circumstances, such as when the Company is already preparing a registration statement when a demand is received, when the Board of Directors shall determine in good faith that an offering would interfere materially with a pending or contemplated financing, merger, sale of assets, recapitalization or other similar corporate action of the Company, or when the Board of Directors shall determine in good faith that the disclosures required in connection with such a registration could reasonably be expected to materially adversely affect the business or prospects of the Company.

         The Registration Rights Agreements also provides for "piggyback" registration rights for holders of Registrable Securities. If the Company at any time proposes a Registered Public Offering, it must give written notice to all holders of Registrable Securities of its intention to do so. Upon the written request of any holders of Registrable Securities given within 20 days after transmittal by the Company to the holders of such notice, the Company will, subject to the limits contained in the Registration Rights Agreement, including underwriter cutbacks, use its best efforts to cause those Registrable Securities of said requesting holders to be included in such registration statement.

         The following documents are attached as exhibits to this report: (1) Certificate of Designation, Preferences and Rights of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock of Rio Grande, Inc. dated January 15, 1997; (2) Preferred Stock Purchase Agreement between Koch Exploration Company and Rio Grande, Inc. dated January 16, 1997; (3)
Registration Rights Agreement between Rio Grande, Inc. and Koch Exploration Company dated January 16, 1997; (4) Stockholders Agreement between Robert A. Buschman, Guy Bob Buschman, Rio Grande, Inc., and Koch Exploration Company dated January 16, 1997; (5) First Amendment to Loan Agreement between Rio Grande, Inc., Rio Grande Drilling Company and Comerica Bank - Texas dated January 15, 1997; (6) Employment Agreement between Rio Grande, Inc., Rio Grande Drilling company and Guy Bob Buschman dated January 16, 1997; (7) Employment Agreement between Rio Grande, Inc., Rio Grande Drilling Company and Gary Scheele dated January 16, 1997; and (8) Master Commodity Swap Agreement between Rio Grande, Inc. and Koch Oil Company dated January 16, 1997.

         All summaries of any terms and provisions of any of these agreements set forth above and any reference thereto is qualified in its entirety by reference to the actual agreements and documents filed herewith as exhibits.

Item 7.           Financial Statements and Exhibits

                  (a)      Financial Statements

                           Because the historical financial records for the acquisition of Righthand Creek were not accessible from the seller prior to the closing date, it is impracticable to provide the required financial statements for the acquisition at the time this Form 8-K is filed. The Company anticipates that the required financial information relative to the Righthand Creek acquisition will be filed in a Form 8-K/A prior to March 31, 1997.

                  (b)      Exhibits

                           Number                  Document

                           4(i) Certificate of Designation, Preferences and Rights of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock of Rio Grande, Inc. dated January 15, 1997 (E-1).

                           4(j) Preferred Stock Purchase Agreement between Koch Exploration Company and Rio Grande, Inc. dated January 16, 1997 (E-35).

                           4(k) Registration Rights Agreement between Rio Grande, Inc. and Koch Exploration Company dated January 16, 1997 (E-79).

                           4(l) Stockholders Agreement between Robert A. Buschman, Guy Bob Buschman, Rio Grande, Inc., and Koch Exploration Company dated January 16, 1997 (E-95).

                           10(k) First Amendment to Loan Agreement between Rio Grande, Inc., Rio Grande Drilling Company and Comerica Bank - Texas dated January 15, 1997 (E-107).

                           10(l) Employment Agreement between Rio Grande, Inc., Rio Grande Drilling Company and Guy Bob Buschman dated January 16, 1997 (E-138).

                           10(m) Employment Agreement between Rio Grande, Inc., Rio Grande Drilling Company and Gary Scheele dated January 16, 1997 (E-148).

                           10(n) Master Commodity Swap Agreement between Rio Grande, Inc. and Koch Oil Company dated January 16, 1997 (E-158).

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             RIO GRANDE, INC.



                                             By:     /s/
                                                 Guy Bob Buschman, President


Dated:            January 31, 1997

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS

                                       OF

                            SERIES A PREFERRED STOCK
                            SERIES B PREFERRED STOCK
                            SERIES C PREFERRED STOCK

                                       OF

                                RIO GRANDE, INC.


         RIO GRANDE, INC., a Delaware corporation (the "Company"), acting pursuant to Section 151 of the General Corporation Law of Delaware, does hereby submit the following Certificate of Designation, Preferences and Rights of its Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

         FIRST: The name of the Company is Rio Grande, Inc.

         SECOND: At a duly called meeting of the Board of Directors of the Company held January 15, 1997, the following resolutions were duly adopted:

         WHEREAS the Certificate of Incorporation of the Company authorizes preferred stock consisting of 3,000,000 shares, par value $.01 per share ("Preferred Stock"), issuable from time to time in one or more series, and common stock consisting of 12,000,000 shares, par value $.01 per share ("Common Stock"); and

         WHEREAS the Board of Directors of the Company is authorized to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

         WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in three new series of Preferred Stock, to wit: 700,000 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock and 500,000 shares of Series C Preferred Stock, having the respective rights, preferences, powers, restrictions and limitations described below;

         NOW, THEREFORE, BE IT RESOLVED that pursuant to Section 4 of the Company's Certificate of Incorporation, as amended, there is hereby established the following series of Preferred Stock, par value $.01, of the Company to have the following designations, rights, preferences, powers, restrictions and limitations, which shall be deemed to be set forth in a supplement to Section 4 of the Company's Certificate of Incorporation:

A.       Series A Preferred Stock.

         There is hereby established a Series A Preferred Stock, consisting of 700,000 shares, having a face value of $10.00 per share (the "Face Value") and having the rights, preferences, powers, restrictions and limitations set forth in this Article A. For all purposes in this Article A pertaining to the Series A Preferred Stock, the term "Junior Stock" shall include Series B Preferred Stock, Series C Preferred Stock, Common Stock and other capital stock of the Company not expressly designated to be on parity with or senior to the Series A Preferred Stock.

         A.1.     Dividends.

         The holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of 15% of the Face Value of the Series A Preferred Stock (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share per annum, payable in preference and priority to any payment of any cash dividend on Junior Stock and payable on the first day of February, May, August and November of each year ("Dividend Payment Date"), when and as declared by the Board of Directors of the Company; provided that the first Dividend Payment Date shall be May 1, 1997 and such dividend payment shall include pro-rata dividends from the date of issuance of the Series A Preferred Stock to January 31, 1997.

         Such dividends shall accrue with respect to each share of Series A Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Company. At the earlier of: (i) prior to the redemption of the Series A Preferred Stock; (ii) three (3) days prior to the consummation of an underwritten Registered Public Offering of the type described in Section A.4(a); or (iii) the liquidation of the Company, the sale of the Company or, directly or indirectly, all or substantially all of its assets, or the merger, consolidation or other combination of the Company with another entity in a transaction in which the Company is not the surviving entity, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of Series A Preferred Stock. No accumulation of dividends on the Series A Preferred Stock shall bear interest.

         A.2.     Liquidation, Dissolution or Winding Up.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to the Face Amount per share of Series A
Preferred  Stock plus any  accrued  but unpaid  dividends  to the  payment  date
(whether  or  not  declared)  (the  "Liquidation   Value").  If  upon  any  such
liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (b) Unless the holders of a majority of the Series A Preferred Stock then outstanding otherwise consent in writing or by vote, the merger, consolidation or other combination of the Company into or with another corporation, partnership, limited liability company or other entity which results in the exchange of more than 50% of the voting securities of the Company for securities or other consideration issued or paid or caused to be issued or paid by such other corporation, partnership, limited liability company or other entity or an affiliate thereof, or the sale, directly or indirectly, of all or substantially all the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section, and shall entitle the holders of Series A Preferred Stock to receive at the closing, in cash, securities or other property, the amounts as specified in Section A.2(a) above. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Company.

         A.3.     Voting.

         (a) Generally. Except as otherwise provided by applicable law or as provided in this Section A, Series A Preferred Stock shall not entitle the holders thereof to any voting rights.

         (b) No Impairment. The Company shall not amend, alter or repeal preferences, rights, powers or other terms of the Series A Preferred Stock, whether in the Certificate of Incorporation or Bylaws of the Company or otherwise, so as to affect adversely the Series A Preferred Stock, or amend, alter or repeal this Section A.3, without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock or other capital stock which is on a parity with or has preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the Series A Preferred Stock.

         (c) Common Stock Dividends. Prior to January 16, 1999, or if at any time the Company is in arrears in the payment of dividends as set forth in Section A.1, the Company shall not declare or pay cash dividends or other distributions on or with respect to shares of Common Stock without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

         A.4.     Redemption of the Series A Preferred Stock.

         (a) Mandatory Redemption. If, on or before January 16, 2002, the Company completes successfully a Registered Public Offering, the Company shall redeem (unless otherwise prevented by law) all (but not less than all) outstanding shares of Series A Preferred Stock (a "Mandatory Redemption") at an amount per share equal to the Face Value plus accrued but unpaid dividends on such shares, if any, accrued to the date of redemption (the "Mandatory Redemption Price"). As used herein, "Registered Public Offering" shall refer to a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration effected in connection with an employee benefit plan or a transaction of a type specified in Rule 145 under such Act (or any successor thereto). The redemption shall occur on the same day on which the Registered Public Offering is consummated (the "Mandatory Redemption Date").

         Not more than 60 days nor less than 10 days before the Mandatory Redemption Date, the Company shall send notice of the Mandatory Redemption by first-class certified mail, postage prepaid and return receipt requested, to the holders of the shares of Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section A.4(a) and shall specify the Mandatory Redemption Date and the time and place of the Mandatory Redemption. Before, on or after the Mandatory Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Mandatory Redemption Notice, and thereupon the Mandatory Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. Notwithstanding delivery of a Mandatory Redemption Notice in accordance with this Section A.4(a), any such notice shall be deemed conditional and expressly subject to consummation of the Registered Public Offering referred to hereinabove, and if said Registered Public Offering shall not be consummated, any such Mandatory Redemption Notice shall be deemed void ab initio and of no force and effect.

         (b) Redemption at Option of Majority of Holders. If the Company does not successfully complete a Registered Public Offering (as described in Section A.4(a)) on or before January 16, 2002, then at any time after January 16, 2002 but only at any time during the first 10 days after each Dividend Payment Date (the "Redemption Election Period") the holders of a majority of the then issued and outstanding shares of Series A Preferred Stock (the "Majority Holders") may elect to require the Company to redeem shares of Series A Preferred Stock at an amount equal to the Face Value plus accrued but unpaid dividends to the respective dates of redemption of the shares (the "Optional Redemption Price") in accordance with this Section A.4(b). The Majority Holders may require the Company to redeem with respect to each Redemption Election Period up to that number of shares of Series A Preferred Stock equal to 10% of the aggregate number of shares of Series A Preferred Stock that the Company has issued (whether or not then issued or outstanding, including shares of Series A Preferred Stock that were issued and subsequently redeemed or otherwise cancelled) as of the beginning of such Redemption Election Period.

         If the Majority Holders elect to cause such a redemption, they shall so notify the Company in writing (the "Redemption Exercise Notice"). Upon receipt of the Redemption Exercise Notice the Company shall promptly (and in any event within 10 days of receipt of the Redemption Exercise Notice) notify all holders of Series A Preferred Stock of such election by sending a notice (the "Optional Redemption Notice") by first class certified mail, postage prepaid and return receipt requested to the holders of Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The Optional Redemption Notice shall refer to this Section A.4(b) and shall specify the last day of the month following the month during which the Company received the Redemption Exercise Notice as the date on which shares of Series A Preferred Stock will be redeemed in accordance with this Section A.4(b) (the "Optional Redemption Date"). The Company shall promptly notify (the "Section A.4(b) Redemption Notice") each holder of Series A Preferred Stock of the number of shares of Series A Preferred Stock held by such holder which are being redeemed pursuant to this Section on any Optional Redemption Date. An election by the Majority Holders in accordance with this Section A.4(b) shall be binding upon all holders of the Series A Preferred Stock, and shares of Series A Preferred Stock shall be redeemed pro rata among all holders of said shares to give effect to the provisions of this Section A.4(b).

         Upon receipt of the Section A.4(b) Redemption Notice, and before, on or after the Optional Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section A.4(b) Redemption Notice, and thereupon the Optional Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. The Company shall promptly reissue to such holders (or their nominees) certificates evidencing any shares of Series A Preferred Stock represented by the surrendered certificates which are not redeemed.

         (c) Redemption at the Option of the Company. The Company may at any time after January 16, 2003 redeem all of the then issued and outstanding shares of Series A Preferred Stock as set forth in this Section A.4(c) if all accrued dividends have been declared and paid to the holders of record of the outstanding shares of Series A Preferred Stock through the most recent Dividend Payment Date. The date of such redemption (the "Company Redemption Date") shall be designated in the notice described in the succeeding paragraph and must be a date within ten (10) business days after a Dividend Payment Date. The redemption price for any redemption pursuant to this Section A.4(c) (the "Company Redemption Price") shall be the Face Value of all of the outstanding shares of Series A Preferred Stock plus an additional amount equal to 10% of the Face Value of such outstanding shares of Series A Preferred Stock.

         Not more than sixty (60) days nor less than fifteen (15) days before the Company Redemption Date, the Company shall send notice of the redemption by first-class, certified mail, postage prepaid and return receipt requested, to all of the holders of the shares of Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section A.4(c) and shall specify the Company Redemption Date and the time and place of the redemption. Before, on or after the Company Redemption Date, each holder of Series A Preferred Stock shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Company Redemption Notice, and thereupon the Company Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

         (d) Provision for Payment. "Redemption Date" shall refer to the Mandatory Redemption Date (in the case of redemptions governed by Section
A.4(a)), an Optional Redemption Date (in the case of redemptions governed by Section A.4(b)), and a Company Redemption Date (in the case of redemptions governed by Section A.4(c). "Redemption Price" shall mean the amount to be paid by the Company on a particular Redemption Date pursuant to Section A.4(a) (as the Mandatory Redemption Price), Section A.4(b) (as the Optional Redemption Price), or Section A.4(c) (as the Company Redemption Price) as applicable. On or prior to each Redemption Date, the Company shall deposit the Redemption Price of all shares of Series A Preferred Stock designated for redemption on that Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the related Redemption Date upon receipt of notification from the Company that such holder has surrendered his share certificate to the Company pursuant to Section A.4(a), Section A.4(b) or Section A.4(c) above. As of the Redemption Date, the deposit shall constitute full payment of the shares being redeemed on that Redemption Date, and from and after the Redemption Date the shares so called for redemption on that Redemption Date shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. The balance of any moneys deposited by the Company pursuant to this Section A.4(d) remaining unclaimed at the expiration of three
(3) years following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

         (e) Rights Upon Redemption. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock to be redeemed on that Redemption Date as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. At any time thereafter when additional funds of the Company in excess of One Hundred Thousand Dollars ($100,000) are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on any Redemption Date, but which it has not redeemed. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

         (f) Cancellation of Redeemed Stock. Any shares of Series A Preferred Stock redeemed pursuant to this Section shall be cancelled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Company's capital stock.

         (g) Acquisition by Company. The Company will not, and will not permit any subsidiary of the Company to, purchase or acquire any shares of Series A Preferred Stock otherwise than pursuant to (A) the terms of this Section A.4 or
(B) an offer made on the same terms to all holders of Series A Preferred Stock at the time outstanding.

                  A.5.     No Sinking Fund.

         There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series A Preferred Stock or the redemption of any shares thereof.

B.       Series B Preferred Stock

         There is hereby established a Series B Preferred Stock, consisting of 500,000 shares, having a face value of $10.00 per share (the "Face Value") and having the rights, preferences, powers, restrictions and limitations set forth in this Article B. Except as set forth herein, for all purposes in this Article B pertaining to the Series B Preferred Stock, the term "Junior Stock" shall include Series C Preferred Stock, Common Stock and other capital stock of the Company not expressly designated to be on parity with or senior to the Series B Preferred Stock; provided, however, that Series C Preferred Stock shall not be junior to the Series B Preferred Stock with respect to the payment of dividends as set forth in Section C.1 and Section B.1, respectively, and dividends on the Series C Preferred Stock shall be payable in preference and priority to any payment of dividends on the Series B Preferred Stock.

         B.1.  Dividends.

         The holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of .035 shares of Series C Preferred Stock (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per fiscal quarter of the Company per share of Series B Preferred Stock. On the earlier to occur of (i) the date on which the Company does not have a sufficient number of shares of Series C Preferred Stock available for issue as dividends hereunder or (ii) the date on which any shares of Series B Preferred Stock are redeemed pursuant to Section B.4 below, then in lieu of the dividend described in the first sentence of this Section B.1, the holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative cash dividends compounded annually at the rate of 14% of the Face Value of the Series B Preferred Stock per share per annum (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). All dividends on Series B Preferred Stock shall be payable in preference and priority to any payment of any dividend on Junior Stock, but payable after any payment of any dividend on Series A Preferred Stock and Series C Preferred Stock, and payable on the first day of February, May, August and November of each year ("Dividend Payment Date"), when and as declared by the Board of Directors of the Company; provided that the first Dividend Payment Date shall be May 1, 1997 and shall include dividends beginning February 1, 1997.

         Such dividends shall accrue with respect to each share of Series B Preferred Stock beginning on February 1, 1997 and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series B Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Company. At the earlier of: (i) prior to the redemption of the Series B Preferred Stock;
(ii) three (3) days prior to the consummation of an underwritten Registered Public Offering of the type described in Section B.4(a); or (iii) the liquidation of the Company, the sale of the Company or, directly or indirectly, all or substantially all of its assets, or the merger, consolidation or other combination of the Company with another entity in a transaction in which the Company is not the surviving entity, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of Series B Preferred Stock. No accumulation of dividends on the Series B Preferred Stock shall bear interest.

         Within ten (10) days after each Dividend Payment Date, holders of Series B Preferred Stock will receive written notification from the Company or the transfer agent specifying the number of shares of Series C Preferred Stock paid as a dividend and the recipient's aggregate holdings of Series C Preferred Stock as of that Dividend Payment Date and after giving effect to the dividend. Certificates evidencing the shares of Series C Preferred Stock issued as dividends on the Series B Preferred Stock shall be mailed promptly by the Company to the holders of record of the Series B Preferred Stock as their names and addresses appear on the share register of the Company or at the office of the transfer agent on the corresponding Dividend Payment Date.

         B.2.  Liquidation, Dissolution or Winding Up.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of Series A Preferred Stock of the Company, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $10 per share of Series B Preferred Stock plus accrued but unpaid dividends to the payment date (whether or not declared) (the "Liquidation Value"). If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (b) Unless the holders of a majority of the Series B Preferred Stock then outstanding otherwise consent in writing or by vote, the merger, consolidation or other combination of the Company into or with another corporation, partnership, limited liability company or other entity which results in the exchange of more than 50% of the voting securities of the Company for securities or other consideration issued or paid or caused to be issued or paid by such other corporation, partnership, limited liability company or other entity or an affiliate thereof, or the sale, directly or indirectly, of all or substantially all the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section, and shall entitle the holders of Series B Preferred Stock to receive at the closing in cash, securities or other property the amounts as specified in Section B.2(a) above. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Company.

         B.3.     Voting.

         (a) General Right. In addition to the other voting rights provided by this Section B or provided by applicable law, each holder of outstanding shares of Series B Preferred Stock shall be entitled to vote the Weighted Number of Votes (as defined below) related to the number of shares of Series B Preferred Stock held by such holder at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. "Weighted Number of Votes" as to one share of Series B Preferred Stock means as of any particular date the quotient of the Targeted Voting Power as of such date divided by the number of shares of Series B Preferred Stock issued and outstanding as of such date. For so long as 500,000 shares of Series B Preferred Stock are issued and outstanding, the "Targeted Voting Power" shall mean, as of a particular date on which the vote of stockholders is taken, that number of votes necessary to result in all of the holders of the then issued and outstanding shares of Series B Preferred Stock holding collectively 24% of the votes eligible for casting on that date and the holders of the then issued and outstanding shares of Common Stock holding, collectively, 76% of the votes eligible for casting on that date. Notwithstanding the foregoing, if at any time the Company shall be in arrears in whole or in part with regard to quarterly dividends as specified in Section B.1 for three (3) consecutive Dividend Payment Dates, the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock may notify the Company of their election to exercise their rights under this sentence and, upon the Company's receipt of such notice and unless and until the Company distributes in full to the holders of Series B Preferred Stock all dividends which are in arrears, the "24%" percentage contained in the definition of "Targeted Voting Power" shall be deemed to be "51%", subject to adjustment as set forth below. If at any time less than 500,000 shares of Series B Preferred Stock are issued and outstanding, then the percentages specified above in the definition of "Targeted Voting Power" (i.e., 24% or 51%, as the case may be) shall be reduced by multiplying said Targeted Voting Power by a fraction, the numerator of which shall be the number of shares of Series B Preferred Stock which are then issued and outstanding and the denominator of which shall be 500,000.

         Except as provided by law, by the provisions of Subsection B.3(b), B.3(c) or B.3(d) or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

         (b) No Impairment. The Company shall not amend, alter or repeal preferences, rights, powers or other terms of the Series B Preferred Stock, whether in the Certificate of Incorporation or Bylaws of the Company or otherwise, so as to affect adversely the Series B Preferred Stock, or amend, alter or repeal this Section B.3, without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock or other capital stock which is on a parity with or has preference or priority over the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the Series B Preferred Stock.

         (c) Voting on other Certain Events. Without the prior written consent or affirmative vote of the holder(s) of a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, in person or by proxy, either in writing without a meeting or at a special or annual meeting of shareholders called for the purpose, the Company shall not, and it will cause its subsidiaries not to:

                           (i) authorize or issue shares of any class of stock (other than the Series A and Series C Preferred Stock authorized hereby) having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock;

                           (ii) permit the number of directors constituting the Board of Directors of the Company to be less than six or more than nine;

                           (iii) reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock;

                           (iv) engage in any business other than acquiring, producing, selling and developing oil and gas properties and exploring for, producing, transporting, marketing and selling oil, natural gas and related hydrocarbons;

                           (v) repurchase or agree to repurchase more than 12,500 shares of its Common Stock or any options, warrants or other rights to acquire shares of its Common Stock; provided, however, this provision shall not be interpreted as limiting the redemption rights of the Company or the holders of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock as set forth in this Certificate of Designation, or as limiting the ability of the Company with Board approval to repurchase up to 75,000 shares of Common Stock (or rights to acquire Common Stock) from employees other than Robert A. Buschman, Guy Bob Buschman, or Gary Scheele);

                           (vi) without limiting any other right of the holders of Series B Preferred Stock, pay cash dividends or make any other distribution on any shares of Common Stock at any time prior to January 16, 1999;

                           (vii) enter into, or permit a Subsidiary to enter into, any new agreement or make any amendment to any existing agreement, which by its terms would restrict the Company's performance of its obligations to holders of Series B Preferred Stock; or

                           (viii) reduce the percentage of shares of Series B Preferred Stock required to consent to any of the above matters, or alter or negate the need for such consent.

                           (d)      Board of Directors.

                  (i) For so long as there are more than 200,000 shares of Series B Preferred Stock issued and outstanding, the holders of the Series B Preferred Stock shall have the right at each stockholder meeting for the election of directors and from time to time, voting as a class separate and apart from the Common Stock, to nominate and elect to the Company's board of directors ("Board"), that number of individuals (the "Series B Nominees") who, immediately after giving effect to their election and at all times thereafter, represent not less than one-third of the number of members constituting the Board; provided, however, that if there are less than 200,000 shares of Series B Preferred Stock issued and outstanding, the holders of the Series B Preferred Stock shall have the right to elect one member of the Board of Directors; and provided further that a majority of the holders of Series B Preferred Stock may waive the foregoing rights in whole or in part and designate a lesser number of Series B Nominees for election as directors at any stockholder meeting for the election of directors, which waiver shall be effective until the next annual meeting of stockholders.

                  (ii) In the event (A) the Company shall be in arrears in whole or in part with regard to quarterly dividends as specified in Section B.1 for three (3) consecutive Dividend Payment Dates or (B) does not redeem the Series B Preferred Stock on the Redemption Date as required in Section B.4 or (C) a Significant Event occurs (the occurrence of any of the events described in (A), (B) or (C) being an "Additional Board Election Event"), and so long thereafter as such failure to pay dividends or redeem shares or Significant Event remains uncured (the "Additional Board Election Period"), the holders of the Series B Preferred Stock shall have the right at any annual or special meeting of stockholders, voting as a class separate and apart from the Common Stock, to nominate and elect to the Company's Board such number of individuals (the "Additional Nominees") who, immediately after giving effect to their election together with the persons serving on the Board pursuant to Section B.4(d)(i), if any, represent a majority of the number of members constituting the Company's Board. A "Significant Event" shall mean and be deemed to exist with respect to the Company if (i) the Company files a voluntary petition, or there is filed against the Company an involuntary petition, seeking relief under any applicable bankruptcy or insolvency law, (ii) a receiver is appointed for any of the Company's properties or assets, (iii) the Company makes or consents to the making of a general assignment for the benefit of creditors or (iv) the Company becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, its debts as they become due. If an Additional Board Election Event occurs, the following shall apply:

                         (x) Upon the  request of the  holders of a majority  of
                   the Series B Preferred Stock, the Company shall call a special meeting ("Special Meeting") of the Company's stockholders as a result of the occurrence of an Additional Board Election Event, such Special Meeting to be held as soon as reasonably practicable but not later than sixty (60) days thereafter. The failure of the holders of the Series B Preferred Stock to exercise their rights under this clause
                   (x) shall not constitute a waiver of their right to exercise such right in the future.

                         (y) At the Special  Meeting and if a quorum  consisting
                   of the holders of a majority of the Series B Preferred Stock are present in person or by proxy, the Additional Nominees shall be nominated and elected by the vote as a class of the Series B Preferred Stock with each share of Series B

                   Preferred Stock entitled to one vote. Once elected, the Additional Nominees shall serve until the Additional Board Election Period terminates, subject to their reelection each year by the Series B Preferred Stock, as provided for herein, at the annual meeting of the Company.

                         (z) The Additional Board Election Period shall terminate by reason of the cure or waiver in writing (signed by the holders of a majority of the Series B Preferred Stock) of the Additional Board Election Event and at such time, subject to revesting of such rights in the event of a subsequent occurrence of an Additional Board Election Event thereafter, the term of office of the Additional Nominees shall terminate with respect to such Additional Board Election Period, the right of the Series B Stock to nominate the Additional Nominees shall expire with respect to such Additional Board Election Period and the Additional Nominees shall thereupon be deemed to have been removed as members of the Board.

                  (iii) Except as set forth in Section B.3(d)(ii)(z), no Board member elected by the holders of Series B Preferred Stock pursuant to this Section B.3(d) (a "Nominee") may be removed from the Board without the consent of the holders of a majority of the Series B Preferred Stock voting together as a class, with each share of Series B Preferred Stock having one vote. Any vacancy on the Board caused by the death, resignation or removal of any Nominee shall be filled promptly by another person nominated by the holders of a majority of the Series B Preferred Stock at a special meeting of the Company's stockholders held for that purpose. Upon the request of the holders of a majority of the Series B Preferred Stock, the Company shall call a special meeting of the Company's stockholders as a result of any vacancy on the Board caused by the death, resignation or removal of any Nominee; such special meeting shall be held as soon as reasonably practicable but not later than sixty (60) days thereafter (or such shorter period as may be permitted by law). The failure of the holders of the Series B Preferred Stock to exercise their rights under this subsection (iii) shall not constitute a waiver of their right to exercise such right in the future. At the special meeting and if a quorum consisting of the holders of a majority of the Series B Preferred Stock are present in person or by proxy, the person designated by the holders of Series B Preferred Stock to fill such vacancy shall be nominated and elected by the vote as a class of the Series B Preferred Stock with each share of Series B Preferred Stock entitled to one vote.

         (e) Common Stock Dividends. Prior to January 16, 1999, or if at any time the Company is in arrears in the payment of dividends as set forth in Section B.1, the Company shall not declare or pay cash dividends or other distributions on or with respect to shares of Common Stock without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

         B.4.     Redemption of the Series B Preferred Stock.

         (a) Optional Redemption On or Before January 16, 2002 at Option of Majority Holders. If, on or before January 16, 2002, the Company completes successfully a Registered Public Offering resulting in gross proceeds to the Company of more than $15,000,000 but less than or equal to $20,000,000, each holder of Series B Preferred Stock may elect to require the Company to redeem not more than one-half (1/2) of the then issued and outstanding shares of Series B Preferred Stock owned by such holder as provided below (a "Section B.4(a) Redemption") at an amount per share of Series B Preferred Stock equal to the offering price per share of the Common Stock in such Registered Public Offering (the "Section B.4(a) Redemption Price"). Upon such an election, an equal percentage of Series B Preferred Stock held by any such holder shall be converted in accordance with the provisions of Section B.6(b), below. As used herein, "Registered Public Offering" shall refer to a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration effected in connection with an employee benefit plan or a transaction of a type specified in Rule 145 under such Act (or any successor thereto).

         Not more than three days after the filing with the Securities and Exchange Commission of the Registration Statement related to the Registered Public Offering, the Company shall send notice of the Registered Public Offering by first-class certified mail, postage prepaid and return receipt requested, to the holders of the shares of Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section B.4(a), shall specify the projected closing date and the estimated range of the offering price per share of the Common Stock in such Registered Public Offering and shall include a copy of the preliminary prospectus filed by the Company with the SEC relating to the Registered Public Offering. Each holder of Series B Preferred Stock shall have the right, at any time on or before the 15th day after the date on which the Company mailed such notice, to deliver written notice (the "Election Notice") to the Company electing to have a specified portion (but not more than 1/2) of such holder's Series B Preferred Stock redeemed by the Company pursuant to this Section B.4(a); provided such election may be conditioned upon the Section B.4(a) Redemption Price being not less than the minimum amount specified in such holder's Election Notice. The Company shall promptly notify (the "Section B.4(a) Redemption Notice") each holder of Series B Preferred Stock of the number of shares of Series B Preferred Stock held by such holder which are being redeemed pursuant to this Section. The redemption (and conversion pursuant to Section B.6(b)) shall occur and be effective in all respects on the same day on which the Registered Public Offering is consummated (the "Section B.4(a) Redemption Date"), and thereafter the holder of shares being redeemed pursuant to this Section B.4(a) shall have only the rights set forth in Sections B.4(d) and Section B.4(e) hereof.

         Before, on or after the Section B.4(a) Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section B.4(a) Redemption Notice, and thereupon the Section B.4(a) Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. The Company shall promptly reissue to such holders (or their nominees) certificates evidencing the shares of Series B Preferred Stock represented by the surrendered certificates which are not redeemed.

         (b) Redemption at Option of Majority of Holders. If the Company does not successfully complete a Registered Public Offering (as described in Section B.4(a)) on or before January 16, 2002, then at any time after January 16, 2002 but only at any time during the first 10 days after each Dividend Payment Date (the "Redemption Election Period") the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock (the "Majority Holders") may elect to require the Company to redeem shares of Series B Preferred Stock at an amount equal to the Face Value plus accrued but unpaid dividends to the respective dates of redemption of the shares (the "Optional Redemption Price") in accordance with this Section B.4(b). The Majority Holders may require the Company to redeem with respect to each Redemption Election Period up to that number of shares of Series B Preferred Stock equal to 10% of the aggregate number of shares of Series B Preferred Stock that the Company has issued (whether or not then issued or outstanding, including shares of Series B Preferred Stock that were issued and subsequently redeemed or otherwise cancelled) as of the beginning of such Redemption Election Period.

         If the Majority Holders elect to cause such a redemption, they shall so notify the Company in writing (the "Redemption Exercise Notice"). Upon receipt of the Redemption Exercise Notice the Company shall promptly (and in any event within 10 days of receipt of the Redemption Exercise Notice) notify all holders of Series B Preferred stock of such election by sending a notice (the "Optional Redemption Notice") by first class certified mail, postage prepaid and return receipt requested to the holders of Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The Optional Redemption Notice shall refer to this Section B.4(b) and shall specify the last day of the month following the month during which the Company received the Redemption Exercise Notice as the date on which shares of Series B Preferred Stock will be redeemed in accordance with this Section B.4(b) (the "Optional Redemption Date"). The Company shall promptly notify (the "Section B.4(b) Redemption Notice") each holder of Series B Preferred Stock of the number of shares of Series B Preferred Stock held by such holder which are being redeemed pursuant to this Section on an Optional Redemption Date. An election by the Majority Holders in accordance with this Section B.4(b) shall be binding upon all holders of the Series B Preferred Stock, and Series B Preferred Stock shall be redeemed pro rata among all holders of said shares to give effect to the provisions of this Section B.4(b).

         Upon receipt of the Section B.4(b) Redemption Notice, and before, on or after the Optional Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section B.4(b) Redemption Notice, and thereupon the Optional Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. The Company shall promptly reissue to such holders (or their nominees) certificates evidencing any shares of Series B Preferred Stock represented by the surrendered certificates which are not redeemed.

         (c) Redemption at the Option of the Company. The Company may at any time after January 16, 2003 redeem all of the then issued and outstanding shares of Series B Preferred Stock as set forth in this Section B.4(c) if all accrued dividends have been declared and paid to the holders of record of the outstanding shares of Series B Preferred Stock through the most recent Dividend Payment Date. The redemption shall occur on a date specified by the Company (the "Company Redemption Date"), which must be a date within ten (10) business days after a Dividend Payment Date. The redemption price for any redemption pursuant to this Section B.4(c) (the "Company Redemption Price") shall be the Face Value of all of the outstanding shares of Series B Preferred Stock plus an additional amount equal to 10% of the Face Value of such outstanding shares of Series B Preferred Stock.

         Not more than sixty (60) days nor less than fifteen (15) days before the Company Redemption Date, the Company shall send notice of redemption pursuant to this Section B.4(c) by first-class, certified mail, postage prepaid and return receipt requested, to all of the holders of the shares of Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section B.4(c) and shall specify the Company Redemption Date and the time and place of the redemption. Before, on or after the Company Redemption Date, each holder of Series B Preferred Stock shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Company Redemption Notice, and thereupon the Company Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. Notwithstanding the foregoing, delivery by the Company to the holders of the Series B Preferred Stock of a Company Redemption Notice pursuant to this Section B.4(c) shall not prejudice or foreclose the rights of said holders to convert shares of Series B Preferred Stock to Common Stock pursuant to Section B.5(a) hereof so long as the Conversion Date (as defined in Section B.5(c)(i)) precedes the Company Redemption Date as defined herein.

         (d) Provision for Payment. "Redemption Date" shall refer to the Section B.4(a) Redemption Date (in the case of redemptions governed by Section B.4(a)), an Optional Redemption Date (in the case of redemptions governed by Section B.4(b)), and a Company Redemption Date (in the case of redemptions governed by Section B.4(c)). "Redemption Price" shall mean the amount to be paid by the Company on a particular Redemption Date pursuant to Section B.4(a), Section B.4(b), or Section B.4(c), as applicable. On or prior to each Redemption Date, the Company shall deposit the Redemption Price of all shares of Series B Preferred Stock designated for redemption on that Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the related Redemption Date upon receipt of notification from the Company that such holder has surrendered his share certificate to the Company pursuant to Section B.4(a), Section B.4(b), or Section B.4(c) above. As of the Redemption Date, the deposit shall constitute full payment of the shares being redeemed on that Redemption Date, and from and after the Redemption Date the shares so called for redemption on that Redemption Date shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. The balance of any moneys deposited by the Company pursuant to this Section B.4(d) remaining unclaimed at the expiration of three (3) years following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

         (e) Rights Upon Redemption. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred Stock to be redeemed on that Redemption Date as holders of Series B Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred Stock or upon the respective Holder Elections. At any time thereafter when additional funds of the Company in excess of One Hundred Thousand Dollars ($100,000) are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date, but which it has not redeemed. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

         (f) Cancellation of Redeemed Stock. Any shares of Series B Preferred Stock redeemed pursuant to this Section shall be cancelled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Company's capital stock.

         (g) Acquisition by Company. The Company will not, and will not permit any subsidiary of the Company to, purchase or acquire any shares of Series B Preferred Stock otherwise than pursuant to (A) the terms of this Section B.4 or
(B) an offer made on the same terms to all holders of Series B Preferred Stock at the time outstanding.

         B.5.  Optional Conversion.

         The holders of the Series B Preferred Stock shall have conversion rights as described in this Section B.5 (the "Conversion Rights"). In the event of a liquidation of the Company, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

         (a) Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, upon surrender of certificates representing shares of Series B Preferred Stock and without payment of any further consideration, into the number of fully paid and nonassessable shares of Common Stock (or rights to acquire Common Stock) described in Section B.5(a)(i) hereof at an effective conversion price per share (the "Conversion Price") described in Section B.5(a)(ii) hereof, subject to adjustment as provided below. The date on which any such right to convert is exercised as provided in Section B.5(c) hereof is hereinafter referred to as the "Conversion Date."

                  (i) Number of Shares. Any additional shares of Common Stock issued by the Company at any time or from time to time after January 16, 1997 (the "Base Date") and before any applicable Conversion Date at a price per share that is less than the then applicable Conversion Price (but not including any shares issued as dividends or distributions as provided in Section B.5(f) or upon a stock split or combination as provided in Section B.5(e); any shares issuable upon conversion of the Series B Preferred Stock; any shares issuable upon exercise of any options granted pursuant to the terms of the Company's stock option plans existing and as in effect on the Base Date, or up to 300,000 additional shares of Common Stock issuable upon exercise of options granted after the Base Date pursuant to the terms of any option plan or arrangement of the Company adopted after the Base Date, including any shares of Common Stock issuable as a result of antidilution provisions of any such options; and any shares of Common Stock issuable upon exercise of warrants granted in connection with the Company's 1995 11.50% Subordinated Notes, such warrants have been amended through the Base Date, including any shares issuable as a result of antidilution provisions of such warrants) shall be referred to herein as "Adjustment Shares." The number of shares of Common Stock issuable upon conversion of each share of the Series B Preferred Stock tendered for conversion pursuant to the terms of this Section B.5 on any date from and after the Base Date shall initially be equal to 5.26795.

                  For purposes of this Section B.5, the term "Initial Number of Fully Diluted Shares" shall mean 10,974,895 shares of Common Stock, which number is equal to the sum of (i) the total number of shares Common Stock issued and outstanding at the Base Date; plus (ii) the sum of the total number of shares reserved for issuance upon exercise of options granted pursuant to the terms of the Company's stock option plans existing and as in effect on the Base Date plus 300,000 additional shares of Common Stock that may be issued upon exercise of options granted after the Base Date pursuant to the terms of any option plan or arrangement of the Company adopted after the Base Date plus the number of shares of Common Stock issuable upon exercise of Warrants granted in connection with the Company's 1995 11.50% Subordinated Notes, as such Warrants have been amended through the Base Date; plus (iii) the number of shares of Common Stock that would represent 24% of the Initial Number of Fully Diluted Shares. The number of shares of Common Stock issuable upon conversion of each share of the Series B Preferred Stock shall be adjusted upon the issuance of any Adjustment Shares, on any date from and after the Base Date, to equal the total number of shares determined by the following formula, rounded to the nearest 1/100,000 of a share: (a).24 multiplied by (b) the sum of (aa) the Initial Number of Fully Diluted Shares plus (bb) the quotient of (aaa) the number of shares of Adjustment Shares issued and outstanding at the Conversion Date, divided by
(bbb) 1 minus .24, divided by (c) the total number of shares of Series B Preferred Stock issued and outstanding on the Base Date.

                  (ii)Conversion Price. The Conversion Price per share shall initially be equal to $1.898.

         (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         (c)  Mechanics of Conversion.

                  (i) In order to convert shares of Series B Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, duly endorsed, at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The date of receipt of such certificates and notice by the transfer agent or the Company shall be the conversion date ("Conversion Date"). The Company shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                  (ii) The Company shall at all times during which the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock (whether pursuant to this Section B.5 or pursuant to Section B.6), such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                  (iii) All shares of Series B Preferred Stock, which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series B Preferred Stock accordingly.

                  (iv) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the consummation of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B

Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of the sale of securities.

         (d) Adjustment of Conversion Price Upon Issuance of Adjustment Shares. In the event the Company shall at any time after the Base Date issue Adjustment Shares (excluding shares issued as a dividend or distribution as provided in Section B.5(f) or upon a stock split or combination as provided in Section B.5(e)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest 1/1000 of one cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be equal to the Initial Number of Fully Diluted Shares, plus the quotient of (a) the aggregate consideration received by the Company for Adjustment Shares issued and outstanding at the Conversion Date, divided by (b) the Conversion Price immediately preceding the event requiring such adjustment,
(B) and the denominator of which shall be equal to the sum of the Initial Number of Fully Diluted Shares plus the number of shares of Adjustment Shares issued and outstanding at the Conversion Date.

         For purposes of this Section B.5(d), the consideration received by the Company for the issue of any Adjustment Shares of Common Stock shall be computed as follows:

                           (A) insofar as it  consists  of cash,  be computed at
                   the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                           (B) insofar as it  consists  of  property  other than
                   cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                           (C) in the event  Adjustment  Shares of Common  Stock
                   are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

         (e) Adjustment to Conversion Price for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Base Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Base Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (f) Adjustment to Conversion Price for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Base Date shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying the Conversion Price by a fraction:

                           (1) the  numerator of which shall be the total number
                   of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

                           (2) the  denominator  of  which  shall  be the  total
                   number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

         (g) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Base Date shall make or issue a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series B Preferred Stock.

         (h)  Adjustment  for  Stock  Splits,  Reclassification,   Exchange,  or
Substitution. If at any time from and after the Base Date the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be subdivided or combined, if any additional shares of Common Stock are issued as a dividend or distribution of Company securities, or if the Common Stock is otherwise changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a dividend or distribution as described in Section B.5(g) above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such subdivision, combination, dividend, reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock would have been converted immediately prior to such subdivision, combination, dividend, reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (i) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation, partnership, limited liability company or other entity or the sale of all or substantially all of the assets of the Company to another corporation, partnership, limited liability company or other entity (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Section B.2(b)), (i) if the surviving entity shall consent in writing to the following provisions, then each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section
B.5 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section B.5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock; or
(ii) if the surviving entity shall not so consent, then each holder of Series B Preferred Stock may, after receipt of notice specified in subsection (l) below ("Notice of Record Date"), elect to convert such stock into Common Shares as provided in this Section B.5 or to accept the distributions to which he shall be entitled under Section B.2(a) and Section B.2(b), assuming holders of a majority of the Series B Preferred Stock have not voted, as per Section B.2(b), that the merger or consolidation shall not be deemed to be a liquidation.

         (j) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section B.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

         (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section B.5 or to the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock pursuant to Section B, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series B Preferred Stock Certificates, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

         (l)  Notice of Record Date.  In the event:

                           (i) that,  without limiting the rights of the holders
                   of Series B Preferred Stock pursuant to Section B.3, the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

                           (ii) that the  Company  subdivides  or  combines  its
                   outstanding shares of Common Stock;

                           (iii) of any  reclassification of the Common Stock of
                   the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

                           (iv) of the  involuntary  or  voluntary  dissolution,
                   liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Company or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                           (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                  B.6.  Mandatory Conversion.

                  (a) Registered Public Offering in Excess of $20,000,000. Upon the successful consummation of the sale of shares of Common Stock in a Registered Public Offering resulting in gross proceeds to the Company of more than $20,000,000 and at a price per share of Common Stock which is equal to or greater than (i) the aggregate Face Value of the issued and outstanding Series B and Series C Preferred Stock on such date, divided by (ii) the total number of shares of Common Stock that would have been issuable on the date of consummation of such offering upon conversion of the Series B Preferred Stock in accordance with the terms of Section B.5 hereof, (which minimum price shall hereinafter be referred to as the "Minimum Price"), then, effective upon the consummation of such Registered Public Offering (the "Conversion Date"), all issued and outstanding shares of Series B Preferred Stock not otherwise converted by the holders thereof on or before the consummation of such Registered Public Offering shall automatically and without further action on the part of the respective holder or the Company be converted into Common Stock at the then effective Conversion Price pursuant to Section B.5 and all shares of Series B Preferred Stock then outstanding shall be cancelled.

         (b) Upon the successful consummation of the sale of shares of Common Stock in a Registered Public Offering resulting in gross proceeds to the Company of more than $15,000,000 but less than or equal to $20,000,000, if any holders of Series B Preferred Stock have elected to redeem shares of said Series B Preferred Stock in a Section B.4(a) Redemption and such shares are redeemed as set forth therein, then on the Section B.4(a) Redemption Date, a number of shares of Series B Preferred Stock equal to that number redeemed by each such holder pursuant to Section B.4(a) shall automatically and without further action on the part of the respective holder or the Company be converted into Common Stock at the then effective Conversion Price and the shares of Series B Preferred Stock thus converted shall be cancelled. The Conversion Date for any conversion pursuant to this provision shall be the Section B.4(a) Redemption Date.

         (c) The Company shall give all holders of record of shares of Series B Preferred Stock then outstanding written notice of the conversion of the shares of Series B Preferred Stock being converted pursuant to this Section B.6. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series B Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series B Preferred Stock (or the records of the Company, if it serves as its own transfer agent). In such case, the holder may surrender the certificate or certificates for such shares of Series B Preferred Stock, duly endorsed, at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with a notice stating such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Company shall, as soon as practicable after the receipt of the Series B Certificates and notice by the transfer agent, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Notwithstanding any provision hereof, all shares of Series B Preferred Stock converted pursuant to the provisions of this Section B.6 shall no longer be deemed to be outstanding and all rights with respect to such shares of Series B Preferred Stock, including the rights, if any, to receive dividends, notices, and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of authorized Series B Preferred Stock accordingly.

                  B.7.  Sinking Fund.

         There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series B Preferred Stock or the redemption of any shares thereof.

C.       Series C Preferred Stock

         There is hereby established a Series C Preferred Stock, consisting of 500,000 shares, having a face value of $10.00 per share (the "Face Value") and having the rights, preferences, powers, restrictions and limitations set forth in this Article C. For all purposes in this Article C pertaining the Series C Preferred Stock, the term "Junior Stock" shall include Common Stock and other capital stock of the Company not expressly designated to be on parity with or senior to the Series C Preferred Stock and shall include Series B Preferred Stock, but only with respect to the payment of dividends as set forth in Section
C.1 and Section B.1, respectively (to wit, dividends on the Series C Preferred Stock shall be payable in preference and priority to any payment of dividends on the Series B Preferred Stock).

         C.1.     Dividends.

                  The holders of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of 14% of the Face Value of the Series C Preferred Stock (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share per annum, payable in preference and priority to any payment of any cash dividend on Junior Stock and payable on the first day of February, May, August and November of each year ("Dividend Payment Date", when and as declared by the Board of Directors of the Company; provided that the first Dividend Payment Date shall be May 1, 1997 and such dividend payment shall include pro-rata dividends from the date of issuance of the Series C Preferred Stock to January 31, 1997.

                  Such dividends shall accrue with respect to each share of Series C Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series C Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Company. At the earlier of: (i) prior to the redemption of the Series C Preferred Stock; (ii) three (3) days prior to the consummation of an underwritten Registered Public Offering of the type described in Section C.4(a); or (iii) the liquidation of the Company, the sale of the Company or, directly or indirectly, all or substantially all of its assets, or the merger, consolidation or other combination of the Company with another entity in a transaction in which the Company is not the surviving entity, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of Series C Preferred Stock. No accumulation of dividends on the Series C Preferred Stock shall bear interest.

         C.2.  Liquidation, Dissolution or Winding Up.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of Series A Preferred Stock and Series B Preferred Stock of the Company, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $10 per share of Series C Preferred Stock plus accrued but unpaid dividends to the payment date (whether or not declared) (the "Liquidation Value"). If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (b) Unless the holders of a majority of the Series C Preferred Stock then outstanding otherwise consent in writing or by vote, the merger, consolidation or other combination of the Company into or with another corporation, partnership, limited liability company or other entity which results in the exchange of more than 50% of the voting securities of the Company for securities or other consideration issued or paid or caused to be issued or paid by such other corporation, partnership, limited liability company or other entity or an affiliate thereof, or, the sale, directly or indirectly, of all or substantially all the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section, and shall entitle the holders of Series C Preferred Stock to receive at the closing, in cash, securities or other property, the amounts as specified in Section C.2(a) above. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Company.

         C.3.     Voting.

         (a) Generally. Except as otherwise provided by applicable law or as other provided in this Section C, Series C Preferred Stock shall not entitle the holders thereof to any voting rights.

         (b) No Impairment. The Company shall not amend, alter or repeal preferences, rights, powers or other terms of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, or amend, alter or repeal this Section C.3, without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any shares of a series of Preferred Stock other than Series A Preferred Stock and Series B
Preferred Stock described in Articles A and B above, respectively, or other capital stock which is on a parity with or has preference or priority over the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the Series C Preferred Stock.

         (c) Common Stock Dividends. Prior to January 16, 1999 or if the Company is in arrears in the payment of dividends as set forth in Section C.1, the Company shall not declare or pay cash dividends or other distributions on or with respect to shares of Common Stock without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

         C.4.     Redemption of the Series C Preferred Stock.

         (a) Redemption in Connection with Registered Public Offering. If the Company successfully consummates a Registered Public Offering as described in Section B.6(a), then the Company shall have the right to redeem all (but not less than all) of the issued and outstanding shares of Series C Preferred Stock pursuant to this Section C.4(a) (the "Section C.4(a) Redemption") for a redemption price of $.01 per share of Series C Preferred Stock (the "Section C.4(a) Redemption Price"). The redemption shall occur on the same day on which the Registered Public Offering is consummated (the "Section C.4(a) Redemption Date").

         Not more than 60 days nor less than 10 days before the Section C.4(a) Redemption Date, the Company shall send notice of the Section C.4(a) Redemption (the "Section C.4(a) Redemption Notice") by first-class certified mail, postage prepaid and return receipt requested, to the holders of the shares of Series C Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section C.4(a) and shall specify the anticipated Section C.4(a) Redemption Date. Before, on or after the Section C.4(a) Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section C.4(a) Redemption Notice, and thereupon the Section C.4(a) Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. Notwithstanding delivery of a Section C.4(a) Redemption Notice in accordance with this Section C.4(a), any such notice shall be deemed conditional and expressly subject to consummation of the Registered Public Offering referred to hereinabove, and if said Registered Public Offering shall not be consummated, any such Section C.4(a) Redemption Notice shall be deemed void ab initio and of no force and effect.

         (b) Redemption Upon Partial Conversion of Series B Preferred Stock. If the Company successfully consummates a Registered Public Offering as described in Section B.6(b), then the Company shall have the right to redeem all (but not less than all) of the issued and outstanding shares of Series C Preferred Stock that were originally issued as dividends on the Series B Preferred Stock being redeemed in accordance with the provisions of Section B.4(a) pursuant to this Section C.4(b) (the "Section C.4(b) Redemption") for a redemption price of $.01 per share of Series C Preferred Stock (the "Section C.4(b) Redemption Price"). The redemption shall occur on the same day on which the Registered Public Offering is consummated (the "Section C.4(b) Redemption Date").

         Not more than 60 days nor less than 10 days or such lesser amount as may be practicable before the Section C.4(b) Redemption Date, the Company shall send notice of the Section C.4(b) Redemption (the "Section C.4(b) Redemption Notice") by first-class certified mail, postage prepaid and return receipt requested, to the holders of the shares of Series C Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company. The notice shall refer to this Section C.4(b) and shall specify the anticipated Section C.4(b) Redemption Date. Before, on or after the Section C.4(b) Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section C.4(b) Redemption Notice, and thereupon the Section C.4(b) Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. Notwithstanding delivery of a Section C.4(b) Redemption Notice in accordance with this Section C.4(b), any such notice shall be deemed conditional and expressly subject to consummation of the Registered Public Offering referred to hereinabove, and if said Registered Public Offering shall not be consummated, any such Section C.4(b) Redemption Notice shall be deemed void ab initio and of no force and effect.

         (c) Redemption at Option of Majority of Holders. If the Company does not successfully complete a Registered Public Offering as described in Section B.4(a) on or before January 16, 2002, then at any time after January 16, 2002 but only at any time during the first 10 days after each Dividend Payment Date (the "Redemption Election Period") the holders of a majority of the then issued and outstanding shares of Series C Preferred Stock (the "Majority Holders") may elect to require the Company to redeem shares of Series C Preferred Stock at an amount equal to the Face Value plus an amount equal to accrued but unpaid dividends to the respective dates of redemption of the shares (the "Optional Redemption Price") in accordance with this Section C.4(c). The Majority Holders may require the Company to redeem with respect to each Redemption Election Period up to that number of shares of Series C Preferred Stock equal to 10% of the aggregate number of shares of Series C Preferred Stock that the Company has issued (whether or not then issued or outstanding, including shares of Series B Preferred Stock that were issued and subsequently redeemed or otherwise cancelled.)

         If the Majority Holders elect to cause such a redemption, they shall so notify the Company in writing (the "Redemption Exercise Notice"). Upon receipt of the Redemption Exercise Notice the Company shall promptly (and in any event within 10 days of receipt of the Redemption Exercise Notice) notify all holders of Series C Preferred stock of such election by sending a notice (the "Optional Redemption Notice") by first class certified mail, postage prepaid and return receipt requested to the holders of Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company. The Optional Redemption Notice shall refer to this Section C.4(c) and shall specify the last day of the month following the month during which the Company received the Redemption Exercise Notice as the date on which shares of Series C Preferred Stock will be redeemed in accordance with this Section C.4(c) (the "Optional Redemption Date"). The Company shall promptly notify (the "Section C.4(c) Redemption Notice") each holder of Series C Preferred Stock of the number of shares of Series C Preferred Stock held by such holder which are being redeemed pursuant to this Section. An election by the Majority Holders in accordance with this Section C.4(c) shall be binding upon all holders of the Series C Preferred Stock, and shares of Series C Preferred Stock shall be redeemed pro rata among all holders of said shares to give effect to the provisions of this Section C.4(c).

         Upon receipt of the Section C.4(c) Redemption Notice, and before, on or after the Optional Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Section C.4(b) Redemption Notice, and thereupon the Optional Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificates shall be cancelled. The Company shall promptly reissue to such holders (or their nominees) certificates evidencing the shares of Series C Preferred Stock represented by the surrendered certificates which are not redeemed.

         (d) Redemption at Option of the Company. The Company may at any time after January 16, 2003 redeem all of the then issued and outstanding shares of Series C Preferred Stock as set forth in this Section C.4(d) if all accrued dividends have been declared and paid to the holders of record of the outstanding shares of Series C Preferred Stock through the most recent Dividend Payment Date. The date of such redemption (the "Company Redemption Date") shall be designated in the notice described in the succeeding paragraph and must be a date within ten (10) business days after a Dividend Payment Date. The redemption price for any redemption pursuant to this Section C.4(d) (the "Company Redemption Price") shall be the Face Value of all of the outstanding shares of Series C Preferred Stock plus an additional amount equal to 10% of the Face Value of such outstanding shares of Series C Preferred Stock.

         Not more than sixty (60) days nor less than fifteen (15) days before the Company Redemption Date, the Company shall send notice of redemption pursuant to this Section C.4(d) by first-class, certified mail, postage prepaid and return receipt requested, to all the holders of the shares of Series C Preferred Stock at their respective addresses and the same shall appear on the books of the Company. The notice shall refer to this Section C.4(d) and shall specify the Company Redemption Date and the time and place of the redemption. Before, on or after the Company Redemption Date, each holder of Series C Preferred Stock shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Company Redemption Notice, and thereupon the Company Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

         (e) Provision for Payment. "Redemption Date" shall refer to the Section C.4(a) Redemption Date (in the case of redemptions governed by Section C.4(a)), a Section C.4(b) Redemption Date (in the case of redemptions governed by Section C.4(b)), an Optional Redemption Date (in the case of redemptions governed by Section C.4(c)), or a Company Redemption Date (in the case of redemptions governed by Section C.4(d)). "Redemption Price" shall mean the amount to be paid by the Company on a particular Redemption Date pursuant to Section C.4(a), Section C.4(b), Section C.4(c), or Section C.4(d), as applicable. On or prior to each Redemption Date, the Company shall deposit the Redemption Price of all shares of Series C Preferred Stock designated for redemption on that Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the related Redemption Date upon receipt of notification from the Company that such holder has surrendered his share certificate to the Company pursuant to Section C.4(a), Section C.4(b), Section C.4(c) or Section C.4(d) above. As of the Redemption Date, the deposit shall constitute full payment of the shares being redeemed on that Redemption Date, and from and after the Redemption Date the shares so called for redemption on that Redemption Date shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. The balance of any moneys deposited by the Company pursuant to this Section C.4(e) remaining unclaimed at the expiration of three (3) years following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

         (f) Rights Upon Redemption. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series C Preferred Stock to be redeemed on that Redemption Date as holders of Series C Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series C Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series C Preferred Stock. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series C Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date, but which it has not redeemed. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

         (g) Cancellation of Redeemed Stock. Any shares of Series C Preferred Stock redeemed pursuant to this Section shall be canceled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Company's capital stock.

         (h) Acquisition by Company. The Company will not, and will not permit any subsidiary of the Company to, purchase or acquire any shares of Series C Preferred Stock otherwise than pursuant to (A) the terms of this Section C.4 or
(B) an offer made on the same terms to all holders of Series C Preferred Stock at the time outstanding.

                  C.5.  Sinking Fund.

         There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series C Preferred Stock or the redemption of any shares thereof.

         D. Provisions Applicable to Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as described in Articles A, B and C, supra.

         D.1. Registration of Transfer of Preferred Stock. The Company will keep at its principal office a register for the registration of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Subject to and in accordance with the terms of the Certificate, upon the surrender of any certificate representing shares of any series of Preferred Stock at the Company's principal office, the Company will, at the request of the registered holder of such certificate, execute and deliver, at the Company's expense, a new certificate or certificates in exchange representing the number of shares and series of Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock as shall be requested by the holder of the surrendered certificate, should be substantially identical in form to the surrendered certificate, and the Preferred Stock represented by such new certificate shall earn dividends from the date to which dividends shall have been paid on the shares represented by the surrendered certificate.

         D.2      Replacement.

         Upon receipt by the Company of evidence reasonably satisfactory to it of ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Preferred Stock the Company at its expense will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Preferred Stock which shall have been represented by such lost, stolen, destroyed or mutilated certificate, dividends thereon shall accrue from the date to which dividends shall have been paid on such lost, stolen, destroyed or mutilated certificate.

         D.3      Certain Events.

         If any event occurs as to which, in the opinion of a majority of the holders of Series B Preferred Stock, the provisions of this Certificate of Designation, Preferences and Rights are not strictly applicable, or, if strictly applicable, would not fairly protect the respective rights of the holders of the Preferred Stock and the Company in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provision, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the conversion price as otherwise determined pursuant to the any of the provisions of this Certificate (except as expressly set forth herein) or diminishing the rights of the holders with regard to dividend payments and payments upon liquidation.

         D.4 Restrictions on Transferability. Shares of Series B Preferred Stock may be transferred only if transferred together with shares of Series C Preferred Stock previously issued as dividends thereon to Section B.1, and not otherwise. Shares of Series C Preferred Stock may not be transferred independently and apart from the underlying shares of Series B Preferred Stock. Certificates of shares of Series B Preferred Stock and Series C Preferred Stock shall bear a legend in substantially the form set forth below evidencing such restrictions.

               "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

               "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CERTIFICATE OF DESIGNATION, RIGHTS AND PREFERENCES OF THE CORPORATION, WHICH PROHIBITS THE TRANSFER OF THIS CERTIFICATE INDEPENDENTLY AND APART FROM A CERTIFICATE REPRESENTING SHARES OF SERIES C PREFERRED STOCK, SUCH CERTIFICATE MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

               "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN

               CERTIFICATE OF DESIGNATION, RIGHTS AND PREFERENCES OF THE CORPORATION, WHICH PROHIBITS THE TRANSFER OF THIS CERTIFICATE INDEPENDENTLY AND APART FROM A CERTIFICATE REPRESENTING SHARES OF SERIES B PREFERRED STOCK, SUCH CERTIFICATE MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."


                                   * * * * * *

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designation, Preferences and Rights to be executed by its President and attested to by its Secretary this _____day of January, 1997.


                                Rio Grande, Inc.



                                                     By:
                                                     Its:      President


ATTEST:




Its:  Secretary

[Seal]

                       PREFERRED STOCK PURCHASE AGREEMENT




                                 By and Between

                                Rio Grande, Inc.

                                       and

                            Koch Exploration Company









                                January 16, 1997

                       PREFERRED STOCK PURCHASE AGREEMENT


         THIS PREFERRED STOCK PURCHASE AGREEMENT (as amended from time to time, the "Agreement"), dated as of January 16, 1997, is by and between Koch Exploration Company, a Kansas corporation ("Purchaser") and Rio Grande, Inc., a Delaware corporation ("Rio Grande").

                                    RECITALS

         A. Rio Grande and its Subsidiaries are in the business of acquiring, producing, selling and developing oil and gas properties and businesses relating to the foregoing, including, without limitation, exploring for, producing, transporting, marketing and selling oil, natural gas and related hydrocarbons.

         B. Purchaser desires to purchase from Rio Grande, and Rio Grande desires to issue and sell to Purchaser, 500,000 shares of Rio Grande's Series A Preferred Stock, par value $.01 per share, and 500,000 shares of Rio Grande's Series B Preferred Stock, par value $.01 per share, for an aggregate purchase price of $10,000,000, and on the other terms and subject to the conditions hereinafter set forth.

                                   AGREEMENTS

         In consideration of the recitals and the mutual promises, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION I.1. Definitions. Certain terms used herein shall have the indicated meanings as set forth on Schedule 1.1.

         SECTION I.2. Accounting Terms. All accounting terms, determinations and computations not specifically defined herein shall be construed and made in accordance with GAAP as applied in the preparation of the Rio Grande Audited Financial Statements, including all notes thereto (but only to the extent such application is consistent with GAAP).

                                   ARTICLE II

                                PURCHASE AND SALE

         SECTION II.1. Authorization of Preferred Stock. Prior to Closing, Rio Grande shall file the Certificate of Designation with the Secretary of State for the State of Delaware.

         SECTION II.2. Sale of Preferred Stock. Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein, at the Closing Rio Grande agrees to sell to Purchaser, free and clear of any liens, claims, charges or encumbrances whatsoever, and Purchaser agrees to purchase from Rio Grande, 500,000 shares of Series A Preferred Stock, par value $.01, and 500,000 shares of Series B Preferred Stock, par value $.01, (collectively, the
"Purchased Shares"), for an aggregate purchase price of $10,000,000 (the "Purchase Price"). Rio Grande and Purchaser agree that such purchase price is equal to $10.00 per share of Series A Preferred Stock and $10.00 per share of Series B Preferred Stock. At the Closing, Rio Grande agrees to grant to
Purchaser  an  option  to  purchase  an  additional  200,000  shares of Series A
Preferred Stock (the "Option Shares") in accordance with and subject to the terms and conditions set forth in Section 6.1.

         SECTION II.3. Closing Date. The Closing shall take place at 10:00 a.m., San Antonio, Texas time, on January 16, 1997 or such other time and date mutually agreed by Rio Grande and Purchaser (the "Closing Date") at the offices of Rio Grande in San Antonio, or at such other place as may be mutually agreed upon by Rio Grande and Purchaser.

         SECTION II.4. Activity at Closing. At Closing, the following shall occur:

                  (a) Actions to be taken by Rio Grande. At Closing, Rio Grande shall:

                           (i) Stock Certificates.  Deliver to Purchaser (a) ten
                  certificates for Series A Preferred Stock, each representing 50,000 shares of such Series A Preferred Stock and in the aggregate all such certificates representing 500,000 shares of Series A Preferred Stock and (b) ten certificates for Series B Preferred Stock, each representing 50,000 shares of such Series B Preferred Stock and in the aggregate all such certificates representing 500,000 shares of Series B Preferred Stock, all of such certificates duly executed and registered in the name of Purchaser (or in the name of such nominee as Purchaser shall designate).

                           (ii)  Registration  Rights  Agreement.   Execute  and
                  deliver to Purchaser the Registration Rights Agreement in form and substance satisfactory to Purchaser and Rio Grande.

                           (iii) Swap Agreement. Deliver to Purchaser a true and
                  correct copy of a fully executed Master Commodity Swap Agreement (the "Swap Agreement") between Rio Grande and Koch Oil Company, a division of Koch Industries, Inc., pertaining to crude oil in form and substance satisfactory to Purchaser, Rio Grande and the Senior Lenders.

                           (iv) Officer's Certificate. Deliver to Purchaser a certificate, executed by the President and Chief Financial Officer of Rio Grande, to the effect that as of the Closing Date (1) no default exists under the Senior Loan Agreements,
                  (2) the  representations  and  warranties set forth in Section
                  3.1 are accurate in all material respects as of the Closing Date as if made on the Closing Date, and (3) since the date hereof there has been no Material Adverse Change.

                           (v) Legal  Opinion.  Deliver to Purchaser the opinion
                  of Cox & Smith Incorporated, counsel to Rio Grande, dated the Closing Date, substantially in the form of Exhibit B.

                           (vi) Secretary's Certificate. Deliver to Purchaser copies of each of the following, in each case certified by the Secretary of Rio Grande to be in full force and effect on the Closing Date:

                                (1) the Charter as of the Closing  certified  by
                       the Secretary of State for the State of Delaware as of a date not more than seven days prior to the Closing;

                                (2) the By-laws; and

                                (3) resolutions of the Board of Directors of Rio
                       Grande, the form and substance of which are satisfactory to Purchaser, adopting and authorizing the execution and filing of the Certificate of Designation, and authorizing the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, including the issuance and sale of the Purchased Shares.

                           (vii) Good Standing Certificates. Deliver to Purchaser copies of a certificate of existence and, where a jurisdiction issues good standing certificates, a good standing certificate with respect to Rio Grande and for each of the Subsidiaries of Rio Grande in their respective jurisdictions of incorporation or formation from the respective public authorities of their states of incorporation or formation as of a date not more than fifteen days prior to the Closing.

                           (viii) Expenses.  Pay to Purchaser,  by wire transfer
                  of immediately available funds to an account designated in written instructions theretofore received by Rio Grande from Purchaser, an amount equal to the lesser of $50,000 or the amount of all direct out-of-pocket expenses reasonably incurred by Purchaser in connection with the negotiation, review and consummation of this Agreement and the transactions contemplated hereby. In lieu of such wire transfer, such amount may be credited against the Purchase Price at Closing, thereby reducing the amount to be wire transferred by Purchaser pursuant to Section 2.4(b)(i).

               (b) Actions to be taken by Purchaser. At Closing, Purchaser shall:

                           (i) Payment. Pay the Purchase Price (minus any adjustments thereto pursuant to Section 2.4(b)(ix) above) by wire transfer of immediately available funds to an account designated by Rio Grande in written instructions theretofore received by Purchaser.

                           (ii)  Registration  Rights  Agreement.   Execute  and
         deliver to Rio Grande the Registration Rights Agreement.

                           (iii) Stockholders Agreement. Execute and deliver to each of Robert A. Buschman and Guy Bob Buschman a Stockholders' Agreement in form and substance satisfactory to Purchaser.

                           (iv) Officer's Certificate. Deliver to Rio Grande a certificate, executed by the Vice President of Purchaser to the effect that as of the Closing Date the representations and warranties set forth in Section III.2 hereof are true and accurate in all material respects as of the Closing Date.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION III.1. Representations and Warranties of Rio Grande. Rio Grande represents and warrants to Purchaser that as of the date hereof and as of the Closing Date:

         SECTION III.1.1. Corporate Organization and Standing; Power and Authority. Rio Grande and each of its Subsidiaries is a corporation or limited partnership (as the case may be) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, and is duly qualified to do business and in good standing as a foreign corporation or limited partnership in all jurisdictions in which it is required to be qualified in order to do business, except where the failure to be so qualified would not have a Material Adverse Effect on Rio Grande and its Subsidiaries on a consolidated basis. Accurate and complete copies of the Charter and By-laws and of the organizational documents of each of Rio Grande's Subsidiaries have heretofore been delivered to Purchaser. Rio Grande and each of its Subsidiaries has full power and authority to own or lease its properties and to carry on its business as it is presently being conducted. Rio Grande has full corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder.

         SECTION III.1.2. Authorized Capital Stock of Rio Grande.

         (a) The authorized capital stock of Rio Grande will, as of the Closing Date, consist of 12,000,000 shares of common stock, $.01 par value, (the "Common Stock") and 3,000,000 shares of preferred stock, par value $.01 per share, consisting of the following:

                           (i) 700,000 shares of Series A Preferred Stock, none of which shall be issued or outstanding except for the 500,000 shares issued to Purchaser at Closing;

                           (ii)500,000 shares of Series B Preferred Stock, none of which shall be issued or outstanding except for the 500,000 shares issued to Purchaser at Closing;

                           (iii) 500,000 shares of Series C Preferred Stock, none of which shall be issued or outstanding; and

                           (iv) 1,300,000 shares of other preferred stock, the rights and preferences of which having not been established by Rio Grande's Board of Directors and none of which shares shall be issued or outstanding.

Schedule 3.1.2(a) sets forth as of December 31, 1996 the following  information:
(i) the number of issued and outstanding shares of Common Stock, (ii) the number of shares of Common Stock issuable upon the exercise of options, warrants or other rights of purchase which were exercisable as of December 31, 1996, including the exercise price for each such share; (iii) the number of shares of Common Stock issuable upon the exercise of options, warrants or other rights of purchase which were not exercisable as of December 31, 1996, including the exercise price for each such share and (iv) the number of shares of Common Stock issuable pursuant to any other contract, option, warrant or commitment of any character granted or issued by Rio Grande. The shares of Common Stock issuable upon the exercise of all options, warrants or other rights of purchase have been duly reserved for issuance upon such exercise. Since December 31, 1996, Rio Grande has not issued or agreed to issue any shares of Common Stock or any options, warrants or other rights to purchase Common Stock.

         (b) On the Closing Date, after giving effect to the consummation of the transactions contemplated by this Agreement, to the knowledge of Rio Grande no person or group that would be required to report its ownership of Rio Grande's equity securities on a Schedule 13D or an amendment thereto will be the legal or beneficial owner (within the meaning of Rule 13d-3 promulgated by the Commission pursuant to the Exchange Act) of 5% or more of the issued and outstanding Common Stock other than as set forth on Schedule 3.1.2(b).

         (c) No Person has any preemptive right to purchase or subscribe for any shares of Common Stock, preferred stock or any other securities of Rio Grande. Except for the Series B Preferred Stock (which is convertible into shares of Common Stock) and except as disclosed on Schedule 3.1.2(a), there are no outstanding securities of Rio Grande or any of its Subsidiaries which are convertible into or exchangeable for any shares of Rio Grande capital stock; there are no existing contracts, options, warrants, calls or similar commitments of any character granted or issued by Rio Grande or any of its Subsidiaries calling for or relating to the issuance or transfer of shares of capital stock or any other securities of Rio Grande or any of its Subsidiaries; and there are no stock appreciation rights, contingent interest certificates or coupons, phantom stock rights or similar interests granted or issued by Rio Grande.

         (d) Except as set forth on Schedule 3.1.2(d), the Company has no obligation to register any of its Common Stock or other securities under the Securities Act.

         (e) Cumulative voting in the election of directors of Rio Grande is not permitted. Except as set forth on Schedule 3.1.2(e), to Rio Grande's knowledge there exist (and upon consummation of the transactions contemplated by this Agreement, there will exist) (a) no voting trusts, voting agreements or other arrangements by or among any of its stockholders regarding the voting of Rio Grande Common Stock and (b) no agreements between any of the stockholders or one or more groups of stockholders of Rio Grande who hold individually or beneficially 5% or more of Rio Grande's equity securities and Rio Grande related to Rio Grande or its capital stock.

         SECTION III.1.3. Authorization and Enforceability. All corporate action on the part of Rio Grande and its directors and stockholders necessary for the authorization, execution, delivery and performance by Rio Grande of this Agreement, the Registration Rights Agreement and the Acquisition Agreement (and related agreements) to which Rio Grande is a party, as the case may be; the consummation of the transactions contemplated hereby and thereby (including the Acquisition); and the authorization of the Preferred Stock and issuance and delivery of the Purchased Shares have been taken. Each of this Agreement and the Acquisition Agreement is a legal, valid and binding obligation of Rio Grande, enforceable against Rio Grande in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by general equitable principles. Upon execution, the Registration Rights Agreement will be a legal, valid and binding obligation of Rio Grande, enforceable against Rio Grande in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by general equitable principles. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement, and the Series C Preferred Stock when issued and delivered pursuant to the Certificate of Designation, and the Option Shares when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, charges, claims and encumbrances. The shares of Common Stock issuable upon the conversion of Series

B Preferred Stock have been duly reserved for issuance upon the conversion of Series B Preferred Stock and, when issued upon the conversion of Series B Preferred Stock in accordance with the Charter Certificate of Designation, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens, charges, claims and encumbrances.

         SECTION III.1.4. Title to and Condition of Assets. Except as set forth on Schedule 3.1.4, Rio Grande and each of its Subsidiaries has good and valid title to all properties, assets and rights of every name and nature now reflected as being owned by it in the books and records from which it prepares financial statements, free from all defects, liens, charges and encumbrances whatsoever (other than insubstantial defects in title customary in the oil and gas industry and other liens which singly and in the aggregate do not materially detract from the value or impair the use of the affected properties). The material tangible assets of Rio Grande and its Subsidiaries, which are reasonably necessary for the operation of the business of Rio Grande and its Subsidiaries taken as a whole, are in good working condition, ordinary wear and tear excepted, are able to serve the function for which they are currently being used, and to Rio Grande's knowledge there are no conditions or events which would prevent continued normal operation of said material tangible assets.

         SECTION III.1.5. Subsidiaries and Other Investments. Except as indicated on Schedule 3.1.5, Rio Grande does not own, directly or indirectly, any shares of capital stock of any corporation or hold any equity or ownership interest in any other Person.

         SECTION III.1.6. Financial Statements. Copies of (a) the Rio Grande Audited Balance Sheet, and related audited statements of income, earnings and cash flows for the fiscal year then ended, including the notes thereto (collectively, the "Rio Grande Audited Financial Statements") and (b) the unaudited balance sheet of Rio Grande and its Subsidiaries as of October 31, 1996 as filed with the Commission on Form 10-QSB (the "Rio Grande Unaudited Balance Sheet"), and related unaudited statements of income, earnings and cash flow for the nine months then ended (collectively, the "Rio Grande Unaudited Financial Statements"), are included in the Publicly Filed Documents that have heretofore been delivered to Purchaser. The Rio Grande Audited Financial Statements have been prepared from the books and records of Rio Grande and its Subsidiaries in conformity with GAAP applied on a basis consistent with the applicable prior date or period and present fairly in all material respects the financial condition of Rio Grande and its Subsidiaries as at the Audit Date and the results of operations and cash flow of Rio Grande and its Subsidiaries for the periods indicated. The Rio Grande Unaudited Financial Statements have been prepared from the books and records of Rio Grande and its Subsidiaries in conformity with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and present fairly in all material respects the financial condition of Rio Grande and its Subsidiaries as at the Interim Balance Sheet Date and the results of operations and cash flow of Rio Grande and its Subsidiaries for the nine months then ended. The books of account of Rio Grande and its Subsidiaries fairly reflect all material transactions of Rio Grande and its Subsidiaries and are correct and complete in all material respects.

         SECTION III.1.7. Absence of Undisclosed Liabilities. As of the Interim Balance Sheet Date, Rio Grande had (and as of the date hereof Rio Grande has and as of the Closing Date Rio Grande will have) no material liabilities (matured or unmatured, fixed or contingent) known to it which are not fully reflected or provided for on the Rio Grande Unaudited Balance Sheet as at the Interim Balance Sheet Date), or any material loss contingency (as defined in State of Financial Accounting Standards No. 5) known to it whether or not required by GAAP to be shown on the Rio Grande Unaudited Balance Sheet, except obligations to perform under commitments incurred in the ordinary course of business after the Interim Balance Sheet Date. A portion of the monthly revenues received by Rio Grande's Subsidiaries from offshore properties located in the Gulf of Mexico is deducted by the operator to fund future estimated abandonment costs. The amount of the abandonment escrow and the accrued platform abandonment expense recognized by Rio Grande is based on the ratio of produced reserves to the remaining proved producing reserves of the properties based upon information provided by the operator of the respective properties.

         SECTION III.1.8. Pro Forma Financial Information and Projections. A true and correct copy of the Acquisition Agreement has heretofore been filed with the Commission on December 16, 1996 as an Exhibit to a Periodic Report on Form 10QSB and has been delivered to Purchaser. Purchaser has been furnished copies of (i) a pro forma balance sheet of Rio Grande and its Subsidiaries as of July 31, 1996 giving effect to the Acquisition as of such date (the "Pro Forma Balance Sheet") and (ii) a projected statement of earnings and cash flows of Rio Grande for the fiscal year ended January 31, 1997, projected statements of earnings and cash flow for Rio Grande and its Subsidiaries for fiscal years ended January 31, 1998 through January 31, 2007, the projected year end balance sheet for Rio Grande and its Subsidiaries as of January 31, 1997, and the projected year-end balance sheets for Rio Grande and its Subsidiaries for the fiscal years ending January 31, 1998 through January 31, 2001 (collectively the "Projections"). The Projections were prepared in good faith and were and are based upon the assumptions reflected therein, which Purchaser acknowledges having reviewed and having had an opportunity to discuss with representatives of Rio Grande.

         SECTION III.1.9. Minute Books. The copies of the minute books of Rio Grande and its Subsidiaries which were delivered to Purchaser are complete in all material respects and reflect all transactions referred to in such minutes in all material respects.


         SECTION III.1.10. Leases. Schedule 3.1.10 sets forth leases pursuant to which Rio Grande and any of its Subsidiaries lease real or personal property. Except as specifically noted on Schedule 3.1.10, all leases and other agreements pursuant to which Rio Grande or its Subsidiaries lease from others real or personal property that serve as collateral pursuant to the Senior Loan Agreements are in good standing, valid and effective in accordance with their respective terms without any material defaults thereunder, and to Rio Grande's knowledge, all other leases and agreements pursuant to which Rio Grande or its Subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms without any material defaults thereunder.

         SECTION III.1.11. Proprietary Rights. As of the date hereof and from and after the Closing Date, each of Rio Grande and its Subsidiaries will own or have the unrestricted right to use all Proprietary Rights that are necessary to permit the business of Rio Grande and its Subsidiaries, as they propose to conduct them, to be carried on after the Closing Date in the manner in which they are currently conducted. To Rio Grande's knowledge, the use of such
                              E-44

Proprietary Rights by Rio Grande and/or its Subsidiaries does not and will not violate or infringe on the proprietary rights of any third party, there is no claim, action, proceeding or investigation pending or threatened against Rio Grande or any of its Subsidiaries with respect to any of such Proprietary Rights and none of Rio Grande and its Subsidiaries have any knowledge that any third party is infringing any of such Proprietary Rights. Neither Rio Grande nor any of its Subsidiaries is in material default under any license or other agreement relating to any of such Proprietary Rights and all such licenses and agreements are valid, enforceable and in full force and effect and there is no event or condition which, with notice or lapse of time, or both, would constitute an event of default under such licenses or agreements.

         SECTION III.1.12. Insurance. Rio Grande and its Subsidiaries maintain insurance with reputable insurers with respect to their respective properties and business against such casualties and contingencies and in such types and amounts as are set forth on Schedule 3.1.12. All such insurance policies are in full force and effect and Rio Grande and its Subsidiaries are not in default under any such policy. True and complete summaries of such policies as in effect on the date hereof have been provided to Purchaser. Such policies provide insurance coverage adequate to comply with worker's compensation, transportation and other laws applicable to Rio Grande and/or its Subsidiaries and any permits, licenses, approvals and/or contracts to which Rio Grande and/or its Subsidiaries are parties.

         SECTION III.1.13. Taxes. Rio Grande and each of its Subsidiaries has duly filed all tax reports and returns (including all federal, state and local income tax, franchise tax, gross receipts, sales tax, wage tax and real and personal property tax returns) required to be filed by it, has duly paid all taxes and other charges (including customs duties) reflected on such tax reports and returns as being due and has withheld all taxes required to be withheld by it by any federal, state, local or foreign taxing authority, excepting in each case such taxes as are being contested in good faith or where the failure to pay such taxes would not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis. The federal and state income tax returns of Rio Grande and its Subsidiaries have never been audited. There are no outstanding waivers by Rio Grande or any of its Subsidiaries to extend the statute of limitations on any tax assessment or powers of attorney relating thereto. Neither Rio Grande nor any of its Subsidiaries has filed with the Internal Revenue Service any election or consent under Section 341(f) of the Code. As of January 31, 1996, the net operating loss carryforward of Rio Grande as reflected in its federal income tax return, Form 1120 was $16,964,968. To Rio Grande's knowledge, there have been no transfers by or among holders of five percent or more of the Common Stock that have resulted in a limitation on the net operating loss carryforward.

         SECTION III.1.14. Disclosure of Contracts and Arrangements. To Rio Grande's knowledge, the exhibits listed in the Publicly Filed Documents constitute all of the contracts that would be required to be filed pursuant to
Item 601(b)(4), (9), (10), (22), and (23) of Regulation S-B (as promulgated by the Commission) if an Annual Report on Form 10-KSB were being filed on the Closing Date. Accurate and complete copies of all such contracts have heretofore been furnished to Purchaser, all contracts referenced in the first sentence hereof are valid and in full force and effect, and neither Rio Grande nor any of its Subsidiaries is in material default, and has not been notified by any other party that it is in material default, under any contract described above. To Rio Grande's knowledge, no party with whom Rio Grande or any of its Subsidiaries has an agreement which is of material importance to Rio Grande or any of its Subsidiaries is in default thereunder. Neither Rio Grande nor any of its Subsidiaries is subject to any contract, the performance of which it reasonably anticipates could have a Materially Adverse Effect or would be considered unreasonably burdensome in its industry. The Annual Report on Form 10-KSB for the fiscal year ended on the Audit Date, and all other Publicly Filed Documents complied in form with all rules and regulations of the Commission and accurately described the affairs and condition of Rio Grande and its Subsidiaries for the periods indicated therein in all material respects.

         SECTION III.1.15. No Adverse Changes. Except as set forth in Schedule 3.1.15, since the Interim Balance Sheet Date there has not been:

                           (a) any material adverse change in the condition (financial or otherwise including environmental matters), assets, liabilities, business or business prospects of Rio Grande or its Subsidiaries from that shown by the Rio Grande Unaudited Balance Sheet as at the Interim Balance Sheet Date;

                           (b) any dividend, declaration, setting aside or payment or other distribution in respect of any of Rio Grande's capital stock or any direct or indirect redemption, purchase or other acquisition of any of such stock by Rio Grande;

                           (c) any labor dispute, or any other event, development, or condition, of any character, or threat of the same, materially adversely affecting the business or business prospects of Rio Grande of its Subsidiaries;

                           (d)     any asset or property of Rio Grande or its

         Subsidiaries   made   subject  to  a  lien  of  any  kind  (other  than
         insubstantial defects in title customary in the oil and gas industry and other liens which singly and in the aggregate do not materially detract from the value or impair the use of the affected properties);

                           (e) any material liability or obligation incurred by Rio Grande or its Subsidiaries, other than liabilities or obligations incurred in the ordinary course of business;

                           (f) any waiver of any valuable right of Rio Grande or its Subsidiaries or any cancellation of any debt or claim held by Rio Grande or its Subsidiaries, in either case in an amount that would be material to Rio Grande and its Subsidiaries on a consolidated basis;

                           (g) any issuance of any stock, bonds or other securities (including options, warrants, or rights) of Rio Grande or its Subsidiaries or any agreements or commitments respecting the same (except as contemplated hereby);

                           (h) any sale, assignment or transfer of any material tangible or intangible assets of Rio Grande or its Subsidiaries except with respect to tangible assets in the ordinary course of business;

                           (i) any extraordinary increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of Rio Grande or its Subsidiaries;

                           (j) any wage or salary increase applicable to any group or classification of employees generally (other than in connection with the general salary plan of Rio Grande or its Subsidiaries), any employment contract with or loan to any officer or employee, or any material transaction of any other nature with any director, officer, shareholder or employee of Rio Grande or its Subsidiaries except on terms no less favorable to Rio Grande than would be obtained in an arms length transaction with an unaffiliated third party;

                           (k) any material transaction, contract or commitment outside the ordinary course of business, except as contemplated by this Agreement, the Acquisition Agreement, the Senior Loan Agreements (as amended), the Reid Engagement and the transactions contemplated hereby and thereby;

                           (l) any material change in its accounting methods or practices; or

                           (m) any event requiring the Company to file a Current Report on Form 8-K.

         SECTION III.1.16. Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Rio Grande, threatened against or affecting Rio Grande or any of its Subsidiaries or any property or right of Rio Grande or any of its Subsidiaries, and neither Rio Grande nor any of its Subsidiaries is aware of any facts which would provide a valid basis for any investigation, action, suit, proceeding or claim.

         SECTION III.1.17. Compliance with Laws. Rio Grande and each of its Subsidiaries has complied with and is not in default in any respect under, any law, ordinance, requirement, regulation, rule or order applicable to its business, including equal employment opportunity laws, employee safety laws, Environmental Laws, transportation, equipment safety laws and other governmental regulations affecting the conduct of its business, except where the failure to so comply would not have a Material Adverse Effect on Rio Grande and its Subsidiaries or on a consolidated basis. Neither Rio Grande nor any of its Subsidiaries is subject to any continuing court or administrative order, writ, injunction or decree, applicable specifically to it, its business, property or employees, or, is in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

         SECTION III.1.18. Absence of Conflicts. The execution and delivery of this Agreement, the Registration Rights Agreement, the Swap Agreement, the Stockholders Agreement and the Acquisition Agreement, the consummation of the transactions provided for herein or therein (including the Acquisition) and the fulfillment by Rio Grande and/or any of its Subsidiaries of the terms hereof or thereof, do not and/or will not (a) conflict with or result in a breach of any provision of the Charter or By-laws or the charter or by-laws or partnership agreement or other organizational documents of any of its Subsidiaries, (b) result in a conflict or default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, loan agreement, indenture, license, lease, agreement or other instrument or obligation to which Rio Grande or any of its Subsidiaries is a party or by which Rio Grande or any of its Subsidiaries is bound (including the Senior Loan Agreements but excluding the 11.5% Notes), (c) violate any order, writ, injunction, decree, or any statute, rule or regulation applicable to Rio Grande or any of its Subsidiaries or any of the material properties or assets of Rio Grande or any of its Subsidiaries or (d) conflict with or give rise to any right of termination under, or materially and adversely affect, any material permit, license or authorization of any governmental authorizations used or required by Rio Grande or any of its Subsidiaries.

         SECTION III.1.19. Consents. No consent, approval or other action by any local, state, federal or foreign governmental authority or any third person is required in connection with the execution and delivery by Rio Grande of this Agreement, the Registration Rights Agreement and the Acquisition Agreement and the consummation of the transactions contemplated hereby and thereby except for consents and approvals that have been obtained as of the Closing Date.

         SECTION III.1.20. Employee Benefit Plans.

         (a) No Plan is subject to Title IV of ERISA and no Plan is a "multiemployer plan" (as that term is defined in sections 3(37) and 4001(a)(3)of ERISA).

         (b) To the extent required by applicable law or regulations, all Plans have been accurately described in the Publicly Filed Documents and there have been no material changes in the provisions thereof.

         (c) All Plans comply and have been administered in form and operation in all material respects with all requirements of applicable law.

         (d) There are no actions, suits, or claims (except for the one outstanding employment claim summarized on Schedule 3.1.20) pending or threatened involving any Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

         (e)   No   Plan   provides   pension,    post-retirement   medical   or
post-retirement life insurance benefits (except as may be required by section 601 of ERISA or section 4980B of the Code).

         (f) There have been no "prohibited transactions" (as described in section 406 of ERISA) with respect to any Plan and neither the Company nor any Subsidiary has otherwise engaged in any prohibited transaction.

         (g) To the extent required, actuarially adequate accruals for all obligations under each of the Plans are reflected in the Rio Grande Audited Financial Statements and such obligations include a pro rata amount of the contributions that would otherwise have been made in accordance with past practices and applicable law for plan years which include the Closing Date.

         SECTION III.1.21. Labor Relations. Neither Rio Grande nor any of its Subsidiaries is a party to any collective bargaining agreement. No strike, work stoppage or other labor dispute relating to Rio Grande or any of its
Subsidiaries is pending or, to the knowledge of Rio Grande or any of its Subsidiaries, is threatened and no application for certification of a collective bargaining agent is pending or, to the knowledge of Rio Grande or any of its Subsidiaries, is threatened. There are no unfair labor practice charges or grievances pending or in process or, to Rio Grande's knowledge, threatened by or on behalf of any employee of Rio Grande or any of its Subsidiaries nor have any complaints been received by Rio Grande or any of its Subsidiaries or, to the knowledge of Rio Grande or any of its Subsidiaries, threatened or filed, with any federal, state or local governmental agencies alleging employment discrimination or other violations of laws pertaining to such employees.

         SECTION III.1.22. Compensation, Ownership and Conflicts of Interest. The Publicly Filed Documents set forth in all material respects the information required by Regulation S-B, Items 401-404 to be disclosed in such Publicly-Filed Documents for the periods covered thereby. Since the dates and periods covered by the Publicly-Filed Documents no material change has occurred in the type, nature or amount of the arrangements and transactions covered by such items in Regulation S-B.

         SECTION III.1.23. Licenses and Permits. Rio Grande and each of its Subsidiaries has all material licenses, permits and other authorizations of governmental authorities, domestic and foreign, used or required by it in the conduct of its business, is in full compliance with the material terms of and requirements that are conditions to the existence of such material licenses, permit and other authorization, and has not received any notice (nor does Rio Grande or any of its Subsidiaries have any reason to believe) that revocation is being considered with respect to any of such material licenses, permits or authorizations.

         SECTION III.1.24. Absence of Certain Payments. Neither Rio Grande nor any of its Subsidiaries, or any Person acting with knowledge or authorization of Rio Grande on behalf of Rio Grande or its Subsidiaries, has made any payment to or conferred any benefit, directly or indirectly, on suppliers, customers, employees or agents of suppliers or customers, or officials or employees of any government or agency or instrumentality of any government (domestic or foreign) or any political parties or candidates for office, which is or was unlawful.

         SECTION  III.1.25.  Environmental  Matters.  Except  as  set  forth  in

Schedule 3.1.25, (a) all facilities and property (including underlying groundwater) owned, leased or operated by Rio Grande or any of its Subsidiaries have been, and continue to be, owned, leased or operated by Rio Grande and its Subsidiaries in material compliance with all Environmental Laws; (b) there have been no past, and there are no pending or, to the knowledge of Rio Grande, threatened (i) claims, complaints, notices or inquiries to, or requests for information received by, Rio Grande or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) claims, complaints, notices or inquiries to, or requests for information received by, Rio Grande or any of its Subsidiaries regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased or operated by Rio Grande or any of its Subsidiaries; (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased or operated by Rio Grande or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; (d) Rio Grande and its Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations required under Environmental Laws;
(e) no property now or previously owned, leased or operated by Rio Grande or any of its Subsidiaries is listed or, to Rio Grande's knowledge proposed for listing, on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up;
(f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by Rio Grande or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; (g) neither Rio Grande nor any Subsidiary of Rio Grande has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to Rio Grande's knowledge proposed for listing, on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may reasonably be expected to lead to claims against Rio Grande or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; (h) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased or operated by Rio Grande or any Subsidiary of Rio Grande that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and (i) to the knowledge of Rio Grande, no conditions exist at, on or under any property now or previously owned or leased or operated by Rio

Grande or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which may reasonably be expected to have a Material Adverse Effect.

         SECTION III.1.26. Fees and Commissions. Except as set forth on Schedule 3.1.26, neither Rio Grande nor any Person acting on behalf of Rio Grande has retained any finder, broker, agent, financial advisor or other intermediary (collectively, "Rio Grande Intermediary") in connection with the transactions contemplated hereby. Rio Grande shall indemnify and hold harmless Purchaser from liability for any compensation to any Rio Grande Intermediary (including, without limitation, any Persons listed in Schedule 3.1.26) and the fees and expenses of defending against such liability or alleged liability.

         SECTION III.1.27. Regulation G, Etc. None of the proceeds from the sale of the Purchased Shares or Option Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction or transactions relating to the Acquisition a "purpose credit" within the meaning of Regulation
G. Neither Rio Grande, any of its Subsidiaries nor any agent acting on its behalf has taken or will take any action which might cause this Agreement to violate Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

         SECTION III.1.28. Senior Loan Agreements; No Restrictive Covenants. All agreements between Rio Grande and/or its Subsidiaries and Comerica Bank-Texas are listed on Schedule 3.1.28. Rio Grande has delivered to Purchaser true, correct and complete copies of the Senior Loan Agreements, as in effect on the date hereof and as at the Closing. Except as set forth in the Senior Loan Agreements, there are no contractual arrangements to which Rio Grande or any of its Subsidiaries is a party or is bound that would prohibit or restrict the dividend payments on any series of Preferred Stock or the redemption, conversion or issuance of any Preferred Stock or Common Stock in accordance with the terms of this Agreement and/or the Certificate of Designation or that would limit or prevent any Subsidiaries of Rio Grande from paying dividends or making advances to its immediate corporate parent. The Senior Loan Agreements are in full force and effect and there does not exist any default thereunder and Rio Grande is not aware of any presently existing facts or circumstances which with the passage of of time would result in a default under the Senior Loan Agreements.

          SECTION III.1.29. Holding Company and Investment Company Status. Neither Rio Grande nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935 or a "public utility" within the meaning of the Federal Power Act. Neither Rio Grande nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 or an "investment adviser" within the meaning of the Investment Advisers Act of 1940.

          SECTION III.1.30. Absence of Untrue Statements. Neither this Agreement nor any Schedule or Exhibit, nor any other document, certificate or statement prepared by Rio Grande and furnished or to be furnished to Purchaser by Rio Grande in connection with the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact relating to the condition (financial or otherwise), properties, assets, operations, results of operations, business or prospects of Rio Grande which could reasonably be expected to have a Material Adverse Effect which has not been disclosed to Purchaser.

          SECTION III.2. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Rio Grande as of the date hereof and as of the Closing Date as follows:

          SECTION III.2.1. Purchase for Investment. Purchaser is acquiring the Purchased Shares for investment and not with a present view to distributing all or any part thereof in any transaction or series of transactions which would constitute a "distribution" within the meaning of the Securities Act, subject at all times to the right of such Purchaser to dispose of its property in its own discretion subject to the provisions of Section 6.2. Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act. Purchaser agrees that Purchased Shares will bear a legend or legends substantially to the effect of the legend or legends set forth in Section 6.2 hereto.

          SECTION III.2.2. Investor Qualifications. Purchaser is an "accredited investor" as defined in Rule 501 promulgated by the Commission pursuant to the Securities Act.

          SECTION III.2.3. Due Authorization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has full corporate power and authority to enter into this Agreement and to perform the transactions contemplated herein. This Agreement, the Registration Rights Agreement, the Stockholders' Agreement, and the Swap Agreement have been duly and validly executed and delivered by Purchaser (or the respective affiliate of Purchaser made a party thereto) and each constitutes the legal, valid and binding obligation of Purchaser (or such affiliate), enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies.

         SECTION III.2.4. Consents. All consents, approvals, qualifications, licenses, orders or authorizations of, or filings with, any governmental authority required in connection with Purchaser's valid execution, delivery and performance of this Agreement have been obtained or made, or will as of the Closing Date have been obtained or made.

         SECTION III.2.5. No Violation. The execution and delivery by Purchaser of this Agreement and the execution and delivery by Purchaser and/or an affiliate of Purchaser of all other agreements and instruments to be executed and delivered by Purchaser or such affiliate in connection herewith, the consummation by Purchaser and any such affiliate of the transactions provided for herein and therein and contemplated hereby or thereby, and the fulfillment by Purchaser or such Affiliate of the terms hereof and thereof, will not (a) conflict with or result in a breach of any provision of Purchaser's or such affiliate's certificate of incorporation or by-laws or (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval, under any of the terms, conditions or provisions of any note, bond, mortgage, loan agreement, indenture, license, agreement, lease or any other instrument or obligation to which Purchaser or Purchaser's respective affiliate is a party or by which it is bound.

         SECTION III.2.6. Brokers and Finders. Neither Purchaser nor any Person acting on behalf of such Purchaser has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                            CONDITIONS TO THE CLOSING

         SECTION IV.1. Conditions to Obligations of Purchaser. The obligation of Purchaser to purchase the Purchased Shares at the Closing is subject to the fulfillment on or before the Closing of the following conditions:

         SECTION IV.1.1. Representations and Warranties; Performance. (a) (i) The representations and warranties set forth in Section 3.1 shall be accurate as of the Closing Date and (ii) since the Interim Balance Sheet Date, there shall have been no Material Adverse Change; and (b) Rio Grande shall have performed all obligations and complied with all covenants and agreements required to be performed or to be complied with by it under this Agreement on or prior to the Closing Date.

         SECTION IV.1.2. Stockholders' Agreement;  Employment Agreements. Robert
A. Buschman, Guy Bob Buschman and Purchaser shall have executed a Stockholders' Agreement and Purchaser shall have been provided copies of fully executed Employment Agreements between Rio Grande and each of Guy Bob Buschman and Gary Scheele, in each case such agreements being in form and substance satisfactory to Purchaser.

         SECTION IV.1.3. Consents. Any foreign, federal, state or local governmental authority or regulatory agency having jurisdiction, to the extent that its consent, approval or other action is required for the consummation of the transactions contemplated by this Agreement or the agreements entered into in connection herewith, shall have granted such required consents or approvals and taken any other such required actions.

         SECTION IV.1.4. Proceedings and Documents. As of the Closing, all corporate and other proceedings in connection with the transactions contemplated hereby, and all documents and instruments incident to such transactions, and all documents to be delivered to Purchaser pursuant to Section 2.4, shall be satisfactory in form and substance to, and shall have been delivered to, Purchaser and, as to legal matters, its counsel, and Purchaser shall have received at or prior to the Closing any other documents as it shall have reasonably requested.

         SECTION IV.1.5. Indebtedness; Acquisition. No default shall exist under any of the Senior Loan Agreements and all conditions to the consummation of the Acquisition (other than the payment of the purchase price) shall have been satisfied on the day of Closing.

         SECTION IV.1.6. Qualifications. As of the Closing, all authorizations, approvals or permits of, or filings with, any governmental authority, including state securities or "Blue Sky" authorities, that are required by law in connection with the lawful sale and issuance of the Purchased Shares shall have been duly obtained by Rio Grande, and shall be effective as of the Closing.

         SECTION IV.1.7. Authorization. Purchaser shall have received approval from its upper management or board of directors, as the case may be, to close the transactions contemplated hereunder.

         SECTION IV.2. Conditions Precedent to Obligations of Rio Grande. The obligation of Rio Grande to issue and sell the Purchased Shares at the Closing is subject to the fulfillment on or before the Closing of the following condition:

         SECTION IV.2.1. Representations and Warranties. The representations and warranties set forth in this Agreement made by Purchaser shall be accurate as of the Closing Date as if made on the Closing Date.

         SECTION IV.2.2. Senior Loan Agreements; Acquisition. The Senior Loan Agreements shall have been modified and amended in such respects as shall in form and substance be satisfactory to Rio Grande, and all conditions to the consummation of the Acquisition (other than payment of the purchase price) shall have been satisfied on the date of Closing.

                                    ARTICLE V

                                    COVENANTS

         Rio Grande hereby covenants and agrees with Purchaser as follows:

         SECTION V.1. Regular Reporting Information. Rio Grande will furnish to Purchaser by overnight courier not later than five days following the filing by Rio Grande or any of its Subsidiaries with the Commission, a copy of each report on Form 8-K, 10-QSB or 10-KSB under the Exchange Act, each registration statement filed pursuant to the Securities Act and each communication delivered to its stockholders as a class.

          SECTION V.2. Other Information.

         (a) Promptly after the occurrence thereof, Rio Grande will (unless Purchaser specifically otherwise directs in writing) notify Purchaser of the existence and nature of a default under the Senior Loan Agreements and the steps that it intends to take to cure such default. During the pendency of any such default, Rio Grande shall provide to Purchaser, upon Purchaser's reasonable request, with reports as to such default and/or its efforts to cure same.

         (b) Upon the reasonable request of Purchaser, Rio Grande will deliver to Purchaser other information and data, not proprietary in nature (in the good faith judgment of Rio Grande), pertaining to its business, financial and corporate affairs to the extent that such delivery will not violate any then applicable laws or any contracts of Rio Grande with third persons. Rio Grande will permit any Person designated by Purchaser in writing, at the expense of Purchaser, to visit and inspect any of the properties of Rio Grande, including its books of account, and to discuss its affairs, finances and accounts with Rio Grande's officers or directors, all at such reasonable times and as often as Purchaser may reasonably request, all in a manner consistent with the reasonable security and confidentiality needs of Rio Grande, provided, that Rio Grande shall be under no such obligation (i) with respect to information deemed in good faith by Rio Grande to be proprietary or (ii) if Rio Grande's board of directors reasonably believes such visit, inspection or discussion would violate applicable laws or any contract with third persons. Notwithstanding the foregoing, Purchaser acknowledges that in connection with its review of information and data pertaining to Rio Grande it will be provided information that has not been publicly disclosed and may constitute material inside information within the meaning of applicable securities laws. Purchaser agrees to retain in confidence all such information, data, reports, compilations or reviews, to refrain from disclosing any of such information to any third party until and unless such information is otherwise publicly disclosed, to use such information solely and exclusively as permitted by law, and to permit no use of such information that would or might be detrimental to Rio Grande from a competitive standpoint or otherwise.

         (c) Business Plan. Not less than 30 days prior to the commencement of each fiscal year, Rio Grande shall provide to Purchaser a business plan for such fiscal year; provided, however, the business plan for the fiscal year ending January 31, 1998 shall be provided to Purchaser within thirty days of Closing. The business plan shall be in form and substance reasonably satisfactory to Purchaser and shall in any event cover those items described in Exhibit D. Within 30 days after the end of each fiscal quarter, Rio Grande shall provide to Purchaser a summary comparing the business plan to Rio Grande's actual performance during such fiscal quarter.

         SECTION V.3. Rule 144 and Rule 144A Information. Rio Grande shall (i) make and keep "current public information" "available" (as both such terms are defined in Rule 144 under the Securities Act), (ii) timely file with the Commission, in accordance with all rules and regulations applicable thereto, all reports and other documents (x) required of Rio Grande for Rule 144, as it may be amended from time to time (or any rule, regulation or statute replacing Rule
144), to be available to stockholders of Rio Grande and (y) required to be filed under section 15(d) of the Exchange Act, notwithstanding that Rio Grande's duty to file such reports or documents may be suspended or otherwise terminated under the express terms of such provision and (iii) upon request by Purchaser, furnish to Purchaser a written statement by Rio Grande that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual or quarterly report of Rio Grande and such reports and documents filed by Rio Grande with the Commission as may reasonably be requested by Purchaser. Rio Grande shall, upon Purchaser's request or upon the request of a prospective buyer (a "Prospective Buyer") of shares of Common Stock or Preferred Stock, deliver to Purchaser and such Prospective Buyer, all information described in Section (d)4(i) of Rule 144A under the Securities Act (all of such information being "reasonably current" as described in such Section
(d)4(i)) if Rio Grande (x) is not subject to Section 13 or 15(d) of the Exchange Act, and (y) is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

         SECTION V.4. Liability Insurance. Rio Grande will maintain in full force and effect a policy or policies of standard comprehensive general liability insurance underwritten by a financially sound and reputable U.S. insurance company (as of the date the policy is secured) insuring Rio Grande's and its Subsidiaries' properties and business against such losses and risks, and in such amounts, as are adequate for its business and as are customarily carried by entities of similar size engaged in the same or similar business. Such policies shall include property loss insurance policies, with extended coverage, sufficient in amount to allow the substantial replacement of any of its tangible properties which might be damaged or destroyed by the risks or perils normally covered by such policies. Rio Grande shall, upon the written request of Purchaser, purchase liability insurance covering the directors of Rio Grande.

         SECTION V.5. Dividend and Redemption Restrictions. Except as otherwise permitted pursuant to the Certificate of Designation, so long as Purchaser is the holder of any Preferred Stock, neither Rio Grande nor any of its Subsidiaries shall enter into any contract or agreement except the Senior Loan Agreements as in effect on the Closing Date which by its terms restricts payments of dividends on, or redemptions or conversions of, shares of Rio Grande's capital stock and/or, in the case of the Subsidiaries of Rio Grande, restricts the making of advances to any Subsidiary of Rio Grande.

         SECTION V.6. Payment of Notes. Upon Closing, Rio Grande shall segregate into a separate bank account funds sufficient to pay and discharge the 11.5% Notes. Rio Grande shall, as soon as reasonably practical after the Closing, prepay the 11.5% Notes in accordance with the terms thereof.

         SECTION V.7. Treatment of Preferred Stock. Rio Grande shall treat all distributions (other than payments in redemption of the Preferred Stock that are not with respect to accrued but unpaid dividends) paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns.

         SECTION V.8. Price Risk Protection. Except as otherwise agreed by Purchaser, so long as Purchaser owns any Preferred Stock in Rio Grande, Rio Grande shall have price risk protection in place on Rio Grande's net oil and gas production using a 6:1 gas/oil ratio. This risk protection shall be in the form of one or more swap, hedge, floor, collar or similar agreements with a reputable institution that has a S&P long term unsecured debt rating of at least AA or a Moody's long term unsecured debt rating of Aa. Rio Grande shall have price risk management in place at closing that will extend for at least 12 months. Rio Grande shall inform Purchaser (or its affiliate) when Rio Grande desires to enter into a commodity price risk management agreement and shall grant Purchaser (or its affiliate) the right to match the terms of any proposal for commodity price risk management services. For the purposes of this Section, unless the Senior Lenders consent otherwise, Rio Grande shall not put in place such price risk protection in excess of the following amounts of barrels of oil (or its equivalent) per day or at a price less than the following: (a) through October 31, 1997, 700 barrels of oil and $20.09; (b) for the period November 1, 1997 through October 31, 1998, 600 barrels of oil and $20.66, and (c) November 1, 1998 through October 31, 1999, 500 barrels of oil and $20.23.

          SECTION V.9. Negotiations Regarding Marketing Agreement.

         (a) Rio Grande will facilitate negotiations and discussions between Purchaser (or affiliate of Purchaser) and Highland Energy Company with regard to the prospective purchase by Purchaser (or such affiliate) of oil, natural gas and related hydrocarbons (collectively, "Products") produced from mineral properties owned or leased by Rio Grande; provided, however, any prospective agreements between Purchaser (or an affiliate of Purchaser), Rio Grande and/or Highland relating to the sale of Products to any entity affiliated with Purchaser must be in form and substance satisfactory to Rio Grande and its Senior Lenders and must provide to Rio Grande prices for its Product at least equivalent to the prices that could be obtained in an arms length transaction with an unaffiliated third party.

         (b) Within thirty (30) days of Closing, Rio Grande shall enter into one or more marketing agreements with Purchaser (or its affiliate) for the purchase, sale and transportation of all oil and gas products (i) produced by Rio Grande,
(ii) that is currently under contract with another party to become effective at such time when the existing contract expires, and (iii) subsequently acquired by Rio Grande; provided, that such agreement shall be at arms-length, for a term of not less than five years, and shall incorporate terms and conditions satisfactory to Purchaser, Rio Grande and the Senior Lenders. Such marketing agreement would automatically be renewed on a year to year basis for so long as Purchaser (or its affiliate) owns a majority of the Series B Preferred Stock (or the equivalent of a majority of Series B Preferred Stock in the event of the conversion of such stock into Common Stock as provided herein). In respect to such marketing agreements:

                  (i) Rio Grande would grant to Koch the right to purchase all crude oil/condensate and/or natural gas owned or controlled by Rio Grande (whether Rio Grande's owned/controlled interest is by lease, ownership or any other device), wherever located in the United States;

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



                  (ii) Koch would have the right, but not the obligation, to purchase said crude oil/condensate and natural gas from Rio Grande on an outright basis;

                  (iii) If Koch exercises this right in association with the purchase of crude oil/condensate it would pay a price equal to the highest price which Koch pays in the region where the crude/oil condensate is produced, for comparable term, location, and quantities of crude oil. Any deviations in these categories will trigger adjustments to the price paid. Prices payable for natural gas and associated products shall be based on the prices Rio Grande could receive under competitive marketing arrangements; and

                  (iv) the specific details regarding the associated crude oil and natural gas purchase and sale transaction will be the subject of separate crude oil and natural gas purchase and sales contracts between Koch and Rio Grande.

         SECTION V.10. Financing Right.

         (a) Financing Right of First Refusal. Before offering or selling any New Securities to any third party in a transaction principally designed to provide additional debt or equity financing for Rio Grande and/or its subsidiaries, Rio Grande shall first offer to sell such New Securities to Purchaser. If Rio Grande intends to so issue New Securities, it shall give each Holder written notice of such intention, describing the amount of funds Rio Grande wishes to raise, the type of New Securities to be issued, the price thereof and the general terms upon which Rio Grande proposes to effect such issuance. Purchaser shall have fifteen (15) days from the date when any such notice is received to agree to purchase all or part of such New Securities for the price and upon the general terms and conditions specified in Rio Grande's notice (or on such other terms as Rio Grande and Purchaser may agree upon during such 15-day period) by giving written notice to Rio Grande stating the quantity of New Securities to be so purchased.

         If at the end of such 15-day period (or the end of the additional ten-day period provided for overallotments) the Purchaser fails to exercise the foregoing right of first refusal with respect to all of the New Securities being offered by Rio Grande, Rio Grande may within 120 days after the end of such 15-day period sell such New Securities to a third party or parties at a price and upon general terms no more favorable to the purchasers thereof than specified in the foregoing notice given to Purchaser, provided that Rio Grande must first reoffer the New Securities to Purchaser pursuant to the preemptive

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



right described in subparagraph (b) below. In the event Rio Grande has not sold such New Securities within such 120-day period, Rio Grande shall not thereafter issue or sell any New Securities without first offering such New Securities to Purchaser in the manner provided above in this subparagraph (a).

         (b) Preemptive Right. This subparagraph (b) shall apply to any offers by Rio Grande to issue or sell New Securities after Rio Grande first complies with subparagraph (a) above. Rio Grande hereby grants to Purchaser a right of first refusal to purchase, on a pro rata basis, all or any part of New Securities (as defined below) which Rio Grande may, from time to time, propose to sell and issue to third parties, subject to the terms and conditions set forth below. The Purchaser's pro rata share, for purposes of this subparagraph
(b) shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by Purchaser and/or issuable upon conversion or exercise of any Preferred Stock, convertible securities, options, rights or warrants then held by Purchaser, and the denominator of which is the total number of shares of Common Stock then outstanding or issuable upon conversion or exercise of any Preferred Stock, convertible securities, options, rights or warrants.

         If this subparagraph (b) applies, Rio Grande shall give Purchaser written notice of its intention to issue or sell New Securities, describing the type of New Securities to be issued, the price thereof and the general terms upon which Rio Grande proposes to effect such issuance. Purchaser shall have seven (7) business days from the date of when any such notice is received to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the general terms and conditions specified in Rio Grande's notice by giving written notice to Rio Grande stating the quantity of New Securities to be so purchased.

         If Purchaser fails to exercise the foregoing right of first refusal with respect to any New Securities within such 7-day period (or the additional seven-day period provided for overallotments), Rio Grande may within the balance of the 120 days set forth in subparagraph (a) sell any or all of such New Securities not agreed to be purchased by Purchaser, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to Purchaser pursuant to above. In the event Rio Grande has not sold such New Securities within such 120-day period, Rio Grande shall not thereafter issue or sell any New Securities without first offering such New Securities to Purchaser in the manner provided in subparagraph (a) above.

         (c) Assignment; Termination. This rights set forth in this Section 5.8 may not be assigned or transferred, except that such rights are assignable by


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



         Purchaser in whole or in part to any Permitted Assign. This Section 5.8 shall not apply to any New Securities first offered by Rio Grande after January 15, 2002.

         SECTION V.11. Negative Covenants. For so long as Purchaser owns more than $2,500,000 in aggregate face amount of the issued and outstanding Series A Preferred Stock and/or Series B Preferred Stock (except with regard to V.II(m), which shall apply regardless of ownership), without the prior written consent of Purchaser (which consent may not be unreasonably withheld), Rio Grande hereby agrees that it will not, and it will cause its Subsidiaries not to:

                           (a) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

                           (b) permit the number of directors constituting the Board of Directors of Rio Grande to be less than six or more than nine;

                           (c) reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

                           (d) engage in any business other than acquiring, producing, selling and developing oil and gas properties; and exploring for, producing, transporting, marketing and selling oil, natural gas and related hydrocarbons;

                           (e) merge or consolidate with any Person (other than mergers of wholly-owned Subsidiaries with and into each other or Rio Grande), or directly or indirectly sell, lease or otherwise dispose of assets involving an aggregate consideration of more than ten percent (10%) of the book value of its assets on a consolidated basis at the time of such sale, lease or disposition in any 12-month period, other than in the ordinary course of business;

                           (f) repurchase or agree to repurchase any shares of its Common Stock or any options, warrants or other rights to acquire shares of its Common Stock except for the redemption of Preferred Stock in accordance with the Charter and as permitted by the Certificate of Designation, Section B.3(c)(v);

                           (g)     unless all dividends accrued on shares of the

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



         Preferred Stock shall have been declared and paid, pay cash dividends or make any other distribution on, or redeem, any shares of Common Stock;

                           (h) without limiting (g), pay dividends or make any other distribution on any shares of Common Stock at any time prior to January 15, 1999;

                           (i) enter into, or permit a Subsidiary to enter into, any new agreement or make any amendment to any existing agreement, which by its terms would restrict Rio Grande's performance of its obligations to holders of Preferred Stock;

                           (j) after the Closing, enter into any agreement with any holder or prospective holder of any securities of Rio Grande providing for the granting to such holder of registration rights, preemptive rights, special voting rights or protection against dilution;

                           (k) except as otherwise provided in Schedule 5.9(k), incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables, purchase money obligations or other unsecured indebtedness incurred in the ordinary course of business;

                           (l) incur any additional indebtedness if Rio Grande's total indebtedness exceeds or if the additional debt will result in the total indebtedness by Rio Grande exceeding 65% of the present value, using a 12% discount factor ("PV12"), of the Proved Reserves (as defined below) net to Rio Grande's interest. The PV12 shall be determined by using reserve projections provided by an independent engineering firm or firms as mutually agreed upon by Rio Grande and Purchaser. Proved Reserves will be determined by utilizing 100% of the proved developed producing reserve profile, 75% of the proved developed not producing reserve profile and 50% of the proved undeveloped reserve profile. The operating costs used in the appraisal shall be based on the prior twelve (12) months average lease operating costs disregarding the lowest and highest cost months in such twelve (12) month period. The oil and gas prices shall be based on the then current futures price strip less any pertinent adjustments for basis differential and any other associated burdens. Capital expenditures that are necessary for development of such reserves shall be included. Purchaser may request a redetermination of the value of Rio Grande's reserves if the Senior Lenders have not required a redetermination within 120 days of request and if in Purchaser's reasonable assessment, the total debt of Rio

         Grande has exceeded 65% of the PV12 value for more than 90 consecutive days;

                           (m) directly or indirectly use or permit to be used the "Koch" name (or the name of Purchaser or any of Purchaser's affiliates) in any public announcements, press releases, filings with any governmental authority (including, without limitation, filings made pursuant to the Securities Act or the Exchange Act or other information provided to the Commission whether or not deemed "filed" pursuant to the Securities Act or the Exchange Act), marketing or advertising materials or otherwise, except as required by law in the good faith judgment of Rio Grande;

                           (n) reduce the percentage of shares of Preferred Stock required to consent to any of the above matters, or alter or negate the need for such consent; or

                           (o) grant or issue at an exercise price less than the
         Conversion Price (as defined in the Certificate of Designation) any rights, options, or warrants to directly or indirectly subscribe for, purchase, or otherwise acquire shares of Common Stock, or any evidences of indebtedness, shares, or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock, that would constitute upon issuance Adjustment Shares pursuant to Section B.5(a)(i) of the Certificate of Designation.

                                   ARTICLE VI

                             OPTION SHARES; TRANSFER

         SECTION VI.1. Option to Purchase. For purposes of this Agreement, the shares of Series A Preferred Stock to be issued pursuant to Section 2.2 of this Agreement as Purchased Shares are referred to as the "Initially Issued Series A Preferred Stock." Rio Grande hereby grants to Purchaser the right and option to purchase an additional four-tenths (0.40) of one (1) share of Series A Preferred Stock for each one (1) share of Initially Issued Series A Preferred Stock then held by Purchaser or such subsequent holder; provided, however, this option shall expire and be of no further force and effect upon redemption in full of the Initially Issued Series A Preferred Stock. The exercise price shall be $4.00 for each four-tenths (0.40) of one (1) share of Series A Preferred Stock so purchased (or $10.00 for each whole share of Series A Preferred Stock so purchased), meaning that if such option is exercised in full with respect to all 500,000 shares of Initially Issued Series A Preferred Stock, would be entitled to purchase 200,000 shares of Series A Preferred Stock for an aggregate exercise price of $2,000,000. The foregoing option may be exercised by Purchaser at any time on or after January 16, 1999 but on or before January 16, 2000 (the "Option Period"). The option may be exercised in whole or in part and may be exercised at any time and from time to time during the Option Period.

         To exercise this option, Purchaser shall deliver to Rio Grande (i) the certificate or certificates for the shares of the Initially Issued Series A Preferred Stock as to which the option to purchase is being exercised, (ii) written notice stating that the Purchaser is electing to exercise its option to purchase with respect to all or any number of the shares of Initially Issued
Series A Preferred Stock represented by such certificate or certificates, specifying the number of shares of Series A Preferred Stock to be purchased as a result of such exercise and specifying Purchaser's or such holder's name or the names of the nominees in which Purchaser wishes the certificate or certificates of Series A Preferred Stock to be issued and (iii) a certified or cashier's check payable to the order of Rio Grande in the amount of the purchase price of the shares being purchased pursuant to the exercise of such option. Upon receipt of such notice, certificate and purchase price, Rio Grande shall promptly issue the additional purchased shares and reissue the Initially Issued Series A Preferred Stock evidenced by the certificate so delivered, in each case in the names specified in the notice. Once the option has been exercised with respect to a share of Initially Issued Series A Preferred Stock, the foregoing option shall terminate as to that share of Initially Issued Series A Preferred Stock but not as to any other share of Initially Issued Series A Preferred Stock as to which the option to purchase had never been exercised.

         SECTION VI.2. Restrictive Legends. (a) Except as otherwise permitted by this Section 6.2, each certificate representing Preferred Stock constituting "restricted securities" as defined in Rule 144 under the Securities Act ("Restricted Securities") shall bear a legend substantially in the form shown below:

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         (b) In  addition  to the  legend  set  forth in  Section  6.2(a),  each
certificate   representing   Series  B  Preferred  Stock  shall  bear  a  legend
substantially in the form shown below:

         "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CERTIFICATE OF DESIGNATION, RIGHTS AND PREFERENCES OF THE CORPORATION, WHICH PROHIBITS THE TRANSFER OF THIS CERTIFICATE INDEPENDENTLY AND APART FROM A CERTIFICATE REPRESENTING SHARES OF SERIES C PREFERRED STOCK, SUCH CERTIFICATE MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

         (c) In  addition  to the  legend  set  forth in  Section  6.2(a),  each
certificate   representing   Series  C  Preferred  Stock  shall  bear  a  legend
substantially in the form shown below:

         "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CERTIFICATE OF DESIGNATION, RIGHTS AND PREFERENCES OF THE CORPORATION, WHICH PROHIBITS THE TRANSFER OF THIS CERTIFICATE INDEPENDENTLY AND APART FROM A CERTIFICATE REPRESENTING SHARES OF SERIES B PREFERRED STOCK, SUCH CERTIFICATE MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

         SECTION VI.2.1. Notice of Proposed Transfer; Opinions of Counsel.

         Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to Rio Grande of such holder's intention to effect such transfer, describing in reasonable detail the manner of the proposed transfer. If any such holder delivers to Rio Grande (i) an opinion of counsel reasonably acceptable to Rio Grande and its counsel to the effect that the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act and applicable blue sky laws and
(ii) such other documents, certificates or information pertaining to such transfer as Rio Grande may reasonably request, Rio Grande agrees to transfer such Restricted Securities to the proposed transferee; provided, however, the newly issued certificate will contain a legend substantially in the form shown in Section VI.2, above.

         SECTION VI.2.2. Issuance of Certificates Without Legend. Upon receipt of evidence satisfactory to Rio Grande confirming that some or all of the shares of Preferred Stock or common stock issued upon conversion of the Series B Preferred Stock are no longer Restricted Securities, Rio Grande shall reissue or shall authorize its transfer agent to reissue certificates representing such shares without the restrictive legend provided for in Section VI.2 hereof. In connection with any such request for reissuance, Rio Grande may require an opinion of counsel, satisfactory to Rio Grande in form and substance, that the shares in question are no longer Restricted Securities.


                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION VII.1. Written Waivers. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

         SECTION VII.2. Indemnification.

         SECTION VII.2.1 By Rio Grande. Rio Grande hereby indemnifies and agrees to defend and hold Purchaser harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees, that such Purchaser shall incur or suffer, which arise, result from, or relate to the breach or failure of performance by Rio Grande, or the falsity of any of the representations or warranties, covenants or agreements in this Agreement or the Registration Rights Agreement, or in any certificate or other instrument furnished or to be furnished by Rio Grande or any Subsidiary hereunder or thereunder.

         SECTION VII.2.2 By Purchaser. Purchaser hereby indemnifies and agrees to defend and hold Rio Grande harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees, that Rio Grande shall incur or suffer, which arise, result from, or relate to the breach or failure of performance by Purchaser, or the falsity of any of the representations or warranties, covenants or agreements in this Agreement or the Registration Rights Agreement, or in any certificate or other instrument furnished or to be furnished by Purchaser or any Subsidiary hereunder or thereunder.

         SECTION VII.3. Successors and Assigns. This Agreement is binding upon Rio Grande and Purchaser and inures to the benefit of Rio Grande, Purchaser and their respective successors and Permitted Assigns.

         SECTION VII.4. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION VII.5. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

         SECTION VII.6. Notices. Any notices required or permitted to be given hereunder shall be delivered personally, sent by overnight courier or mailed, registered or certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery, one Business Day after deposit with an overnight courier or three business days after deposit in the mail:

         If to Purchaser, to:      Koch Exploration Company
                                   4111 E. 37th Street North
                                   Wichita, Kansas 67220
                                   Attention: Vice President

         If to Rio  Grande,  to:   Rio  Grande,  Inc.
                                   10101  Reunion  Place Union Square
                                   Suite 210
                                   San  Antonio,  Texas  78216
                                   Attention:  President  and Chief
                                   Executive Officer

or to such other address as any party may specify in a written notice given to the other parties hereto.

         SECTION VII.7. Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of holders of the Preferred Stock as such. All other questions concerning the construction, validity and interpretation of this Agreement and the Exhibits and Schedules shall be governed by the internal law, and not the law of conflicts of, the State of Texas, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Texas applicable to contracts made and wholly to be performed in that state.

         SECTION VII.8. Exhibits and Schedules. All Exhibits and Schedules are an integral part of this Agreement.

         SECTION VII.9. Final Agreement. This Agreement, together with those documents expressly referred to herein including the Registration Rights Agreement, constitute the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings with respect to such matters.

         SECTION VII.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. A photographic, photostatic, facsimile or other similar reproduction of a writing signed by a party shall be regarded as an executed original. Delivery of counterparts by facsimile shall be deemed delivery of the original by a party.

         SECTION VII.11. Further Assurances. Upon reasonable request of either party, the other party hereto will on and after the Closing Date take such reasonable actions as may be required to carry out the purposes of this

Agreement, the terms of the Certificate of Designation and the Registration Rights Agreement.

         SECTION VII.12. Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         SECTION VII.13. Effect of Investigation. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Purchaser shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by Rio Grande made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received therefrom) by Purchaser; provided, however, if Purchaser or any representative thereof becomes aware of facts or circumstances constituting an actual or an alleged breach or falsity of a representation, warranty or covenant of Rio Grande prior to Closing, and notwithstanding its knowledge of such facts or circumstances, Purchaser acquires the Purchased Shares as set forth herein, Purchaser may not thereafter assert such alleged breach or falsity as a grounds for relief pursuant to Section
VII.2.1 of this Agreement or otherwise.

         SECTION VII.14. Survival and Renewal of Representations and Warranties. The representations, warranties, indemnities and covenants of Rio Grande contained herein shall survive the Closing. The representations and warranties of Rio Grande contained herein shall be made on the date hereof and deemed remade on and as of the Closing Date.

         SECTION VII.15. Fees and Expenses. Rio Grande will bear all of its own expenses in connection with the preparation, execution and negotiation of this Agreement and the Registration Rights Agreement, and the transactions contemplated hereby and thereby. If Purchaser does not close the purchase of the Purchased Shares as a result of a breach of representation, warranty or covenant by Rio Grande, Rio Grande shall pay to Purchaser the sum of $100,000 in same day or immediately available funds.

         SECTION VII.16. Interpretation. In this Agreement, unless a clear contrary intention appears:

         (a) the singular number includes the plural number and vice versa;

         (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

         (c)      reference to any gender includes each other gender;

         (d) reference to any agreement (including this Agreement and the Schedules and Exhibits), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

         (e) reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

         (f) reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or Schedule or Exhibit hereto;

         (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; and

         (h)  "including"  (and  with  correlative   meaning   "include")  means
including without limiting the generality of any description preceding such term.

                                  ARTICLE VIII

                                   TERMINATION

         SECTION VIII.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                           (a)  by mutual consent of Purchaser and Rio Grande;

                           (b) by either Rio Grande or Purchaser if the Closing shall not have occurred by January 17, 1997, provided that the failure to consummate the transactions contemplated hereby is not a result of the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder.

         SECTION VIII.2.  Effect of  Termination.  Except for the obligations of
Section 7.15 hereof, if this Agreement shall be terminated pursuant to Section 8.1, all obligations, representations and warranties of the parties hereto under the Agreement shall terminate and there shall be no liability of any party to another party.

         The parties hereto have executed this Agreement as of the date first set forth above.

                                              Rio Grande, Inc.



                                              By:
                                              Its:


                            Koch Exploration Company


                                               By:
                                               Its:

                                    SCHEDULES

1.1               Definitions
1-A               Publicly Filed Documents
3.1.2(a)          Capital Stock
3.1.2(b)          5% Owners of Securities
3.1.2(d)          Registration Rights
3.1.2(e)          Voting Agreements
3.1.5                      Subsidiaries and Investments
3.1.10            -        Leases and Agreements
3.1.12                     Insurance
3.1.15            -        No Adverse Change Exceptions
3.1.20            -        Employee Matters
3.1.25            -        Environmental Matters
3.1.26            -        Fees and Commissions
3.1.28            -        Senior Loan Agreements
5.9(k)                     Permitted Indebtedness

EXHIBITS

A                 -        Certificate of Designation
B                 -        Opinion of Counsel - Cox & Smith
C                 -        Form of Registration Rights Agreement
D                 -        Business Plan

                                  Schedule 1.1

                                  Defined Terms


              "Acquisition" - means the acquisition and related transactions contemplated by the Acquisition Agreement.

              "Acquisition Agreement" - means the Purchase and Sale Agreement dated November 20,, 1996 by and between Rio Grande Offshore, Ltd. and Brechtel Energy Corporation.

              "Agreement" - has the meaning assigned to it in the Preamble.

              "Audit Date" - means January 31, 1996.

              "Business Day" - means any day other than Saturday, Sunday or a day on which national banks located in the State of Kansas are authorized to be closed for business.

              "By-laws" - means the by-laws of Rio Grande as in effect on the Closing Date and certified pursuant to Section 2.4.

              "CERCLA"  -  means  the  Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980, as amended.

              "CERCLIS"  -  means  the  Comprehensive   Environmental   Response
Compensation Liability Information System List.

              "Certificate of Designation" - means the Certificate of Designation, Preferences and Rights in the form of Exhibit A to be filed by Rio Grande with the Secretary of State for the State of Delaware on or before the Closing Date.

              "Charter" - means the certificate of incorporation and amendments thereto (including the Certificate of Designation) of Rio Grande as in effect on the Closing Date and filed with the Secretary of State for the State of Delaware.

              "Closing" - means the closing of the transactions contemplated by this Agreement.

              "Closing Date" - means the date specified in Section 2.3 upon which the Closing shall occur.

              "Code"      - means the Internal Revenue Code of 1986, as amended.

              "Commission" - means the Securities and Exchange Commission.

              "Common Stock" - means the common capital stock of Rio Grande described in Section 3.1.2.

              "11.5% Notes" - means the indebtedness of Rio Grande to the holders of the 11.5% Notes issued pursuant to the Note Purchase Agreement, dated September 27, 1995, by and among Rio Grande, Rio Grande Drilling Company and various purchasers, as amended, said Note Purchase Agreement, as amended, being filed as exhibits to the Publicly Filed Documents.

              "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, and regulations in effect at the time in question (including consent decrees involving Rio Grande or any of its Subsidiaries and administrative orders) relating to public health and safety and protection of the environment.

              "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

              "Exchange Act" - means the Securities Exchange Act of 1934, as amended.

              "GAAP"  -  means   generally   accepted   accounting   principles,
consistently applied, as in effect from time to time.

              "Hazardous Material" means

              (a) any "hazardous substance", as defined by CERCLA;

              (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

              (c) any petroleum product;  or

              (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance not mentioned above which is regulated under any Environmental Law.

         "Holder" - means Purchaser or any Permitted Assign which hereafter owns shares of Preferred Stock or Common Stock issued upon conversion of Preferred Stock.

         "Interim Balance Sheet Date" - means October 31, 1996.

         "Material or "material" - means, when used in a definition or used to qualify information to be covered by a representation or warranty by Rio Grande, a matter that would be "material" within the meaning of Rule 405 of Regulation C as promulgated by the Commission.

         "Material Adverse Change" means a change(s) as of a specified date, in the business, assets, liabilities, results of operation, condition (financial or otherwise) or prospects of Rio Grande or its Subsidiaries that would reasonably be considered, singly or in the aggregate, material and adverse with respect to Rio Grande and its Subsidiaries on a consolidated basis.

         "Material Adverse Effect" or "Materially Adverse Effect" means an event, condition, circumstance or arrangement that could, singly or in the aggregate, have a material adverse effect on the business, assets, liabilities, results of operation, condition (financial or otherwise) or prospects of Rio Grande and its Subsidiaries on a consolidated basis.

         "New Securities" - means any capital stock of Rio Grande whether now or hereafter authorized and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) the Preferred Stock issuable under this Agreement or pursuant to the Certificate of Designation or the shares of Common Stock issuable upon conversion of Preferred Stock; (ii) securities offered to the public pursuant to a registered public offering; (iii) securities issued as all or a portion of the consideration for or in connection with the acquisition of (a) mineral properties; (b) another corporation or business entity by merger, combination or otherwise, or the purchase of substantially all the assets of such corporation or other reorganization resulting in the ownership by Rio Grande of not less than 51% of the voting power of such corporation or business entity; (iv) not more than 300,000 shares of Common Stock or rights to acquire Common Stock issued to employees or consultants of Rio Grande pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement; (v) Common Stock issued upon exercise of the warrants initially issued by Rio Grande to the holders of the 11.5% Notes; or (vi) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

         "Option Shares" - means the 200,000 shares of Series A Preferred Stock to which holders of Series A Preferred Stock are entitled to purchase in accordance with and subject to the terms and conditions set forth in Section 6.1.

         "Permitted Assign" - means any wholly owned Subsidiary or parent of, or any Person that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, Purchaser.

         "Person" - means a natural person, partnership, corporation, association, joint stock company, trust, joint venture, unincor porated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

         "Plans" means all arrangements pursuant to which Rio Grande or any of its Subsidiaries is a party, in which it participates in or as to which it has any liability or contingent liability that are (a) "employee benefit plans" (as that term is defined in section 3(3) of ERISA) or (b) retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which are not employee benefit plans.

              "Preferred Stock" means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

         "Preferred  Stock  Memorandum"  means the Preferred  Stock  Memorandum,
dated  October  1996  (Reid  Securities   Corporation)   provided  to  Purchaser
pertaining to Rio Grande and its Subsidiaries.

         "Pro Forma Balance Sheet" - means the pro forma balance sheet referred to in Section 3.1.8.

         "Pro Forma Financial Statements" - means the financial statements referred to in Section 3.1.8.

         "Projections" - means the projected balance sheets and financial statements referred to in Section 3.1.8.

         "Proprietary Rights" - means all patents, patent registrations and applications therefor, know-how, formulae, inventions, invention disclosures, improvements, trademarks, trademark registrations and applications therefor, trade names, service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor and technical information owned by Rio Grande and its Subsidiaries or used in or necessary to the business of Rio Grande and its Subsidiaries.

         "Publicly  Filed  Documents" - means the  documents  listed on Schedule
1-A.

         "Purchase Price" - means $10,000,000.

         "Purchased Shares" - is defined in Section 2.2.

         "Registration   Rights  Agreement"  -  means  the  Registration  Rights
Agreement  to  be  entered   into  by  Purchaser   and  Rio  Grande  at  Closing
substantially in the form attached hereto as Exhibit C.

         "Reid Engagement" - means the engagement by Rio Grande of Reid Securities Corporation to assist with the private placement of debt or equity securities pursuant to which certain fees and expenses are payable, as more fully described in the Engagement Letter dated August 28, 1996 between Rio Grande and Reid Securities
Corporation.

         "Release" means a "release", as such term is defined in CERCLA.

         "Resource   Conservation   and   Recovery   Act"  means  the   Resource
Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

         "Rio Grande Audited Balance Sheet" - means the audited balance sheet of Rio Grande and its Subsidiaries as of the Audit Date as filed with the Commission on Form 10-KSB.

         "Rio Grande Audited Financial Statements" - means the audited financial statements for Rio Grande and its Subsidiaries referred to in Section 3.1.6(a).

         "Rio Grande Unaudited Balance Sheet" - means the unaudited balance sheet of Rio Grande and its Subsidiaries referred to in Section 3.1.6(b).

         "Rio Grande Unaudited Financial Statements" - means the unaudited financial statements of Rio Grande and its Subsidiaries referred to in Section 3.1.6.

         "Securities Act" - means the Securities Act of 1933, as amended.

         "Senior Lenders" - means the lenders (whether one or more) under the Senior Loan Agreements.

         "Senior  Loan  Agreements"  - means the  agreements  listed on Schedule
3.1.28 as in effect on the Closing Date.

         "Series A Preferred Stock" - means the Series A Preferred Stock to be established by the Certificate of Designation.

         "Series B Preferred Stock" - means the Series B Preferred Stock to be established by the Certificate of Designation.

         "Series C Preferred Stock" - means the Series C Preferred Stock to be established by the Certificate of Designation.

         "Subsidiary" - means, with respect to a Person, any other Person of which securities or other ownership interest representing more than fifty percent (50%) of the ordinary voting power (including limited partnership interests) are, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person.

                                  Schedule 1-A

         Publicly Filed Documents

Form 10-KSB for the fiscal year ended January 31, 1996, together with the Proxy Statement attached thereto

Form 10-QSB for the quarter ended July 31, 1996

Form 10-QSB for the quarter ended October 31, 1996]

                                    Exhibit A

           Form of Certificate of Designation, Preferences and Rights

                                    [to come]

                                    Exhibit B

                      Items to be Covered by Legal Opinion

         Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

         1. Rio Grande and each of its Subsidiaries is a corporation or limited partnership (as the case may be) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, and is duly qualified to do business and in good standing as a foreign corporation or formation in the following jurisdictions [list]. Rio Grande and each of its Subsidiaries has full power and authority to own its properties, to carry on its business and to hold under lease the properties it holds under lease. Rio Grande has full corporate power and authority to enter into the Agreement and the Registration Rights Agreement and to perform the transactions contemplated hereby and thereby.

         2. The authorized capital stock of Rio Grande consists of 12,000,000 shares of common stock $.01 par value, (the "Common Stock") and 3,000,000 shares of preferred stock, par value $.01 per share, consisting of the following:

                           (i) 700,000 shares of Series A Preferred Stock, none of are issued or outstanding except for the 500,000 shares issued to Purchaser at Closing;

                           (ii) 500,000 shares of Series B Preferred Stock, none of which are issued or outstanding except for the 500,000 shares issued to Purchaser at Closing;

                           (iii) 500,000 shares of Series C Preferred Stock, none of which shall be issued or outstanding; and

                           (iv) 1,300,000 shares of other preferred stock, the rights and preferences of which having not been established to Rio Grande's Board of directors and none of which shares shall be issued or outstanding.





30142402.2

                  3. All corporate action on the part of Rio Grande and its directors and stockholders necessary for the authorization, execution, delivery and performance by Rio Grande of the Agreement, the
         Registration Rights Agreement and the Acquisition Agreement (and related agreements) to which Rio Grande is a party, as the case may be, and the consummation of the transactions contemplated thereby (including the Acquisition), and for the authorization, issuance and delivery of the Preferred Stock and Purchased Shares have been taken. Each of the Agreement, the Registration Rights Agreement and the Acquisition Agreement (and each of its related agreements) is a legal, valid and binding obligation of Rio Grande, enforceable against Rio Grande in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by the general equitable principles.

                  4. The Purchased Shares, when issued, sold and delivered in accordance with the terms of the Agreement, and the Series C Preferred Stock when issued and delivered pursuant to the Certificate of Designation, and the Option Shares when issued, sold and delivered in accordance with the terms of the Agreement, will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, charges, claims and encumbrances. The shares of Common Stock issuable upon the conversion of Series B Preferred Stock and Series C Preferred Stock have been duly reserved for issuance upon the conversion of Series B Preferred Stock and Series C Preferred Stock and, when issued upon the conversion of Series B Preferred Stock or Series C Preferred Stock (as the case may be) in accordance with the Charter, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens, charges, claims and encumbrances.

                  5. The issuance, sale and delivery of the Purchased Shares and the Option Shares, the issuance and delivery of Series C Preferred Stock as dividends, and the issuance and delivery of Common Stock upon conversion of shares of Preferred Stock is not subject to any preemptive rights of stockholders of Rio Grande or, to the knowledge of such counsel, to any right of first refusal or other similar right in favor of any Person.




30142402.2

                  6.  The  execution  and  delivery  of the  Agreement  and  the
         Registration Rights Agreement), the execution and delivery of the Acquisition Agreement (and agreements relating thereto) and the consummation of the transactions provided for therein (including the Acquisition) and the fulfillment by Rio Grande and/or any of its Subsidiaries of the terms thereof, do not and/or will not (a) conflict with or result in a breach of any provision of the Charter or By-laws or the charter or by-laws or partnership agreement or other organizational documents of any of its Subsidiaries, (b) result in a conflict or default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, loan agreement, indenture, license, lease, agreement or other instrument or obligation to which Rio Grande or any of its Subsidiaries is a party or by which Rio Grande or any of its Subsidiaries is bound (including the Senior Loan Agreements), (c) violate any order, writ, injunction, decree, or any statute, rule or regulation applicable to Rio Grande or any of its Subsidiaries or any of the material properties or assets of Rio Grande or any of its Subsidiaries or (d) terminate or adversely affect any material permit, license or authorization of any governmental authorizations used or required by Rio Grande or any of its Subsidiaries.






30142402.2

                                    Exhibit C

                      Form of Registration Rights Agreement





30142402.2

                                    Exhibit D


         Items to be included, among other things, in Rio Grande, Inc. Business Plan as may be changed as agreed by Rio Grande and Purchaser.

                  Reserve Reports and Economic Summaries by Well:

                           - Subdivided by PDP, PDNP, PUD and other reserve categories

                           - Showing PV 10 and PV 12 values as determined by utilizing parameters defined in the Debt Covenant contained in the Preferred Stock Purchase Agreement

                  Activity Report to include the following transactions types with estimated expenditures:

                           - Acquisitions/Divestitures

                           -  Exploration/Exploitation

                           - Land/Seismic

                           - Cost Cutting Measures

                  Financial Information to include the following:

                           - Income  Statement  Projections by well or project

                           -  Statemert  of  Anticipated   Change  in  Financial
                           Position

                           - Anticipated investing/financing activity and effect on debt

                           - Anticipated costs, to include cash expenses, G&A, DD&A and other related items

                  Stock Market Activity

                           - Proposed issuance of stock

                           - Proposed issuance of options or warrants








30142402.2

                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT dated as of the 16th day of January, 1997, is entered into by and between RIO GRANDE, INC., a Delaware corporation ("Rio Grande"), and KOCH EXPLORATION COMPANY, a Kansas corporation ("Purchaser").

                                    RECITALS

                  WHEREAS, Rio Grande and Purchaser have entered into a Preferred Stock Purchase Agreement dated as of January 15, 1997, concerning, among other things, the issuance and sale of shares of Rio Grande's preferred stock (the "Stock Purchase Agreement"); and

                  WHEREAS, Rio Grande and the Purchaser desire to enter into this Agreement in connection with, and as an integral part of, their execution of the Stock Purchase Agreement;

                  NOW, THEREFORE, for and in consideration of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       DEFINITIONS

              1.1 "Agreement" shall mean, and the words "herein," "hereof," "hereunder" and words of similar import shall refer to, this instrument and any amendment hereto.

              1.2 "Commission" shall refer to the Securities and Exchange Commission.

              1.3 "Common Stock" shall refer to any and all of Rio Grande's common stock, $.01 par value, including, but not limited to, the Conversion Stock.

              1.4 "Conversion Stock" shall refer to any and all (i) Common Stock issued and issuable upon conversion of the Series B Preferred Stock, and (ii) Common Stock issued as dividends on or in any combination or subdivision of the foregoing. When the phrase "Conversion Stock" is used herein, it shall refer to the sum of shares of Common Stock issued as a result of the conversion of, plus shares of Common Stock issuable on conversion of, the Series B Preferred Stock, unless otherwise specified. Conversion Stock shall exclude any shares otherwise included





30142402.2
         in the foregoing from and after the date that such shares are sold pursuant to a Registered Public Offering.

              1.5     "Demand Stock" is defined in Section 2.1A.

1.6           1.6     "Exchange Act" shall refer to the Securities  Exchange Act of 1934, as amended.

              1.7 "Holders of Registrable Securities" (including references to holders of certain percentages of Registrable Securities) collectively refers to the holders of Series B Preferred Stock (to the extent that such shares of stock have not then been converted into Common Stock) and the holders of shares of Common Stock that theretofore have been issued upon the conversion of Series B Preferred Stock (based upon conversion of the Series B Preferred Stock).

              1.8 "Initiating Holders" means holder(s) of Registrable Securities who in the aggregate hold not less than forty percent (40%) of the Registrable Securities (assuming for this purpose that all issued and outstanding Series B Preferred Stock is converted into Conversion Stock).

              1.9 "Person" shall refer to any natural person, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

              1.10  "Preferred  Stock"  shall  refer to the  Series B  Preferred
         Stock.

              1.11 "Registered Public Offering" shall refer to a public sale of Rio Grande's Common Stock pursuant to an effective registration statement, other than a registration effected solely to implement an employee benefit plan, a transaction in which Rule 145 of the Commission is applicable or any other form or type of registration in which Registrable Securities cannot be included pursuant to Commission rule or practice.

              1.12 "Registrable Securities" shall refer to the Conversion Stock.

              1.13 "Reporting Company" shall mean a Person subject to the filing requirements of Section 13 or 15 of the Exchange Act or a Person who has completed a Registered Public Offering.

              1.14 "Securities Act" shall refer to the Securities Act of 1933, as amended.




30142402.2

              1.15 "Series B Preferred Stock" shall refer to any and all of Rio Grande's Series B Preferred Stock, par value $.01 per share.






30142402.2

         2.   REGISTRATION RIGHTS.

              2.1     Demand Registration Rights.

                      A. Upon the written request by the Initiating Holders to register Registrable Securities, Rio Grande shall promptly deliver notice of such request to all holders of Registrable Securities (such holders of Registrable Securities being referred to as the "Notified Persons"), who then shall have 30 days to indicate in writing if they desire to be included in such registration. If the Initiating Holders intend to distribute the Demand Stock by means of an underwriting, they shall so advise Rio Grande as part of their written request. "Demand Stock" shall mean all of the shares of Registrable Stock being requested to be registered by the Initiating Holders and the Notified Persons. Rio Grande will use its best efforts to expeditiously (but in any event within 90 days of the written request described in the first sentence of this section) effect the registration of the Demand Stock under the Securities Act and qualify the Demand Stock for sale under any state blue sky law, but only to the extent provided for in the following provisions of this Article II; provided, however, that the shares of Demand Stock for which registration has been requested shall constitute at least 40% of the total shares of Registrable Securities then outstanding (assuming for this purpose that all issued and outstanding Series B Preferred Stock is converted into Conversion Stock).

                  Rio Grande shall not be required to effect registration pursuant to requests under this Section 2.1 more than three (3) times for the holders of the Registrable Securities as a group. A demand registration instituted pursuant to this Section 2.1 shall not be counted as such unless and until (1) Rio Grande shall have in good faith filed a registration statement with the Commission pursuant to this Section 2.1 and (2) the holders holding at least a majority of the Registrable Securities included in such offering elect to proceed with the registration process after receiving the Commission's complete initial comments, if any, to the first filing of such registration statement. Rio Grande shall not be required to include in such registration any shares of Common Stock that are issuable upon the conversion of Preferred Stock unless the holder commits in writing to Rio Grande that such holder will convert the Preferred Stock into shares of Common Stock before or not later than simultaneously with the effectiveness of the registration statement registering those shares of Common Stock.

                      B. Whenever a demand registration pursuant to Section 2.1A is made, Rio Grande shall be entitled to include in any registration




30142402.2
         statement  (i)  shares of Common  Stock to be sold by other  holders of
         Common Stock with registration rights that allow such holders to participate in the registration (the "Other Registration Rights Holders"), and (ii) shares of Common Stock to be sold by Rio Grande for its own account; provided, however that if the managing underwriter determines in good faith that the number of shares of Common Stock to be sold in such registration should be limited due to market conditions, then the number of shares of Common Stock included by Rio Grande in such registration shall be reduced to the extent necessary to cause the total number of shares of Common Stock being so registered to be reduced to the number determined by the underwriter, and if such reduction is not sufficient, then after the number of shares of Common Stock included by Rio Grande has been decreased to zero, then the number of shares of Common Stock included by the Other Registration Rights Holders shall be reduced pro rata among the Other Registration Rights Holders to the extent necessary to cause the total number of shares of Common Stock being so registered to be further reduced to the number determined by the underwriter, and if such further reduction is not sufficient, then after the number of shares of Common Stock included by the Other Registration Rights Holders is reduced to zero, then the Demand Stock shall be reduced pro rata to the extent necessary to cause the number of shares of Demand Stock so registered to equal the number determined by the underwriter.

                  Except as permitted herein, Rio Grande may not cause any other registration of securities for sale for its own account or for Persons other than a holder of Registrable Securities (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable, or as may be required pursuant to the terms of those certain Warrant Agreements, as amended through the date hereof, issued by the Company in connection with the Company's 1995 11.50% Subordinated Notes) to become effective less than 180 days after the effective date of any registration required pursuant to this Section 2.1.

                      C. If at the time of any request to register Demand Stock pursuant to this Section 2.1, Rio Grande is preparing a registration statement for a Registered Public Offering which in fact is filed and becomes effective within 90 days after the request, then Rio Grande may at its option direct that such request to register Demand Stock be delayed for a period not in excess of six months from the effective date of such offering. Such right to delay a request shall be exercised by Rio Grande not more than once in any two year period. Nothing in this Section 2.1C shall preclude a holder of Registrable Securities




30142402.2
         from enjoying registration rights pursuant to the terms of Section 2.2 hereof. No demand shall be made by holders of Registrable Securities at any time, within six (6) months of the effective date of any other registration of Common Stock in which holders of Registrable Securities were entitled to participate pursuant to the terms of this Agreement.

                  Rio Grande may postpone for a reasonable period of time (not to exceed 90 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2.1 if, at the time it receives a request for registration:

              (x) the Board of Directors of Rio Grande shall determine in good faith that such offering will interfere materially with a pending or contemplated financing, merger, sale of assets, recapitalization or other similar corporate action of Rio Grande and Rio Grande shall have furnished to the persons seeking such registration a certificate signed by the President of Rio Grande to that effect, accompanied by a certified copy of the relevant board resolutions; or

              (y) the Board of Directors of Rio Grande shall determine in good faith that the disclosures required in connection with such registration could reasonably be expected to materially adversely affect the business or prospects of Rio Grande and Rio Grande shall have furnished to the persons seeking such registration a certificate signed by the President of Rio Grande to that effect, accompanied by a certified copy of the relevant board resolutions.

     2.2 Piggyback Registration. If Rio Grande at any time proposes a Registered Public Offering, it will, as soon as practicable but no less than 30 days prior to filing the registration statement, give written notice to all holders of Registrable Securities of its intention to do so (stating the intended method of disposition of such securities). Upon the written request of any holders of Registrable Securities given within 20 days after transmittal by Rio Grande to the holders of such notice, Rio Grande will, subject to the limits contained in this Section 2.2, use its best efforts to cause those Registrable Securities of said requesting holders to be included in such registration statement; provided, however that if the underwriter managing such registration determines in good faith that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, Rio Grande may limit the number of shares of Common Stock included by persons other than Rio Grande, including, without limitation, the Registrable Securities (the "Piggyback Stock") to be included in such registration and the holders of the Piggyback Stock will be allowed to register their Piggyback Stock pro rata based on the number of shares of Piggyback Stock held by such holders, respectively. If any holder of Piggyback Stock disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Rio Grande and the managing underwriter. If, by the withdrawal of such Piggyback Stock, a greater number of Piggyback




30142402.2

Stock held by other holders of Piggyback Stock may be included in such registration (up to the limit imposed by the underwriters), Rio Grande shall offer to all holders of Piggyback Stock who have included Piggyback Stock in the registration the right to include additional Piggyback Stock, pro rata. Any Piggyback Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration. Rio Grande shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any holder of Registrable Securities for its failure to do so.

     2.3 Registration Procedures. If and whenever Rio Grande is required by the provisions of this Article II to use its best efforts to effect the registration of Registrable Securities under the Securities Act, Rio Grande will, as expeditiously as possible:

                                    (i) prepare and file with the  Commission  a
                  registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period provided in this
                  Article II;







30142402.2

                                    (ii)  prepare  and file with the  Commission
                  such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Article II;

                                    (iii)  furnish to each seller such number of
                  copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

                                    (iv) use its best  efforts  to  register  or
                  qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each seller, or in the case of an underwritten public offering, the managing underwriter shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable the public sale or other disposition of the securities in such jurisdictions, except that Rio Grande shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                                    (v) before filing the registration statement
                  or prospectus or amendments or supplements thereto, furnish to one special counsel selected by the holders of a majority of the Registrable Securities included in such offering copies of such documents proposed to be filed which shall be subject to the reasonable approval of such special counsel;

                                    (vi) if the offering is underwritten, at the
                  request of any seller, use its best efforts to furnish on the date securities are delivered to the underwriter for sale pursuant to such registration (A) an opinion of counsel for Rio Grande, dated the effective date of the registration statement, addressed to the seller and to Rio Grande, and (B) a "comfort" letter signed by the independent public accountants who have certified Rio Grande's financial statements included in the registration statement, addressed to the seller and the underwriter, covering substantially the





30142402.2
                  same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                                    (vii)  cause  all   Registrable   Securities
                  covered by such registration to be listed on each securities exchange, including the Nasdaq Stock Market, on which similar securities issued by Rio Grande are then listed; and

                                    (viii)  take such other  actions as shall be
                  reasonably requested by a holder of Registrable Securities included in such registration.

provided, however, that notwithstanding any other provision of this Article II, Rio Grande shall not in any event be required to use its best efforts to maintain the effectiveness of any such registration statement for a period in excess of 90 days or 120 days in the case of registrations pursuant to Section
2.1 (or at the request of the selling holders, an additional 90 days or 120 days as the case may be). The term "seller" as used in this Article II refers to a holder of the Registrable Securities selling such shares.

         In connection with each registration hereunder, each seller shall furnish to Rio Grande in writing such information with respect to such seller as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     2.4 Expenses. All expenses incurred in effecting the registration provided for in Sections 2.1, 2.2 and Section 2.9, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Rio Grande and fees of one special counsel for all of the selling holders of the Registrable Securities being so registered selected by the holders of a majority of the Registrable Securities included in the registration, underwriting expenses (other than fees, commissions or discounts relating to the sale of shares of Common Stock, other than for the account of Rio Grande, that are included in the registration), expenses of any audits incident to or required by any such registration, expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2.3(iv) hereof, and any other expenses incurred in taking the actions described in
Section 2.3 (all of such expenses referred to as "Registration Expenses"), shall be paid by Rio Grande; provided, however that in the case of a registration pursuant to Section 2.1, participating sellers of Registrable Securities shall




30142402.2
bear their respective pro rata portion of expenses incurred by Rio Grande for its accountants to audit other than year-end financial statements, unless in the case of a registration pursuant to Section 2.1 in which more than 40% of the Common Stock included in such registration is Common Stock for the account of Rio Grande, in which case Rio Grande shall pay its proportionate share of such additional audit expense.

     2.5      Indemnification.

              A. In the event of any registration of any of its securities under the Securities Act pursuant to this Article II, Rio Grande shall indemnify and hold harmless the seller of such securities, each underwriter (as defined in the Securities Act), and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively the "Indemnified Person") against any and all losses, claims, damages or liabilities (collectively the "liability"),to which such Indemnified Person may become subject insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by Rio Grande of any rule or regulation promulgated under the Securities Act or any state securities law applicable to and relating to action or inaction required of Rio Grande in connection with any such registration. Rio Grande shall reimburse each such Indemnified Person for all fees and expenses (including reasonable legal fees) reasonably incurred by such Indemnified Person in connection with investigating or, subject to paragraph D of this Section 2.5, defending or settling any such liability; provided, however, that Rio Grande shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any alleged untrue statements or alleged omissions made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Rio Grande by such Indemnified Person specifically for use therein.

              B. Each holder of any securities sold pursuant to any registration under this Article II shall, by acceptance of the proceeds thereof, indemnify and hold harmless, for the sale of its securities in such registration, each other holder of any such securities, Rio Grande, its directors and officers, its




30142402.2
legal counsel and independent public accountants, each underwriter and each other Person, if any, who controls Rio Grande or such underwriter (individually and collectively the "Rio Grande Indemnified Person"), against any and all losses, claims, damages or liabilities, to which any such Rio Grande Indemnified Person may become subject insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which securities were registered under the Securities Act at the written request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and
(ii) to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with written information furnished to Rio Grande by such holder specifically for use therein, and then only to the extent that such untrue statement or alleged untrue statements or omission or alleged omissions by the holder were not based on the authority of an expert as to which the holder had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact. Such holder shall reimburse any Rio Grande Indemnified Person for any reasonable legal fees reasonably incurred in investigating or, subject to Paragraph D of this Section 2.5, defending any such liability.

              C.  Indemnification  similar to that specified in Section 2.5A and
Section 2.5B shall be given by Rio Grande and each holder of any securities sold pursuant to a registration under this Article II (with such modifications as may be appropriate) with respect to any required registration or other qualification of such securities under any federal or state law or regulation of a governmental authority other than the Securities Act.

              D. In the event Rio Grande, any holder of Registrable Securities or of securities sold pursuant to this Agreement or any other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under paragraphs A, B or C of this Section 2.5, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action; provided however, that failure to so notify shall not affect the indemnification rights under paragraphs A, B or C of this Section 2.5 except to the extent (but only to the




30142402.2
extent) the indemnifying person was materially adversely prejudiced by such failure. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the indemnifying party fails to defend the Persons rightfully claiming indemnification under this
Section 2.5, in which case the fees and expenses of such separate counsel shall be borne by the Person against whom indemnification is sought). In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's prior written consent.

              E. If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any holder of Registrable Securities shall be obligated to contribute pursuant to this Section 2.5E shall be limited to an amount equal to the proceeds received by such holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such securities).

              F. The indemnification provided by this Section 2.5 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

     2.6 Termination of Registration Rights. Notwithstanding the foregoing egistration and the




30142402.2
provisions of this Article II, the rights to rdesignation of Conversion Stock as Registrable Securities shall terminate as to any particular securities when such securities shall have been transferred or assigned in any manner except as set forth in Section 2.10 hereto.

     2.7 Compliance with Rule 144 and Rule 144A. Rio Grande shall make available to each holder of Registrable Stock the benefit of certain rules and regulations of the Commission which may permit such holder to sell Conversion Stock to the public without registration under the Securities Act by (a) making and keeping "current public information" "available" (as both such terms are defined in Rule 144 under the Securities Act) at all times, (b) use its best efforts to timely file with the Commission, in accordance with all rules and regulations applicable thereto, all reports and other documents (i) required of Rio Grande for Rule 144, as it may be amended from time to time (or any rule, regulation or statute replacing Rule 144), to be available to stockholders of Rio Grande and
(ii) required to be filed under Section 15(d) of the Exchange Act, notwithstanding that Rio Grande's duty to file such reports or documents may be suspended or otherwise terminated under the express terms of such provision and
(c) upon request by such holder, furnishing such holder a written statement by Rio Grande that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual or quarterly report of Rio Grande and such reports and documents filed by Rio Grande with the Commission as may reasonably be requested by such holder in order that such holder may avail itself of any rule or regulation of the Commission allowing sales of Conversion Stock without registration under the Securities Act. Rio Grande shall, upon such holder's request or upon the request of a prospective buyer (a "Prospective Buyer") of Conversion Stock, deliver to such holder and such Prospective Buyer, all information described in Section (d)(i) of Rule 144A under the Securities Act (all of such information being "reasonably current" as described in such Section (d)4(i) if Rio Grande (x) is not subject to Section 13 or 15(d) of the Exchange Act, and (y) is not exempt from reporting pursuant to Rule 12g3- 2(b) under the Exchange Act.

     2.8 Amendments. The provisions of this Agreement may be amended, and Rio Grande may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if Rio Grande has obtained the written consent of holders of at least 662/3% of the Registrable Securities.

     2.9 Short Form Registration. Rio Grande shall use its best efforts to qualify for registration on Form S-2, Form S-3 or similar short form registration statement (the "Short Form"). If and when Rio Grande so qualifies





30142402.2
to use a Short Form, the holders of the Registrable Securities shall have the right to request registration on the Short Form as the demand registration right created by Section 2.1 hereof. In such case, the provisions of Section 2.1 shall apply to such demand registration except that the registration shall be on the Short Form so specified by the holders of the Registrable Securities.

     2.10 Transferability of Registration Rights. The right to cause Rio Grande to register Registrable Securities of a holder and keep information available granted to a holder of Registrable Securities by Rio Grande under this Agreement may be assigned by a holder of Registrable Securities to any partner, shareholder or affiliate of such holder, to any other holder of Registrable Securities, or to a transferee or assignee who receives at least 500,000 shares of Registrable Securities (as adjusted for stock splits and the like); provided, that Rio Grande is given written notice by the holder of Registrable Securities at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. As used herein, an "affiliate" of a holder of Registrable Securities shall mean any Person who controls, is under common control with, or is controlled by such holder.

     2.11 Designation of Underwriter. In the case of any registration effected pursuant to this Article II, Rio Grande shall have the right to designate the managing underwriter, subject to the approval of the holders of a majority of the Registrable Securities included in such offering. With respect to offerings under Section 2.1, the holders of the Demand Stock shall negotiate with the underwriter selected by Rio Grande with regard to the underwriting of the Demand Stock; provided, however, that if the holders of a majority of the Demand Stock have not agreed with such underwriter as to the terms and conditions of such underwriting within twenty (20) days following commencement of such negotiations, the holders of a majority of the Demand Stock may select an underwriter of their choice, provided such underwriter is reasonably acceptable to Rio Grande. Rio Grande and each holder of Registrable Securities included in the registration shall enter into an underwriting agreement in customary form with the managing underwriter.














30142402.2

3.   MISCELLANEOUS.

     3.1 Remedies. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover any damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law or equity, which rights may be exercised cumulatively and not alternatively. The prevailing party in any such dispute shall receive its reasonable attorneys' fees and costs.

     3.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     3.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     3.4 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same Agreement.

     3.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     3.6 Notices. Any notices required or permitted to be sent shall be delivered personally, telecopied or mailed, certified mail, postage prepaid, return receipt requested, to the following addresses until such addresses have been changed by written notice delivered pursuant to this Section 3.6 and shall be deemed to have been delivered and received three (3) business days after such mailing, when delivered personally or when receipt is confirmed by an individual if sent by telecopy:

         If to Rio Grande:                  Rio Grande, Inc.
                                            10101 Reunion Place
                                            Union Square, Ste. 210
                                            San Antonio, Texas  78216
                                            Attn: President
                                            Telecopy No.:(210) 308-8111






30142402.2

         If to Purchaser:                   Koch Exploration Company
                             4111 E. 37th St. North
                              Wichita, Kansas 67220
                                            Attn:  Vice President
                          Telecopy No.: (316) 828-5390

     3.7 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of Texas applicable to contracts made and to be performed in that state.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                                 Rio Grande:

                                RIO GRANDE, INC.


                                                 By:___________________________
                                                 Its:


                                                 Purchaser:

                            KOCH EXPLORATION COMPANY



                                                By:___________________________
                                                Its:







30142402.2

                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made this 16th day of January, 1997, by and among Robert A. Buschman and Guy Bob Buschman, in their capacities as stockholders, (the "Founders"), Rio Grande, Inc., a Delaware corporation (the "Company"), and the persons and organizations whose signatures appear below (whether one or more, the "Stockholders").

     WHEREAS, pursuant to that certain Preferred Stock Purchase Agreement dated as of January 15, 1997, the Stockholders acquired from the Company shares of its Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and shares of its Series B Preferred Stock, par value $.01 per share ("Series B Preferred Stock") which are convertible into shares of common stock of the Company, par value $.01 per share, as more fully set forth in the Certificate of Designation filed with the Secretary of State of Delaware on January 15, 1997 (such Common Stock, adjusted, hereinafter referred to as, the "Common Stock"); and

     WHEREAS, the Founders are presently the legal or beneficial owner of 2,360,940 shares, collectively, of the outstanding Common Stock of the Company; and

     WHEREAS, the Founders have agreed pursuant to this Agreement, among other things, to grant the Stockholders the opportunity to participate, upon the terms and conditions set forth in this Agreement, in certain subsequent sales of the Common Stock of the Company made by the Founders to induce the Stockholders to make the proposed investment;

     NOW, THEREFORE, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS:

                                    ARTICLE 1
                               Sales by a Founder

     1.1 Notice of Certain Purchase Offers. Prior to January 18, 2002 (unless otherwise terminated pursuant to Section 5.1 hereof), except as set forth in
Section 1.5, should either Founder propose to accept one or more bona fide offers (collectively the "Purchase Offer") from any Persons to purchase shares of the Company's Common Stock from the Founder (a "Transferring Founder"), then such Transferring Founder shall promptly notify each Stockholder of the terms and conditions of such Purchase Offer. For purposes hereof, a "Person" means a natural person, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.





30142402.2



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






     1.2 Right to Participate. Each Stockholder shall have the right, exercisable upon written notice to the Transferring Founder within 15 Business Days after the date of receipt of the notice of the Purchase Offer, to participate in the Transferring Founder's sale of Common Stock on the same terms and conditions. A "Business Day" means any day other than Saturday, Sunday or a day on which national banks located in the State of Kansas are authorized to be closed for business. If no Stockholder elects to participate in the Purchase Offer as provided herein, then the Transferring Founder may offer such Common Stock to any Outsider pursuant to the terms of the Purchase Offer. To the extent a Stockholder exercises such right of participation, the number of shares of Common Stock which the Transferring Founder may sell pursuant to such Purchase Offer shall be correspondingly reduced in accordance with the provisions below. The right of participation of each Stockholder shall be subject to the following terms and conditions:

              (a) Each Stockholder may sell all or any part of that number of shares of Common Stock of the Company which it then owns equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock covered by the Purchase Offer by (ii) a fraction the numerator of which is the number of shares of Common Stock of the Company at the time owned by such Stockholder and the denominator of which is the combined number of shares of Common Stock of the Company at the time owned by the Transferring Founder (including shares transferred to Permitted Transferees as hereinafter defined in accordance herewith) and the Stockholders. For purposes of making such computation, each Stockholder shall be deemed to own the number of shares of Common Stock into which all its Series B Preferred Stock is convertible on the date such Stockholder receives the notice of the Purchase Offer.

              (b) Each Stockholder may participate in the sale by delivering to the Transferring Founder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent

                      (i) the number of shares of Common Stock which such Stockholder elects to sell pursuant to this Section 1.2 not to exceed the number of shares of Common Stock which it may sell as determined in accordance with
Section 1.2(a) above; or

                      (i) that number of shares of Series B Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Stockholder elects to sell pursuant to this Section 1.2 not to exceed the number of shares of Common Stock which it may sell as determined in accordance with Section 1.2(a) above; provided, however, that if the purchase offeror objects to the delivery of Series B Preferred Stock in lieu of Common Stock, such Stockholder may convert and deliver Common Stock as provided in subparagraph (b)(i) above.




30142402.2

              (c) If a Stockholder elects not to participate in such a sale and the terms and conditions of such sale thereafter materially change (except with regard to the purchase price, as to which any change shall be deemed material), the Founders must once again give the notice required in Section 1.1 and allow each such Stockholder the opportunity to participate in such sale.

     1.3 Consummation of Sale. The stock certificate or certificates which the Stockholder delivers to the Transferring Founder pursuant to Section 1.2 shall be transferred by the Transferring Founder to the purchase offeror in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Section 1.1 notice to the Stockholders, and the Transferring Founder shall promptly thereafter remit to such Stockholder that portion of the sale proceeds to which such Stockholder is entitled by reason of its participation in such sale.

     1.4 Ongoing Rights. The exercise or non-exercise of the rights of the Stockholders hereunder to participate in one or more sales of Common Stock made by the Founders shall not adversely affect their rights to participate in subsequent  sales of Common  Stock by either  Founder  pursuant  to Section  1.1 hereof.

     1.5 Permitted Transfers. The participation rights of the Stockholders and restriction on transfers by the Founders shall not apply (a) to offers or sales by the Founders or their Permitted Transferees in an underwritten public offering or otherwise pursuant to an effective registration statement, on the facilities of a national securities exchange or in any other recognized public securities market, (b) to any pledge of Common Stock made by a Founder pursuant to a bona fide loan transaction which creates a mere security interest, (c) upon the death of a Founder, to any transfer of Common Stock owned by such Founder on the date of such Founder's death to such Founder's ancestors or descendants or spouse or to a trustee for their benefit or to any charity, (d) to any inter vivos gift of shares to such Founder's ancestors or descendants or spouse or to a trust for the benefit of any of the foregoing, or (e) to any other bona fide gift (collectively, "Permitted Transfers" and the respective transferees "Permitted Transferee"); provided, however, that (i) such Founder shall inform the Stockholders of any Permitted Transfer involving more than one percent (1%) of the outstanding stock on a fully diluted basis and (ii) to the extent any Person (other than an underwriter in connection with a registered offering) acquires beneficial ownership of Common Stock representing more than 5% of the then outstanding shares of Common Stock on a fully diluted basis as a result of a Permitted Transfer, the transferring Founder will request such Person to furnish the Stockholders with a written agreement to be bound by and comply with




30142402.2
all provisions of this Agreement applicable to such Founder; provided, to the extent a Founder makes a Permitted Transfer and subsequently re-acquires shares from such Permitted Transferee, those shares shall again become subject to the terms hereof.

     1.6 Restrictions on Transfer On or Before January 18, 2000. Without the prior written consent of the Stockholders, except as otherwise expressly permitted by Sections 1.5(a)-(d) neither Founder will sell, assign or otherwise transfer any shares of Common Stock owned by such Founder on or before January 18, 2000; provided, that if the Stockholders consent to a proposed sale, assignment or transfer on or before January 18, 2000 pursuant to this provision, the other provisions of this Agreement will apply to such sale, assignment or transfer.



                                    ARTICLE 2
                              Sales by Stockholders

     2.1 During the term hereof and except as set forth in this Article 2, no Stockholder may sell any Series B Preferred Stock which such Stockholder now owns, or which such Stockholder may hereafter acquire, to a person not a party to this Agreement (an "Outsider"), unless such person is an affiliate of such Stockholder, without first offering the Series B Preferred Stock which the Stockholder wishes to transfer to the Company and the Founders pursuant to the procedures set forth in this Article on substantially the same terms as will be offered to the Outsider. If, at the end of the Second Option Period as provided in Section 2.4, the Company or the Founders have not agreed to acquire all of the offered Series B Preferred Stock, then all of such Series B Preferred Stock may be transferred to an Outsider in compliance with Section 2.3.

     2.2 All offers to transfer made pursuant to this Article shall state the proposed purchase price and all other terms applicable to the proposed transfer to the Outsider.

     2.3 Any transfer to an Outsider must be effected in accordance with the provisions hereof:

                  (a) the transferring Stockholder shall transfer all the Preferred Stock which was offered pursuant to Section 2.1;

                  (b) such transfer must be made on substantially the same terms set forth in the offer to the Company and the Founders; and

                  (c) such transfer must be made within one hundred (120) days




30142402.2
         after expiration of the Second Option Period.

         Any proposed transfer of Series B Preferred Stock which does not comply with the provisions of Section 2.3 must be reoffered to the Company and the Founders.

         2.4 Before any Stockholder may transfer or dispose of all or any of such Stockholder's Series B Preferred Stock in a transaction subject to the provisions of this Article, such Stockholder must first offer such Series B Preferred Stock to the Company and, if the Company refuses such offer, then to the Founders pro rata, according to their then existing Common Stock ownership interests. The offering price shall be equal to or less than the price, and otherwise on substantially the same terms, proposed to be offered by such Stockholder to the Outsider. Such offer to the Company shall be held open by such Stockholder for a period of ten (10) days from the date of such offer, which period shall be known as the "First Option Period" and such offer to the Founders shall be held open by such Stockholder for a period of ten (10) days from the end of the First Option Period, which period shall be known as the "Second Option Period".

         2.5 The Company may, within the First Option Period, accept such offer as to all the Series B Preferred Stock so offered. In the event such offer is not accepted by the Company, then the Founders may, pro rata or otherwise as agreed among said Founders, within the Second Option Period, accept such offer as to all the Series B Preferred Stock so offered. In the event such offer is not accepted by the Company and/or the Founders as to all the Series B Preferred Stock so offered, then the transferring Stockholder may offer such Series B Preferred Stock to any Outsider pursuant to the terms of Section 2.3; provided, if either the Company or the Founders elects not to participate in such a sale and the terms and conditions of such sale thereafter materially change, the transferring Stockholder must once again give the notice required in Section 2.1 and allow the Company and the Founders to exercise their right under this
Article 2.

                                    ARTICLE 3
                              Prohibited Transfers

         3.1 Treatment of Prohibited Transfers. In the event a Founder should sell any Common Stock of the Company in contravention of the participation rights of the Stockholders under this Agreement (a "Prohibited Transfer"), the Stockholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 3.2 below, and such Founder (the "Breaching Founder") shall be bound by the applicable provisions of such put option.





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                                      E-108

         3.2 Put Option. In the event of a Prohibited Transfer, each Stockholder shall have the right to sell to the Breaching Founder a number of shares of Common Stock of the Company (either directly or through delivery of convertible Series B Preferred Stock) equal to the number of shares each Stockholder would have been entitled to transfer to the purchaser in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:

                  (a) The price per share at which the shares are to be sold to the Breaching Founder shall be equal to the price per share paid by the purchaser to the Breaching Founder in the Prohibited Transfer. Such Breaching Founder shall also reimburse each Stockholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Stockholder's rights under this Article 3.

                  (b) Within 90 days after the later of the date on which the Stockholders (i) received notice from the Breaching Founder of the Prohibited Transfer or (ii) otherwise become aware of the Prohibited Transfer, each Stockholder shall, if exercising the put option created hereby, deliver to such Breaching Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  (c) Such Breaching Founder shall, upon receipt of the certificate or certificates for the shares to be sold by a Stockholder, pursuant to Section 3.2(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 3.2(a), by certified check or bank draft made payable to the order of such Stockholder.


                                    ARTICLE 4
                              Legended Certificates

         4.1 Legend. Each certificate representing shares of Series B Preferred Stock of the Company issued to the Stockholders or of the Common Stock of the Company now or hereafter owned by the Founders or issued to any Permitted Transferee of the Stockholders who agrees to be bound by the restrictions set forth herein shall be endorsed with the following legend:




30142402.2

         "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

         4.2 Legend Removal. The Section 4.1 legend shall be removed (i) upon termination of this Agreement in accordance with its terms; or (ii) in connection with a Permitted Transfer or other sale permitted by terms hereof; provided the Company may request an opinion of counsel reasonably acceptable in form and substance to the Company to the effect that the proposed transfer is permitted pursuant to the terms of this Article and that the shares issued to the transferee are not required to be legended in accordance with the terms hereof.

                                    ARTICLE 5
                            Miscellaneous Provisions

         5.1  Termination.  This Agreement  shall terminate upon the earliest of
(i) the consummation of an underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933, as amended, which results in aggregate net proceeds to the Company of not less than $20,000,000 at a public offering price of more than the Minimum Price (as defined in the Certificate of Designation, Preferences and Rights dated January 15, 1997), appropriately adjusted to reflect any stock split, stock dividend or recapitalization of the Company from the date of this Agreement; (ii) as to any party, upon the death of such party; (iii) as to the Stockholders, at such time as the Stockholders cease to own 50,000 shares of Series A Preferred Stock, 50,000 shares of Series B Preferred Stock; or Common Stock representing in the aggregate more than ten percent (10%) of the outstanding Common Stock of the Company on a fully diluted basis; (iv) as to either Founder, at such time as said Founder ceases to own Common Stock representing in the aggregate more than ten percent (10%) of the outstanding Common Stock on a fully diluted basis; or (v) upon the expiration of five years from the date hereof (except in regard to Section 5.9).

         5.2 Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.




30142402.2

         5.3 Successors and Assigns. Except as otherwise set forth herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The participation rights of the Stockholders hereunder are only assignable (i) by each of such Stockholders to any partner, shareholder or affiliate thereof, or (ii) to an assignee or transferee who acquires at least 50,000 shares of Series B Preferred Stock (or shares of Common Stock issuable upon conversion of such Series B Preferred Stock or a combination of such Series B Preferred Stock and Common Stock). As used herein, an "affiliate" of a Stockholder shall mean any Person who controls, is under common control with, or is controlled by such Stockholder.

         5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         5.5 Amendments. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the parties hereto. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such party, provided, however, that holders of a majority of the Common Stock issued or issuable upon conversion of the Series B Preferred Stock may, with the prior written consent of the Founders and the Company, waive, modify or amend on behalf of all Stockholders any provisions hereof. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

         5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict of laws.

         5.7 Other Obligations of Company. The Company agrees to inform the Founders and Stockholders of any breach hereof and to assist the Founders and Stockholders in the exercise of their rights and performance of their obligations under Article 3 hereof.

         5.8 Ownership of Shares. Each Founder represents and warrants, with respect to the shares of Common Stock owned by such Founder, that such Founder is the sole legal and beneficial owner of the shares of Common Stock subject to




30142402.2
this Agreement and that no Person has any interest (other than a community property interest) in such shares.

         5.9 Voting Agreement. (a) From and after the date on which shares of Series B Preferred Stock have been converted into shares of Common Stock (the "Trigger Date") and for so long as the Stockholders own in excess of ten percent (10%) of the outstanding shares of Common Stock on a fully diluted basis, the Founders agree to vote all shares of Common Stock owned, controlled or voted by each of them in favor of Stockholders' nominees, if any, for the Board of Directors.

                  (b) The Founders shall not vote any shares of Common Stock owned or controlled by either of them to remove any of the Stockholders' nominees from the Board without the consent of Stockholders holding a majority of the shares of Series B Preferred Stock and Common Stock issued upon conversion of the Series B Preferred Stock owned by all such Stockholders ("Majority in Interest"). Any vacancy on the Board caused by the death, resignation or removal of any of the Stockholders' nominees shall be filled promptly by another person nominated by the Majority in Interest at a special meeting of the Company's stockholders held for that purpose. The failure of the Stockholders to exercise their rights under this Section 5.9 shall not constitute a waiver of their right to exercise such right in the future.





30142402.2

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated above.

                                    FOUNDERS:



                                    Robert A. Buschman

                                    Address:         10101 Reunion Place,
                                    Suite 210
                            San Antonio, Texas 78216




                                    Guy Bob Buschman

                                    Address:           10101 Reunion Place,
                                    Suite 210
                            San Antonio, Texas 78216


                                    COMPANY:

                                    RIO GRANDE, INC.


                                    By:
                                    Title:

                                    Address:         10101 Reunion Place
                                                     Union Square, Suite 210
                                                     San Antonio, TX  78216
                                                     Attention:  President






30142402.2

                                  STOCKHOLDER:

                                  KOCH EXPLORATION COMPANY


                                  By:
                                  Title:

                                  Address:         4111 E. 37th Street North
                                Wichita, KS 67220
                                                   Attention:  Vice President



Consent of Spouse:

         I acknowledge that I have read the foregoing Agreement and that I know its contents, and I agree to be deemed to be a "Founder" for purposes of the foregoing Agreement. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of Common Stock of the Company held of record by either or both of us, including my community property interest in such shares, if any, co-sale rights (as described in the Agreement) must be granted to the Stockholders by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.

                          SPOUSE OF ROBERT A. BUSCHMAN:



                                          Name:


                           SPOUSE OF GUY BOB BUSCHMAN:



                                          Cindy Buschman





30142402.2

1/15/97


                        FIRST AMENDMENT TO LOAN AGREEMENT


         FIRST AMENDMENT TO LOAN AGREEMENT dated as of January 15, 1997, among RIO GRANDE, INC. and RIO GRANDE DRILLING COMPANY, each having its address at Union Square, Suite 210, 10101 Reunion Place, San Antonio, Texas 78216- 4156, referred to herein as the "Borrowers", and COMERICA BANK - TEXAS, Second Floor, Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201, referred to herein as the "Bank".

                                 R E C I T A L S


A. The Borrowers and the Bank are parties to a Loan Agreement dated as of March 8, 1996 (the "Original Loan Agreement").

         B. The indebtedness of the Borrowers to the Bank under the Original Loan Agreement is presently evidenced by a promissory note made by the Borrowers payable to the order of the Bank in the original principal sum of $10,000,000 dated as of March 8, 1996 (the "Original Note"). The outstanding balance of the Original Note as of this date is $5,050,000.

         C. The obligations of the Borrowers to the Bank under the Original Loan Agreement and the Original Note are secured by interests in oil and gas properties owned by Rio Grande Drilling Company and by Rio Grande Offshore, Ltd., an affiliate of the Borrowers. These properties are located in the states of Louisiana, Mississippi, Oklahoma, Texas and Wyoming, and these are the "Mortgaged Properties" under the Original Loan Agreement.

         D. The Borrowers have raised $10,000,000 through the sale of preferred stock of Rio Grande, Inc. The Borrowers have requested the Bank increase the loan availability under the credit facility created by the Original Loan Agreement to enable them to borrow up to an additional $12,000,000. The Borrowers propose to use portions of the net proceeds from the sale of preferred stock and the loan increase to acquire from a consortium of sellers acting through their agent, Brechtel Energy Corporation, certain mineral interests in oil and gas properties located in Allen Parish, Louisiana known as the Righthand Creek Field.

         E. The Borrowers have requested that the Bank modify the amount and terms of payment of the Original Note and extend the maturity date of




30142402.2
the Original Note and make various amendments to the Original Loan Agreement and the related Loan Documents (as defined in the Original Loan Agreement) in order to consummate this property acquisition. The Bank is agreeable to such requests, subject to the terms and conditions hereof, including without limitation, the amendment of the liens against the presently existing Mortgaged Properties to secure expressly the modified and increased indebtedness, and the mortgage to the Bank of the interests to be acquired in the Righthand Creek Field as additional collateral, all as hereinafter set forth.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.0 Definitions. The defined terms used herein shall have the same meanings as provided therefor in the Original Loan Agreement, unless the context hereof otherwise requires or provides. The term "Loan Agreement" means the Original Loan Agreement as amended by this First Amendment to Loan Agreement and as the same may hereafter be amended from time to time. In addition, the following terms have the meaning set forth below:

                  "Affidavit of Payment of Trade Bills - New Properties":  See
         Section 5.8.

                  "Effective Date" means January 16, 1997.

                  "First Renewal Note" means that certain renewal and extension promissory note made by the Borrowers payable to the order of the Bank in the original principal sum of $50,000,000 dated January 15, 1997, and having a final maturity date of February 1, 2000, which is a renewal and extension of the Original Note.

                  "Maturity Date" means February 1, 2000.

                  "Maximum Rate" means the higher of the maximum interest rate allowed by applicable United States or Texas law as amended from time to time and in effect on the date for which a determination of interest accrued under the Note is made. The determination of the maximum rate permitted by applicable Texas law shall be made pursuant to the indicated rate ceiling as defined in Tex.Rev.Civ.Stat.Ann. art. 5069-1.04, but Bank reserves the right to implement from time to time any other rate ceiling permitted by such law.

                  "Modification Papers" mean this First Amendment to Loan




30142402.2

         Agreement, the First Renewal Note, the New Oil and Gas Mortgage, the New Louisiana Commercial Security Agreement, the Property Certificate New Properties, the Affidavit of Payment of Trade Bills - New Properties, the Transfer Order Letters - New Properties, the UCC-1 financing statements, the Section 26.02 Notice, the Mortgage Amendments, the officer's certificates for both Borrowers and of the general partner of Offshore, and all other documents executed by the Borrowers, Rio Grande Offshore, Ltd. and their officers and affiliates in connection with the transactions described in this First Amendment to Loan Agreement.

                  "Mortgage Amendments":  See Section 2.0.

                  "New  Louisiana   Commercial  Security  Agreement"  means  the
         security agreement granting the Bank liens against the New Properties.

                  "New Oil and Gas Mortgage" means the Oil and Gas Mortgage granting the Bank liens against the New Properties.

                  "New Properties"  mean those Oil and Gas Properties  listed on
         Schedule V attached hereto which are the properties known as the Righthand Creek Field located in Allen Parish, Louisiana, which are being acquired from a consortium of sellers acting through their agent, Brechtel Energy Corporation.

                  "Offshore" means Rio Grande Offshore, Ltd., a Texas limited partnership which is 100% owned or controlled, directly or indirectly, by the Borrowers.

                  "Original Loan Agreement":  see Recital A.

                  "Original Note":  see Recital B.

                  "Preferred Stock Designation Certificate" means that certain document captioned "Certificate of Designation of Preferences and Rights of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock of Rio Grande, Inc." dated as of January 15, 1997.

                  "Preferred Stock Purchase Agreement" means that certain Preferred Stock Purchase Agreement between Rio Grande, Inc. and Koch Exploration Company dated as of January 16, 1997, as amended.

                  "Permitted Commodity Swap Transaction":  See Section 5.0.




30142402.2

         2.0 Renewal and Extension of Original Note and Addition of Collateral. The Borrowers shall pay the Bank all accrued interest on the Original Note to the Effective Date. Then, the outstanding principal balance of the Original Note on the Effective Date, which is $5,050,000, shall be renewed and extended and shall be evidenced by the First Renewal Note. The First Renewal Note will continue to be secured by all of the collateral presently securing the Original Note, including without limitation, the Mortgaged Properties described in the Original Loan Agreement and the Oil and Gas Mortgages (other than those Mortgaged Properties which have subsequently been released with the consent of the Bank), and pursuant thereto, each of such presently existing Oil and Gas Mortgages shall be amended to secure expressly the First Renewal Note pursuant to the terms of mortgage amendments (the "Mortgage Amendments") which shall be satisfactory in form and substance to the Bank. In addition, as further security for the indebtedness evidenced by the First Renewal Note, the Borrowers shall mortgage, and shall cause Offshore to mortgage, to the Bank their respective Mineral Interests in the New Properties pursuant to the terms of the New Oil and Gas Mortgage. The provisions of the New Oil and Gas Mortgage to the contrary notwithstanding, Offshore need not comply with the covenants contained in Sections 1.3, 1.4, 1.5 and 1.6(a) of the New Oil and Gas Mortgage with respect to that portion of the New Properties known as the Ballard Unit U WX RB SUA (the "Ballard Unit"), until such time as the Ballard Unit has been included within the Borrowing Base.

         3.0 Borrowing Base Matters. The parties agree that on the Effective Date the Borrowing Base shall be $17,050,000. The parties further agree that the next scheduled Determination Date shall be February 1, 1998. The parties further agree to modify and increase the "Monthly Reduction Amount" as set forth in
Section 7.0 hereof.

         4.0 Uses of Proceeds. As the result of the increase of the Borrowing Base to $17,050,000, an additional $12,000,000 of new funds is now available for Loans under the Loan Agreement. In addition to the uses of proceeds specified in
Section 2.2 of the Original Loan Agreement, proceeds of Loans (a) shall be used to refinance the existing indebtedness of the Borrowers to the Bank evidenced by the Original Note and to complete the acquisition of the New Properties, and (b) may be used to repay the obligations of the Borrowers under the Note Purchase Agreement and for capital expenditures in connection with the development of oil and gas properties.

         5.0  Permitted   Commodity  Swap  Transactions.   The  term  "Permitted
Commodity  Swap   Transaction"   means  a  commodity  swap  protection   pricing




30142402.2
arrangement entered into by either Borrower in the ordinary course of business which meets both volume and pricing parameters determined by the Bank in its sole discretion in accordance with then-current practices, customary procedures and standards used by the Bank for its petroleum industry customers, consistently applied with respect to petroleum industry customers similarly situated. Simultaneously with the determination of the Borrowing Base under the Original Loan Agreement, the Bank will establish volume and pricing parameters for all Permitted Commodity Swap Transactions in the aggregate, each of which
(a) shall be established for a thirty-six (36) month period commencing on the "as of" date utilized in the Bank's engineering with each Borrowing Base redetermination, and (b) shall remain in effect until the next time the Borrowing Base is redetermined. Redetermined volume and pricing parameters shall be effective for all Permitted Commodity Swap Transactions entered into after the date of redetermination, but the Borrowers shall not be required to redeem, cover or cancel any then-existing Permitted Commodity Swap Transaction which met the applicable standards in effect at the time it was initially executed. Initially, the Bank establishes the aggregate volume and pricing parameters for crude oil hedging for the thirty-six (36) month period transactions commencing November 1, 1996, as are set forth on Exhibit E attached hereto.

         6.0 Conditions Precedent. The transactions contemplated by the First Amendment to Loan Agreement shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of the Bank, unless waived in writing by the Bank:

                  6.1 Loan Origination Fee. The Borrowers shall have paid the Bank a loan origination fee of $75,000.

                  6.2  Effectiveness  of  Modification   Papers.   Each  of  the
         Modification Papers shall be in full force and effect.

                  6.3  Payment  of  Accrued   Interest  on  Original  Note.  The
         Borrowers shall have paid the Bank the accrued interest on the Original Note to the Effective Date.

                  6.4 Closing of Transactions Under Preferred Stock Purchase Agreement. The Borrowers shall have delivered evidence satisfactory to the Bank of the closing of the transactions described in the Preferred Stock Purchase Agreement and the payment to Rio Grande, Inc. of the Purchase Price, as defined therein.

                  6.5 Payment of Subordinated Debt. The Borrowers shall have made arrangements for the prompt payment in a manner satisfactory to the Bank of all obligations owed under the Note Purchase Agreement.





30142402.2

                  6.6 Property Certificates. The Borrowers shall have delivered to the Bank one or more Property Certificates for the New Properties (each a "Property Certificate - New Properties"), which shall be in the form of Exhibit "C" attached to the Original Loan Agreement containing the information as provided therein.

                  6.7 Transfer Order Letters. The Borrowers shall have delivered, and shall have caused Offshore to deliver, to the Bank one or more Transfer Order Letters for each of the New Properties (each a "Transfer Order Letter - New Properties"), which shall be in the form of Exhibit "D" attached to the Original Loan Agreement containing the information as provided therein.

                  6.8 Affidavit of Payment of Trade Bills. The Borrowers shall have delivered, and shall have caused Offshore to deliver, to the Bank an affidavit (each an "Affidavit of Payment of Trade Bills - New Properties") which shall be substantially in the form of the Affidavit of Payment of Trade Bills delivered pursuant to the Original Loan Agreement containing the certifications as provided therein for the New Properties.

                  6.9 Title Opinions. The Borrowers shall have caused to be delivered to the Bank one or more current favorable title opinions, addressed to the Bank upon which the Bank may rely with respect to the New Properties to be acquired with the proceeds of the Loan to be funded upon the occurrence of the Effective Date. Each title opinion shall opine as to such matters incident to such New Properties as the Bank may reasonably request including the following:

                           (a) Offshore has good and defensible title to all such New Properties to the extent of its Mineral Interests as specified therein, free and clear of all liens and encumbrances.

                           (b) Offshore is entitled to receive, after giving effect to all royalties, overriding royalties and other burdens payable out of production, a decimal share of all hydrocarbons produced and sold from such New Properties before and after payout, as set forth in the opinion.

                           (c) Offshore's operating interest in such New Properties is not obligated to bear a decimal share of all costs and expenses from the operation thereof in excess of that set forth in the opinion, before and after payout.




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






                  6.10 Cleanup of Certain Matters Relating to Acquisition Title Opinion. The legal issues raised in Requirement No. 1, Requirement No. 10(6) and Requirement No. 11 of that certain Acquisition Title Opinion for the properties known as the Reservoirwide Unit U WX RD SU of the Righthand Creek Field prepared by Michael C. McKeough dated December 23, 1996, have been complied with or otherwise addressed in a manner acceptable to the Bank.

                  6.11 Credit Opinion. There shall have been delivered to the Bank a favorable opinion of Borrowers' counsel covering such matters incident to the Loan to be funded upon the occurrence of the Effective Date as the Bank may reasonably request.

                  6.12 Borrowing Request. The Borrowers shall have given the Bank a Borrowing Request appropriately completed in compliance with the requirements of the Loan Agreement.

                  6.13 Release of Prior Lien. There shall have been delivered to the Bank a release acceptable to the Bank executed by First National Bank of Commerce of New Orleans, Louisiana, releasing such bank's lien against New Properties.

                  6.14 Finder's Fees. The Borrowers shall have made arrangements satisfactory to the Bank for the payment in full all finder's fees and brokerage commissions, if any, relating to the issuance of the preferred stock of Rio Grande, Inc., and the acquisition of the New Properties.

                  6.15 Section 26.02 Notice. The Borrowers and Offshore shall have executed a Section 26.02 Notice.

                  6.16 Documentation and Proceedings. The Borrowers shall have delivered resolutions of their board of directors, and the Borrowers shall have caused Offshore to deliver appropriate evidence of authority of its general partner acting on behalf of Offshore, authorizing their execution, delivery and performance of the Modification Documents to which they are parties.

                  6.17 Additional Documents. Each Borrower and Offshore shall have executed and delivered to the Bank such additional documents and certificates with respect to the transactions contemplated by this First Amendment to Loan Agreement as the Bank shall have reasonably requested.

                  6.18 Required Acts and Conditions. All acts, conditions and




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                                      E-121

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         things required to be done and performed and to have happened precedent to the consummation of the transactions contemplated by this First Amendment to Loan Agreement and to the continued performance and effectiveness of each of the Modification Papers shall have been done and performed and shall have happened in due compliance with all applicable laws.

                  6.19 No Default. There shall exist no event of default under the Original Loan Agreement, and there shall exist no condition, event or act which, with the giving of notice or lapse of time, or both, would constitute an event of default under the Original Loan Agreement.

                  6.20 Expenses. The Borrowers shall have paid all reasonable expenses of the Bank in connection with the transactions contemplated by the Modification Papers including but not limited to engineering fees incurred by the Bank and fees and expenses of counsel for the Bank.

         7.0 Amendments to Original Loan Agreement. When the obligations of the parties become effective as provided in Section 6.0 hereof, the Original Loan Agreement shall be deemed to be amended as follows:

                  (a) The lead in to the definitions contained in Section 1.0 shall be amended to read in its entirety as follows:

                           "1.0 Definitions.  Certain definitions concerning the
                  interest rate provisions are set forth on Schedule VI. In addition, the following terms shall have the meanings set forth with respect thereto:"

                  (b) The definition of "Monthly Reduction Amount" shall be amended to read in its entirety as follows:

                           "'Monthly  Reduction Amount' means $333,000 per month
                  commencing April 1, 1997 and continuing through and including December 1, 1998 (subject to adjustment as provided in Section
                  3.5 hereof), and thereafter in the amount of $333,000 per month unless or until adjusted as provided in Section 3.5 hereof.

                  (c) The figure "$10,000,000" on the fourth line of the first sentence of Section 2.1 shall be amended to be "$50,000,000".

                  (d) Section 2.2 shall be amended by adding the following clauses at the end thereof:




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                           ". . ., and (d) to  refinance  existing  indebtedness
                  owed to Bank, and (e) to repay obligations owed under the Note Purchase Agreement, and (f) for capital expenditures in connection with the development of oil and gas properties."

                  (e) Section 2.3 shall be amended to read in its entirety as follows:

                           "2.3 Promissory  Note. The obligation of Borrowers to
                  repay the aggregate principal balance of all Loans hereunder outstanding at any one time (the 'Principal Debt' shall be evidenced by a Promissory Note (the 'Note') which shall (a) be dated January 15, 1997, (b) be payable on or before the Maturity Date for the amount of $50,000,000, or the Principal Debt then outstanding, whichever is less, (c) bear interest from the date thereof until paid at the interest rate and be payable in the manner as is hereinafter set forth, (d) be entitled to the benefits of the Loan Agreement and the security provided for in the Loan Agreement, and (e) be in such form as is acceptable to the Bank. The Note shall be given in substitution for and in renewal and extension of the Original Note with the effect that $5,050,000, which is the unpaid balance of the Original Note as of this date, shall become part of the principal balance of the Note. The Note shall be given in substitution and in renewal and extension of that certain promissory note made by Borrowers payable to the order of Bank in the Original Principal Sum of $10,000,000 dated March 8, 1996 (the 'Original Note'), with the effect that $5,050,000 which is the unpaid balance of the Original Note as of this date, shall become part of the principal balance of the Note."

                  (f)      "2.4     INTENTIONALLY OMITTED"

                  (g) The figure  "$10,000,000 in the second sentence of Section
         2.6 shall be amended to be "$50,000,000".

                  (h) New Sections 2.7, 2.8, 2.9, 2.10,  2.11,  2.12, 2.13, 2.14
         and 2.15 shall be added which read in their entirety as follows:

                           "2.7  Procedure  for  Borrowing.  Whenever  Borrowers
                  desire a Loan hereunder, Borrowers shall give Bank notice in the form of Exhibit A attached hereto specifying (a) the date (which shall be a Business Day in the case of a Prime Rate





30142402.2

                  Loan or a Eurodollar  Business Day in the case of a Eurodollar
                  Loan) of the proposed borrowing, (b) the amount to be borrowed, (c) the portion of the borrowing constituting a Prime Rate Loan and/or a Eurodollar Loan (which may only be in Incremental Portions), and (d) if any portion of the proposed borrowing constitutes a Eurodollar Loan, the initial Eurodollar Interest Period selected by Borrowers (thirty days, sixty days, ninety days, or one hundred eighty days). Such notice shall be given by 10 a.m. (Dallas, Texas time) on the date of the proposed borrowing in the case of a Prime Rate Loan, and by 10 a.m. (Dallas, Texas time) two (2) Business Days prior to the date of the proposed borrowing in the case of a Eurodollar Loan. The notice required may be given telephonically by Borrowers to Bank, but upon giving such telephonic notice Borrowers shall immediately thereafter provide Bank with the written notice attached hereto as Exhibit A. All notices given under this Section 2.7 shall be irrevocable. Not later than 2:00 p.m. (Dallas, Texas time) on the date of the proposed borrowing and upon fulfillment of all other conditions required by this Agreement, Bank will make such Loan available to Borrowers by crediting the amount thereof to Borrowers' account with Bank or otherwise disbursing it as Borrowers shall request in writing. No Loans may be obtained after the Maturity Date.

                           2.8 Interest Rate Options For Loans. The interest rate options available hereunder for Loans shall be for Prime Rate Loans and for Eurodollar Loans. No more than two (2) different Eurodollar Loans may be outstanding at any one time.

                           2.9 Prime Rate Loans. Borrowers agree to pay interest
                  (calculated on the basis of the actual days elapsed in a year consisting of 365 days) with respect to the unpaid principal amount of each Prime Rate Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise) at a varying rate per annum equal to the lesser of (i) the Maximum Rate or (ii) the Prime Rate plus 1/2 percent (.50%) per annum. The interest in respect of each Prime Rate Loan shall be payable on the last day of each Prime Rate Interest Period. Each Prime Rate Loan may be prepaid in whole or in part at any time and from time to time without premium or penalty.





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                                      E-124

                           2.10 Eurodollar Loans. Borrowers agree to pay interest (calculated on the basis of actual days elapsed in a year consisting of 360 days) with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise) at a rate per annum equal to the lesser of (i) the Maximum Rate or (ii) the Eurodollar Rate applicable to such Eurodollar Loan. Subject to the provisions of this Agreement as to prepayment, interest with respect to each Eurodollar Loan shall be payable on the last day of each Eurodollar Interest Period. Subject to the provisions of this Agreement as to prepayment, the principal of each Eurodollar Loan shall be due and payable on the last day of each applicable Eurodollar Interest Period and may be paid or renewed or shall automatically be converted to a Prime Rate Loan on the last day of such Eurodollar Interest Period as hereinafter provided. If Borrowers are not in default hereunder and desire to renew such Eurodollar Loan and the amount thereof is at least an Incremental Portion, Borrowers shall deliver the notice required in Section 2.7 hereof and designate whether the Eurodollar Interest Period to commence on the expiration date of the prior Eurodollar Interest Period shall be a thirty day, sixty day, ninety day or one hundred eighty day period. If Bank has not received timely permissible notice of designation of such Eurodollar Interest Period as herein provided, Borrowers shall be deemed to have elected to convert such maturing Eurodollar Loan to a Prime Rate Loan.

                           2.11 Interest Rate Determination. Bank shall determine each interest rate applicable hereunder and shall give prompt notice to Borrowers of each rate of interest so determined.

                           2.12 Conversion Option: Prime Rate Loans to Eurodollar Loans. Borrowers may convert its Prime Rate Loans to Eurodollar Loans by giving Bank irrevocable written notice of such election at least two (2) Eurodollar Business Days prior to the proposed conversion date. The notice of conversion to a Eurodollar Loan shall include (1) the amount of the Prime Rate Loan to be converted (which must be converted in Incremental Portions), and (2) the duration of the Eurodollar Interest Period selected (thirty days, sixty days, ninety days or one hundred eighty days). If Borrowers





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                                      E-125
                  are not in default hereunder, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day, on the next succeeding Eurodollar Business Day, but if Borrowers are in default hereunder, no conversion may occur.

                           2.13 Conversion Option: Eurodollar Loans to Prime Rate Loans. Borrowers may convert all or any part of its Eurodollar Loans to Prime Rate Loans by giving Bank irrevocable written notice of such election prior to 10 a.m. (Dallas, Texas time) on the conversion date, if such conversion date is the last day of a Eurodollar Interest Period with respect thereto, or at least two (2) Eurodollar Business Days prior written notice if the conversion date is a day other than the last day of the Eurodollar Interest Period with respect thereto. Such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. A conversion of a Eurodollar Loan to a Prime Rate Loan on a day other than the last day of the Eurodollar Interest Period for the Eurodollar Loan in question shall constitute a prepayment which may require the payment of the breakage fee described in Section 6 of Schedule VII attached hereto. All conversion notices given hereunder shall be irrevocable.

                           2.14 Prepayment of Loans. (a) Borrowers may at any time and from time to time prepay any Prime Rate Loan, in whole or in part, and (b) Borrowers may at any time and from time to time prepay any Eurodollar Loan in whole or in part, provided that Borrowers first comply with the conditions hereinafter set forth. Borrowers shall give Bank at least two
                  (2) Eurodollar Business Days prior written notice of (i) its intent to prepay, (ii) the amount of principal which will be prepaid, and (iii) the date on which the prepayment will be made. Each prepayment of principal of a Eurodollar Loan shall be in a minimum amount of $100,000 (or the aggregate principal amount outstanding, if less) and in increments of $100,000 in excess thereof (unless the prepayment retires the outstanding principal balance of the Note in full) plus accrued interest thereon to the date of prepayment. Borrowers may also be required to pay Bank the breakage fee described in Section 6 of Schedule VII attached hereto because such payment of a




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                                      E-126

                  Eurodollar Loan is made on a date other than the last day of the applicable Eurodollar Interest Period.

                           2.15 Schedule VI. Reference is made to Schedule VII attached hereto for special provisions relating to Eurodollar Loans."

                  (i) The phrase "1/2 of one percent (.50%) per annum" on the third line of Section 2.6 shall be changed to the phrase "3/8ths of one percent (.375%) per annum".

                  (j) Sections 3.1 and 3.2 shall be amended to read in their entirety as follows:

                           "3.1 Periodic  Determinations  of Borrowing Base. The
                  Borrowing Base shall be redetermined by Bank as of February 1 and August 1 of each year (each a 'Determination Date'), until maturity. The Borrowing Base, as redetermined, shall remain in effect until the next Determination Date, provided that the Borrowing Base may be redetermined between Determination Dates in accordance with Section 3.3 hereof.

                           3.2 Engineering Data to be Provided Prior to Scheduled Determination Dates. (a) On or before January 1 of each year for the Determination Date of February 1, Borrowers shall deliver to Bank such information, reports and data pertaining to the Mineral Interests of Grantor in all of their oil and gas properties, which may include all or a portion of the information and engineering data contained in the Reserve Report, as Bank may reasonably request. Such information shall be updated and supplemented from that contained in the most recent Reserve Report furnished to Bank. Bank shall then determine the Borrowing Base for the six month period beginning February 1.

                           (b)  On  or  before  July  1 of  each  year  for  the
                  Determination Date of August 1, Borrowers shall deliver to Bank a Reserve Report and the other data specified in Section
                  6.4 hereof together with updated and supplemented information and engineering data as is reasonably necessary to bring such Reserve Report current. Bank shall then determine the Borrowing Base for the six month period commencing August 1."





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                                      E-127

                  (k) The figure  "$10,000,000"  on the  second  line of Section
         7.10 shall be amended to be "$50,000,000".

                  (l) Section 7.7 shall be amended to read in its entirety as follows:

                           "7.7  Dividends  and  Distributions.   (a)  Make  any
                  distribution (other than dividends payable in capital stock of Borrowers) on any shares of any class of their capital stock or apply any of their property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrowers; provided however, unless an event of default has occurred and is continuing, Borrowers may make dividend payments to the holders of preferred stock of Rio Grande, Inc. pursuant to the terms of the Preferred Stock Designation Certificate; and (b) permit Rio Grande GulfMex, Ltd. to make any distribution (other than a distribution to its partners in the ordinary course of business and in accordance with the respective partnership interests of such partners) on any partnership interest or apply any of its property or assets to the purchase, redemption or other retirement of any partnership interest."

                  (m) Section 7.9 shall be amended to read in its entirety as follows:

                           "7.9  INTENTIONALLY OMITTED"

                  (n) The first sentence of Section 7.12 shall be amended to read in its entirety as follows:

                           "Permit  the change of control of Rio  Grande,  Inc.,
                  except as the result of actions taken pursuant to the terms of the Preferred Stock Designation Certificate."

                  (o) Section 7.13 shall be amended to read in its entirety as follows:

                           "7.13 Change in Management. Permit Guy R. Buschman to
                  cease being the President and Chief Executive Officer of Borrowers, except as the result of actions taken pursuant to the Preferred Stock Designation Certificate; provided that if Guy R. Buschman is disabled and thus unable to perform his




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                                      E-128
                  duties as President of Borrowers, then Borrowers shall have sixty (60) days within with to appoint a president acceptable to Bank. 'Disabled' as used in the preceding sentence means if, for physical or mental reasons, Guy R. Buschman is unable to perform his duties as President of Borrowers for sixty (60) consecutive days or one hundred twenty (120) days during any 12-month period."

                  (p) A new Section 7.19 shall be added which reads in its entirety as follows:

                           "7.19 No  Amendment of  Preferred  Stock  Designation
                  Certificate or Preferred Stock Purchase Agreement. Modify or amend the terms and provisions of the Preferred Stock Designation Certificate or the Preferred Stock Purchase Agreement."

                  (q) A new Section 7.20 shall be added which reads in its entirety as follows:

                           "7.20  No  Commodity   Swap   Protection  or  Hedging
                  Arrangements. Enter into any commodity swap protection hedging arrangement except for Permitted Commodity Swap Transactions."

                  (r) Section 9.5 shall be amended to read in its entirety as follows:

                           "9.5 Default in Other Debt. An event of default shall
                  occur under the provisions of any instrument (other than the Loan Documents and the Note Purchase Agreement) evidencing indebtedness of Borrowers or the other Grantors for the payment of borrowed money or of any agreement relating thereto (the effect of which is to permit the holder or holders of such instrument to cause the indebtedness evidenced by such instrument to become due prior to its stated maturity), provided Borrowers may default in indebtedness secured by purchase-money security interests so long as the total amount of such indebtedness in default does not exceed $50,000 in the aggregate.

                  (s) The Borrowing Request attached as Exhibit A to the Original Loan Agreement shall be replaced with the Borrowing Request attached as Exhibit A to this First Amendment to Loan Agreement.




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                                      E-129

         8.0 Certain References. All references in the Original Loan Agreement and in the Loan Documents to the Note shall mean the First Renewal Note. All references in the original Loan Agreement and in the Loan Documents to the "Loan Agreement" shall mean the Original Loan Agreement, as amended by this First Amendment to Loan Agreement, and as the same may hereafter be modified and amended from time to time.

         9.0 Representations and Warranties. To induce the Bank to enter into this First Amendment to Loan Agreement, each Borrower represents and warrants as follows (which representations and warranties shall survive the execution and delivery hereof):

                  9.1 Authority and Compliance. The Borrowers have full power and authority to execute, deliver and perform the Modification Papers to which they are parties and to incur and perform the obligations provided for therein. The other Grantors have full power and authority to execute, deliver and perform the Modification Papers to which they are parties and to incur and perform the obligations provided for therein. No consent or approval of any public authority or other third party is required as a condition to the validity or performance of any Modification Papers, and the Grantors are in compliance with all laws and regulatory requirements to which the Grantors are subject except for those laws and regulations the non-compliance with which does not create a possibility of adversely affecting either the financial condition of the Grantors or any of their Mineral Interests in the Mortgaged Properties.

                  9.2 Binding Agreement. This First Amendment to Loan Agreement and the other Modification Papers executed by the Borrowers and the other Grantors constitute valid and legally binding obligations of the Borrowers and the other Grantors, respectively, enforceable in accordance with their terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, or other similar laws affecting creditors' rights generally.

                  9.3 No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the power of authority of any of the Grantors and no provision of any existing agreement, mortgage, indenture or contract binding upon any of the Grantors or affecting any property of the Grantors, which would conflict with or in any way prevent the execution, delivery and carrying out of the terms and provisions of this First Amendment to Loan Agreement and the other Modification Papers.

                  9.4 No Liens. Offshore has good and defensible title to, and




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                                      E-130
         is the beneficial owner of, all Mineral Interests in and to the oil and gas leases which comprise the Mortgaged Properties described in the New Oil and Gas Mortgage. None of the Mineral Interests of Offshore in and to the oil and gas leases which comprise the Mortgaged Properties described in the New Oil and Gas Mortgage are subject to any security interest, mortgage, deed of trust, pledge, lien or title retention document of any character except liens permitted by Section 7.4 of the Original Loan Agreement.

                  9.5 New Properties Same As Properties Engineered. All of the New Properties described in and covered by the engineering reports which have been previously delivered to and relied upon by the Bank in connection with this First Amendment to Loan Agreement are part of the properties mortgaged to the Bank pursuant to the New Oil and Gas Mortgage.

                  9.6 Certain Representations Under Original Loan Agreement. All representations and warranties contained in Sections 8.3, 8.6, 8.8 and
         8.9 are true and correct in all material respects (the representations made in Sections 8.6 and 8.8 are made with respect to facts as they exist as of the Effective Date).

         10.0 Supplemental Title Opinion Post Closing. Within ninety (90) days after the Effective date, the Borrowers shall cause to be delivered to the Bank one or more current favorable title Opinions addressed to the Bank upon which the Bank may rely with respect to the New Properties which are acceptable to the Bank confirming (a) the title and information described in Section 6.9 hereof, and (b) there are no liens or encumbrances against the Mineral Interests of Offshore in such New Properties other than those in favor of the Bank.

         11.0 Confirmation of Relationship of Liabilities Under Swap Agreements to Certain Negative Covenants. The parties agree that obligations owed by the Borrowers in respect of Permitted Commodity Swap Transactions will not be deemed to be transactions in compassed within the scope of (a) the negative covenants set forth in Sections 7.5, 7.6 and 7.11 of the Original Loan Agreement, and (b)
Section 7.4 of the Original Loan Agreement, if (i) no security is required unless the amount of credit exposure to the Borrowers exceeds $500,000, and (ii) the security given by the Borrowers is limited to cash and cash equivalents.

         12.0 Compliance with Terms of Issuance of Preferred Stock. The parties hereby confirm that the execution of and performance by Rio Grande, Inc. of its duties and obligations under the Preferred Stock Designation Certificate and the




30142402.2

Preferred Stock Purchase Agreement shall not be deemed to be prohibited by any of the terms and provisions of the Original Loan Agreement, as amended by this First Amendment to Loan Agreement.

         13.0 Approval of Right of First Refusal of Sale of Production to Koch. The Borrowers have requested that the Bank consent to their granting of a right of first refusal to Koch Exploration Company or any of its affiliates (any of them being referred to herein as "Koch") with respect to the purchase of production from all or a portion of the Mortgaged Properties. Bank consents to such right of first refusal provided that (a) the purchase price to be paid by Koch is not less than the maximum purchase price which Koch pays others for comparable production purchased by Koch in the same area or the best price otherwise available under competitive marketing arrangements, and (b) Koch grants Borrowers and Bank the right to audit Koch's books and records to confirm that the price being paid by Koch is not less than the maximum purchase price which Koch pays others for comparable production in the same area or the best price otherwise available under competitive marketing arrangements.

         14.0 No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Loan Agreement shall remain unchanged and all provisions shall remain fully effective between the parties during the term of this First Amendment to Loan Agreement.

         15.0 Limitation on Agreements. The agreements and amendments set forth herein are limited precisely as written and shall not be deemed (a) to be a waiver or waivers of or a consent or a consents to or an amendment of any other term or condition in the Original Loan Agreement, or (b) to prejudice any right or rights which the Bank now has or may have in the future under or in connection with the Original Loan Agreement or any of the Loan Documents or any of the other documents referred to therein. This First Amendment to Loan Agreement together with all of the other Modification Papers shall constitute Loan Documents for all purposes.

         16.0 Joint and Several Liability. The liability of the Borrowers hereunder shall be joint and several in all respects.

         17.0 Section 26.02 Notice. THIS WRITTEN AGREEMENT, TOGETHER WITH ALL OF THE OTHER MODIFICATION PAPERS AND LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. This First Amendment to Loan Agreement, together with the other Modification Papers and Loan Documents, embodies the entire agreement between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof.




30142402.2

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Loan Agreement to be effective for all purposes as of January 16, 1997, upon compliance with the provisions of Section 6.0 hereof.

                                RIO GRANDE, INC.



                                                 By
                                                     Guy R. Buschman
                                    President



                                                  RIO GRANDE DRILLING COMPANY



                                                  By
                                                      Guy R. Buschman
                                    President

                                                   COMERICA BANK - TEXAS



                                                   By
                                                       Terry O. McCarter
                                                       Vice President






30142402.2

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                 SCHEDULES TO FIRST AMENDMENT TO LOAN AGREEMENT

V.........................List of New Properties...................ss.1.0

VI...................Interest Rate Pricing Definitions.............ss.7.0(a)

VII............Special Provisions Relating to Eurodollar Loans.....ss.7.0(h)

                  EXHIBITS TO FIRST AMENDMENT TO LOAN AGREEMENT


A...........................Borrowing Request......................ss.7.0(s)

F.............Parameters for Permitted Commodity Swap Transactions
                       for 36 Month Period Commencing 11/1/96......ss.5.0




30142402.2

                                   SCHEDULE V


                          DESCRIPTION OF NEW PROPERTIES






30142402.2

                                   SCHEDULE VI


                        INTEREST RATE PRICING DEFINITIONS


         The definitions set forth on this Schedule VI are those which relate solely to the interest rate pricing options under the Agreement.

         "Business Day" means the normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Dallas, Texas.

         "Eurocurrency Reserve Requirement" means, for any Eurodollar Loan for a Eurodollar Interest Period thereunder, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Eurodollar Interest Period under Regulation D by Bank against "eurocurrency liabilities" (as such term is used in Regulation D), but without benefit or credit of proration, exemptions or offsets that might otherwise be available to Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by Bank against (a) any category of liabilities that includes deposits by reference to which the Eurodollar Interest Rate for Eurodollar Loans is to be determined, or (b) any category of extension of credit or other assets that includes Eurodollar Loans.

         "Eurodollar Business Day" means a Business Day on which dealings in U.S. Dollar deposits are carried on in the Eurodollar market.

         "Eurodollar  Interest  Period"  means,  with respect to any  Eurodollar
Loan:

                  (i)  initially,   the  period  commencing  on  the  date  such
         Eurodollar Loan is made and ending thirty days, sixty days, ninety days or one hundred eighty days thereafter, as selected by Borrowers, and

                  (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending thirty days, sixty days, ninety days or one hundred eighty days thereafter, as selected by Borrowers;





30142402.2
provided, however, that (A) if any Eurodollar Interest Period would otherwise expire on a day that is not a Eurodollar Business Day, such Interest Period shall expire on the next succeeding Eurodollar Business Day, and (B) any Eurodollar Interest Period that would otherwise expire after the Maturity Date, shall end on such Maturity Date.

         "Eurodollar Loan" means any Loan that bears interest at the Eurodollar Rate or that would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

         "Eurodollar Margin" means two point two five percent (2.25%) per annum; provided that "Eurodollar Margin" shall be two percent (2.0%) per annum effective on any Determination Date that Bank determines, in the exercise of its discretion and simultaneously with its determination of the Borrowing Base as of such Determination Date, that no single well bore of a Mortgaged Property comprises more than 15% of the present worth future net income of the base case proved producing properties included within the then-current Borrowing Base (such computation to be made in Bank's discretion in accordance with then-current practices, customary procedures and standards used by Bank for its petroleum industry customers, consistently applied with respect to petroleum industry customers similarly situated).

         "Eurodollar Rate" means, with respect to each Eurodollar Loan, a rate per annum (rounded upward, if necessary, to the nearest 1/10 of 1%) determined by Bank as follows:

                  Interbank Market Rate                    +        Eurodollar
            -------------------------------------                      Margin
            1 - Eurocurrency Reserve Requirement

         "Interbank Market Rate" means the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in immediately available and freely transferable funds in U.S. Dollars are offered to Bank in the interbank eurocurrency market for delivery on the first day of each such Eurodollar Interest Period, such deposits being for a period of time equal or comparable to such Eurodollar Interest Period in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Loan to which such Eurodollar Interest Period relates. The Interbank Market Rate shall be determined at approximately 10:00 a.m. (Dallas, Texas time) two (2) Eurodollar Business Days prior to the first day of each Eurodollar Interest Period.

         "Incremental Portion" means any amount which is $100,000 or amounts in excess thereof in integral multiples of $100,000.

         "Interest Period" means any Prime Rate Interest Period or Eurodollar




30142402.2

Interest Period, as is applicable.

         "Maximum Rate" means the lesser of the maximum rate of interest allowed by applicable United States or Texas law as amended or the Prime Rate plus 5% from time to time and in effect on the date for which a determination of interest accrued hereunder is made.

         "Prime Rate" means the variable rate of interest per annum established from time to time by Bank as its Prime Rate (which rate of interest may or may not be the lowest rate or best charged by Bank on similar loans, and Bank may make various commercial or other loans at rates of interest having no relationship to such rate). Each change in the Prime Rate shall become effective without prior notice to Borrowers automatically as of the opening of business on the date of such change in the Prime Rate.

         "Prime Rate Interest Period" means, with respect to any Prime Rate Loan, the period ending on the last day of each calendar quarter; provided, however, that (i) if any Prime Rate Interest Period would end on a day that is not a Business Day, such Interest Period shall end on the next preceding Business Day, and (ii) if any Prime Rate Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on such Maturity Date.

         "Prime Rate Loan" means any Loan that bears interest at the Prime Rate or that would bear interest at the Prime Rate if the Maximum Rate ceiling was not in effect at that particular time.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.




30142402.2

                                  SCHEDULE VII

                 SPECIAL PROVISIONS RELATING TO EURODOLLAR LOANS


         The following provisions shall apply to all Eurodollar Loans under this Agreement.

         1. Unavailability of Funds,  Disaster,  Etc. If, in connection with any
proposed  Eurodollar  Loan,  Bank  determines  (which   determination  shall  be
conclusive, absent manifest error) that

                  (a) U.S. Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for Eurodollar Loans are not available to Bank in the interbank eurocurrency market, or

                  (b) the Eurodollar Interest Rate will not adequately reflect the cost to Bank of maintaining or funding the Eurodollar Loans for such Interest Period, or

                  (c) adequate means do not exist in the market to determine the Eurodollar Interest Rate,

then the obligations of Bank to make the applicable Eurodollar Loan shall be suspended until such time as Bank determines that the event resulting in such suspension has ceased to exist, and Borrowers shall either repay in full the then outstanding principal amount of each applicable Eurodollar Loan owed to Bank, without penalty, on the last day of the applicable Interest Period or convert the same to the Prime Rate.

         2. Reserve Requirements. In the event of any change in any applicable law, treaty, or regulation or in the interpretation or administration thereof or in the event any central bank or other fiscal monetary or other authority having jurisdiction over Bank or the Loans contemplated by this Agreement imposes, modifies, or deems applicable to any Eurodollar Loan or Loans any reserve requirement of the Board of Governors of the Federal Reserve System or any other reserve, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by, Bank, or imposes on Bank or the interbank eurocurrency market, as the case may be, any other condition affecting this Agreement or the Eurodollar Loans which is not otherwise expressly included in the determination of the applicable rate or rates of interest hereunder, and the result of any of the foregoing is to increase the cost to Bank in making or maintaining its Eurodollar Loans or to reduce any




30142402.2
amount (or the effective return on any amount) received by Bank hereunder, then Borrowers shall pay to Bank within five (5) days of demand of Bank as additional interest on the Note evidencing the Eurodollar Loans such additional amount or amounts as Bank may determine as will reimburse Bank for such additional cost or such reduction. Upon becoming aware of any such change or imposition that may result in any such increase or reduction, Bank shall give written notice to Borrowers thereof together with certificate of Bank setting forth the amount necessary to compensate Bank as aforesaid and the basis for the determination of such amount. Determinations made by Bank for purposes of this Section 2 of the effect of any such change in its costs of making or maintaining its Eurodollar Loans or on amounts receivable by it in respect of such Eurodollar Loans and of the additional amounts required to compensate Bank in respect thereof shall be conclusive, if made on a reasonable basis and are absent manifest error.

         3. Taxes. Both principal and interest on the Note evidencing the Eurodollar Loans are payable without withholding or deduction for or on account of any taxes. If any taxes, duties or other charges of any kind whatsoever are levied or imposed on or with respect to the Note evidencing the Eurodollar Loans or on any payment on the Note evidencing the Eurodollar Loans made to Bank (except for the imposition of, or change in the rate of, any tax on the overall net income of Bank), or if there is any change in the basis of taxation of payment to Bank of principal, interest and other amounts due and payable hereunder with respect to any Loan (except for the imposition of, or change in the rate of, any tax on the overall net income of Bank), then, and in any such event, Borrowers shall pay to Bank within five (5) days of demand of Bank such additional amounts as Bank may determine to be necessary so that every net payment of principal and interest on the Note evidencing the Eurodollar Loans, after withholding or deduction for or on account of any such taxes, will not be less than any amount provided herein. In addition, if at any time when the Eurodollar Loans are outstanding any laws are enacted or promulgated, or any court of law or governmental agency interprets or administers any law, which, in any such case, changes the basis of taxation of payments to Bank of principal of or interest on the Note evidencing the Eurodollar Loans by subjecting such payments to double taxation or otherwise (except through an increase in the rate of tax on the overall net income of Bank) then Borrowers will pay Bank such amounts as Bank may determine to be necessary to compensate Bank for any such increased costs and/or losses resulting therefrom. Bank shall give notice to Borrowers upon becoming aware of the amount of any loss incurred by it through enactment or promulgation of any such law that changes the basis of taxation of payments to Bank or of any such enactment or promulgation that may result in such payments becoming subject to double taxation or otherwise. Bank shall also deliver to Borrowers a certificate of Bank setting forth the basis for the determination of such loss and the computation of such amounts.




30142402.2

Determinations made by Bank for purposes of this Section 3 of the effect of such taxes on its costs of making or maintaining Eurodollar Loans or on amounts receivable by it in respect of such Eurodollar Loans and of the additional amounts required to compensate Bank in respect thereof shall be conclusive, if made on a reasonable basis and are absent manifest error.

         4. Illegality, Change in Laws, Etc. If at any time the adoption of any new law, change in existing laws, or interpretation of any new or existing laws make it unlawful or impossible for Bank to (a) maintain its commitment to make Eurodollar Loans, then upon such notice to Borrowers of such fact Bank's commitment to make Eurodollar Loans shall terminate; or (b) maintain or fund its Eurodollar Loans hereunder, then Bank shall promptly notify Borrowers in writing and Borrowers shall either (i) repay the outstanding Eurodollar Loans owed to Bank, without penalty, on the last day of the current Interest Periods (or immediately with the breakage fee specified in Section 6 below if Bank may not lawfully continue to maintain and fund such Eurodollar Loans) or (ii) convert such Eurodollar Loans at such appropriate time to Prime Rate Loans.

         5.  Risk-Based  Capital  Requirements.  If  Bank  determines  that  (a)
compliance with any judicial, administrative, or other governmental interpretation of any law or regulation or (b) compliance by Bank or any corporation controlling Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by Bank or any corporation controlling Bank, and Bank determines that such increase is based upon its obligations hereunder, and other similar obligations, Borrowers shall pay Bank within five (5) days of demand of Bank such additional amount as shall be certified by Bank to be the amount allocable to Bank's obligation to Borrowers hereunder. Bank will notify Borrowers of any event occurring that will entitle Bank to compensation pursuant to this Section after Bank obtains knowledge thereof and determines to request such compensation. Bank's notice to Borrowers shall include a certificate of Bank setting forth the amount necessary to compensate Bank as aforesaid and the basis for the determination of such amount. Determinations by Bank for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by Bank and of the amounts allocable to Bank's obligations to Borrowers hereunder shall be conclusive, if made on a reasonable basis and are absent manifest error.





30142402.2

         6. Failure to Borrow. Borrowers hereby indemnify Bank against any loss, cost or expense incurred by Bank as a result of (a) any payment of a Eurodollar Loan on a date other than the last day of the Interest Period for such Eurodollar Loan, including but not limited to acceleration by Bank pursuant to this Agreement, or (b) any failure by Borrowers to borrow or convert, as the case may be, a Eurodollar Loan on the date of borrowing or conversion, as the case may be, after Borrowers have given Bank the relevant notices of Borrowers' election to borrow or convert, as the case may be, specified in this Agreement.




30142402.2

                                    EXHIBIT A

                                BORROWING REQUEST

         Reference is made to that certain Loan Agreement among RIO GRANDE, INC., RIO GRANDE DRILLING COMPANY and COMERICA BANK - TEXAS dated as of March 8, 1996, as amended by that certain First Amendment to Loan Agreement dated as of January 15, 1997 (as the same may hereafter be amended, the "Loan Agreement"). The terms used herein shall have the same meanings as provided therefor in the Loan Agreement unless the context hereof otherwise requires or provides.

A.       GENERAL.

1.       Date of proposed Loan.

2.       Designate whether new Loan or renewal of existing Eurodollar
         Loan:

           _______New Loan                           ________ Renewal of
         Eurodollar Loan

3.       Interest rate options and amounts:

         Amount of requested Loan which
         will be Prime Rate Loan                              $

         Amount of requested Loan which
         will be Eurodollar Loan                              $

4.       Requested Eurodollar Interest Period

5.       Description of use of proceeds of Loan:





6. The Borrowers hereby certify that all conditions precedent specified by the Loan Agreement for this Loan have been complied with in all respects.

B.       BORROWING BASE.

1.       Enter:  lesser of $50,000,000
         or Borrowing Base currently in
         effect.

2.       Enter:  Principal Debt outstanding
         as of this date.                                                -

3.       Excess (deficit) available for
         Loans (subtract line B2 from
         line B1).


         The Borrowers hereby certify that on the date hereof the representations and warranties contained the Loan Agreement are true in all material respects as if made on the date hereof, and no event of default or no event which, with the lapse of time or the giving of notice, or both, would constitute an event of default under the Loan Agreement, exists.

         Dated ____________, 199__.


RIO GRANDE, INC.                               RIO GRANDE DRILLING COMPANY



By                                             By

   Title                                            Title

                 EXHIBIT E TO FIRST AMENDMENT TO LOAN AGREEMENT


         VOLUME AND PRICING PARAMETERS FOR PERMITTED COMMODITY SWAP TRANSACTIONS IN THE AGGREGATE FOR CRUDE OIL HEDGING FOR THE THIRTY-SIX (36) MONTH PERIOD COMMENCING NOVEMBER 1, 1996.

                  A. Volume. The maximum barrels of production per day that can be the subject of all such arrangements in the aggregate cannot exceed the amounts during the time periods set forth below:

                     Time Period                        Maximum Barrels Per Day

                     11/1/96 to and including 10/31/97            700

                     11/1/97 to and including 10/31/98            600

                     11/1/98 to and including 10/31/99            500

                  B. Price. The minimum price which must be attained with respect to all such arrangements in the aggregate must be at least the price per barrel during the periods set forth below:

                     Time Period                       Minimum Price Per Barrel

                     11/1/96 to and including 10/31/97          $20.09

                     11/1/97 to and including 10/31/98          $20.66

                     11/1/98 to and including 10/31/99          $20.23

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into by RIO GRANDE, INC., a Delaware corporation, RIO GRANDE DRILLING COMPANY (collectively hereafter the "Company") and Guy Bob Buschman (the "Employee") as of January 16, 1997 (the "Effective Date").

         WHEREAS, the Company wishes to employ Employee, and Employee desires to accept such employment, on the terms and conditions set forth herein:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

         1. Employment: The Company hereby agrees to employ Employee in San Antonio, Bexar County, Texas, as an executive officer of the Company with the present title of President and Chief Executive Officer. Employee hereby accepts such employment and agrees to perform such duties and undertake such responsibilities as are assigned to him from time to time by the Board of Directors of the Company or by such officers as the Board of Directors may designate.

         2. Full-Time Best Efforts: Employee shall devote his full time, effort and attention during customary business hours to the business of the Company and its subsidiaries and the performance of his obligations under this Agreement. Employee shall at all times faithfully, industriously and to the best of his ability, experience and talent perform all of his obligations hereunder. The Company shall provide adequate, qualified support staff, both clerical and professional and the necessary computer hardware and system software, to permit Employee to perform the duties and obligations of his office during customary business hours.

        3. Term of Employment: Employee's primary term of employment("Primary Term") shall begin on January 15, 1997 and continue until January 15, 2002, unless sooner terminated pursuant to Section 6 below. Unless this Agreement is terminated before its expiration by the parties pursuant to Section 6 or the Company provides the Employee with notice of non-renewal of the Agreement at least 60 days prior to the expiration of the Primary Term (or the Option Term, as defined herein), the term of this Agreement Primary Term shall automatically renew for a period of one year ("Option Term").

         4. Compensation: During the term of this Agreement, the Company agrees to consider the guidelines contained in a compensation survey similar to the National Association of Corporate Directors Blue Ribbon Commission Report on Executive Compensation for companies of similar size and type in making recommendations for compensation paid to Employee. The Company shall provide the following minimum compensation to the Employee during the term of this
Agreement:

                  A. Base Salary: From the Effective Date until changed as provided in this section, the Company agrees to pay Employee an annual salary of $125,000 during the first year of employment with the Company under this Agreement, payable bi-weekly in accordance with the Company's payroll policies, less applicable withholdings required by law. The Employee shall be eligible for discretionary increases in base salary as determined upon the recommendations of the Compensation and Stock Option Committee (the "Compensation Committee") and as approved by the Board of Directors. In making recommendations concerning discretionary increases the Compensation Committee shall consider performance of the Company, performance of the Employee, cost of living increases, and other similar factors.


                  B. Bonus: Employee may be awarded bonuses and other incentive based compensation during the term of his employment under this Agreement. The amount of such bonuses and additional compensation, and the conditions for payment shall be based upon the recommendations of the Compensation Committee, but at all times shall ultimately be in the sole discretion of the Board of Directors.

                  C. Stock Options: Notwithstanding the execution of this Agreement, Employee retains those stock options granted to him pursuant to the 1986 Incentive Stock Option Plan and the 1995 Incentive Stock Option Plan. In addition to those stock options, Employee shall be entitled to participate in any additional stock options as recommended by the Compensation Committee and approved by the Board.


         5.       Additional Non-Cash Compensation and Benefits:

                  A. Benefits: Employee benefits (such as, but not limited to, medical and disability insurance, paid vacation, and sick leave) shall be provided and made available to Employee in accordance with the Company's Personnel Manual, as may be amended from time to time in the discretion of the Board of Directors. The Company acknowledges that the Employee's ability to fully utilize and enjoy his vacation benefits may be restricted by his duties and obligations under the terms of this Agreement, and therefore, the provisions of the Company's Personnel Manual notwithstanding, Employee shall be entitled to receive compensation equal to 1/52 of his annual cash compensation from salary for each week (or 1/5 of such weekly amount for each day) of vacation leave that is unused as a result of conflicts between the Employee's personal schedule and his duties and obligations under this Agreement up to one-half of the Employee's annual vacation benefits. Upon presentation of appropriate documentation, Employee shall be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred in the performance of his duties.

                  B. Company Vehicle: Company shall provide Employee with a Company owned or leased vehicle or light truck similar to previous vehicles provided to the Employee for use in performing his duties and obligations and for personal use. The Company shall pay all expenses, including, without limiting the generality thereof, all insurance, fuel, license fees, repairs and maintenance, incurred on account of or related to such vehicle. The Company shall purchase a new replacement vehicle (a vehicle similar in cost to the replacement cost of the old vehicle) in accordance with prior past practices of the Company. Employee shall provide an annual summary of total mileage and business mileage, in accordance with Company policies and procedures, for the limited purpose of complying with federal income and employment tax laws.

                  C. Expense Reimbursement: Company shall pay all reasonable expenses and shall reimburse Employee for all reasonable expenses incurred on its behalf by Employee in the performance of his duties and obligations.



                  D. Retirement Benefits: The Company shall undertake a review of available retirement benefit options and submit to the Compensation Committee a retirement benefit plan taking into account the size and financial condition of the Company and the needs of the Employee.

        6. Termination: The Company may terminate this Agreement at any time for "cause" (as hereinafter defined) by delivering to Employee written notice describing the cause of termination fifteen (15) days before the date of such termination. Alternatively, the Company in its sole discretion, may pay the Employee for the fifteen (15) days in lieu of providing the notice. In the event that this Agreement is terminated for "cause" Employee shall be entitled only to his benefits and base salary earned pro rata to the date of such termination. The determination of whether Employee shall be terminated for "cause" shall be made by the Board of Directors, in the reasonable exercise of its business judgment, and shall be limited to the occurrence of the following events:

                 A. Conviction of or a plea of nolo contendere to the charge of a felony;

                 B.  Failure  (without  proper  legal  cause)  to  perform  in a reasonably satisfactory manner or negligence in performing Employee's material duties and responsibilities hereunder as determined by the Board in the exercise of its reasonable business judgment, provided that a written warning is given to Employee by the Company and such non-performance or negligence continues sixty
            (60) days thereafter;

                 C. Gross  negligence in performing  Employee's  material duties and responsibilities under the Agreement which are within Employee's job responsibilities hereunder;

                 D. Breach of fiduciary duty to the Company.

If the Employee is terminated without cause the Company shall pay to the Employee the equivalent of three years of his annual base salary in effect at the time of the termination, less applicable withholdings required by law. In addition, the Company shall pay the Employee an amount sufficient, after taking into the Employee's personal federal and state income taxes with respect to such payment, to pay the exercise price of all incentive and non-qualified options

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held by the Employee,  plus all related federal and state income taxes. Finally, the Company shall pay the Employee's  COBRA costs for eighteen months  following
his  termination.   Any  material   diminution  in  the  Employee's  duties  and
responsibilities,   other  than  termination  for  cause,   shall  be  deemed  a
termination without cause under the Agreement and the Employee may elect to receive the payments provided for herein, and upon such receipt Employee's employment with the Company shall be terminated.


         7. Inventions and Patents: Employee agrees that all reasonably patentable inventions, innovations or improvements in the Company's products or methods of conducting its business (including new contributions, improvements, ideas and discoveries) shall belong to the Company. Employee agrees that the Company shall be granted a non-exclusive, unrestricted license to use, modify and license to others for use all computer programs and computer software, relating to the business of the Company, written or conceived by the Employee during the term of this Agreement. Employee shall promptly disclose all patentable inventions, innovations or improvements to the Company.

         8. Property of the Company: All books, documents, lists and records pertaining to the Company's business (collectively, the "Records"), whether the Records are written, typed, printed, contained on microfilm, contained on computer disc, contained in tape or are set forth in some other medium, are the sole and exclusive property of the Company. Upon the termination of Employee's employment with the Company, Employee shall return to the Company all keys, credit cards, equipment, phone cards, records and copies thereof that are in Employee's possession or control or that Employee has removed from the Company's premises and Records that are in Employee's possession or control or that Employee has removed from the Company's premises. Employee shall be entitled to retain copies of the Companies records that are pertinent to his individual state or federal income liability.

         9.       Covenant Not to Compete:

                  A. After consulting with legal counsel regarding the legal consequences of the Agreement including, without limitation, this Section 10, Employee agrees that, in his role as President and Chief Executive Officer,

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Employee will work in an unsupervised capacity,  supervise other employees, make recommendations to the President  regarding  expenditures of Company capital and
assets,  be  primarily   responsible  for  preparing  financial  statements  and
analyzing the Company's profitability and otherwise advising the President and the Board of Directors on the financial aspects of the Company's operations.

                  B. Employee hereby covenants and agrees that during his employment with the Company and for six months immediately following the end of his employment with the Company, he will not without the prior written consent of the Company, either individually or in conjunction with any person, firm, corporation or any other entity as principal, agent, employee or shareholder or in any other manner whatsoever:

                           i.  invest  in,  become   associated   with,   accept
employment with, serve as a consultant to, or accept compensation from, any person, firm, corporation or any other entity (including any new business started by Employee alone or with others) that is engaged in the business of exploring for and producing oil and gas in areas or where the Company, within the 6 months of the date of the Employee's termination of employment, has operations or has been actively involved in oil and gas development (each and all of which entities shall be included within the meaning of the term "Company" for the purposes of Sections 9, 10 and 11), including, except for those transactions which Employee invested in with the consent of the Board of Directors of the Company;

                           ii.  contact or solicit, directly or indirectly, any
employee of, or vendor to, the Company for the purpose of causing, inviting or encouraging any such employee or vendor to alter or terminate his, her or its employment or business relationship with the Company; or

                  C. Notwithstanding the foregoing, the ownership by Employee of not more than five percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on NASDAQ shall not be deemed, in and of itself, to violate this Section 9.

                  D. Nothing herein shall prohibit Employee from engaging in any work in the oil and gas industry after the end of his employment with the Company if Employee furnishes the Company with proof and assurances (in a form and type reasonably requested by Company) that Employee will not be competing with Company in any way or manner which is prohibited, and if the Company then provides Employee with its written consent. Employee acknowledges that nothing herein will, in any way, significantly restrain his ability to work or earn a living.

         10. Confidentiality: Employee acknowledges that, by virtue of his employment with the Company, he possesses and will come to possess confidential and proprietary information relating to the business and operations of the Company. Employee agrees that he will not, at any time, except in furtherance of the Company's business (A) disclose any trade secret, know-how or confidential information of the Company (including but not limited to cost or pricing information, customer lists, commission plans, supply information, internal business procedures, market studies, terms of the agreements with the Company's equity holders, information concerning pending or contemplated acquisitions or expansion plans of the Company or the existence of negotiations concerning the same, and similar non-public information relating to the Company's internal operations, business, plans, policies or practices), to any person other than an employee or agent of the Company or (B) use or permit the use of any of the Company's trade secrets, know-how or confidential information in any way to compete, directly or indirectly, with the Company or in any other manner adverse to the Company. Employee further covenants and agrees that at all times during the term hereof and at all times thereafter Employee will hold all of the foregoing information, trade secrets and know-how in secrecy as trustee or custodian for the Company for the exclusive benefit of the Company, and will faithfully do everything in his power to assist the Company in holding in secrecy the foregoing and shall not use the foregoing except in furtherance of the Company's business. The trade secrets, know-how and the confidential information of the Company relate to the conduct of the Company's business, are of independent economic value to the Company because they are not generally known and are the subject of efforts by the Company to maintain their secrecy. Employee acknowledges that the right to maintain the secrecy of the trade secrets, know-how and confidential information of the Company constitutes a proprietary right that the Company is entitled to protect and that the disclosure, or improper use, of the trade secrets, know-how or the confidential information of the Company by Employee will cause irreparable harm to the Company. Both Employee and the Company acknowledge and agree, however, that this Section shall not be interpreted, applied or construed to limit Employee's legal right to use the general knowledge, skills and experience he acquired during his employment with the Company in any employment that he may hold following termination of this Agreement.

                  11.      Miscellaneous:

                  A. For purposes of this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given either: (i) when received if personally delivered to the other party;
(ii) two days after deposit in the mail postage prepaid, certified mail, return receipt requested; (iii) when received if delivered via a nationally recognized overnight courier service; or (iv) when received if delivered via an electronically confirmed facsimile transmission. Notices to the Company shall be given to it addressed to the Company's corporate headquarters. Notices to Employee shall be addressed to Employee's most recent address as set forth in the personnel records of the Company. Either party shall be entitled to change the address at which notice is to be given by providing notice to the other party of such change in the manner provided herein.

                  B. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral. This Agreement may be amended only by a writing signed by both parties hereto. Each party represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                  C. This  Agreement  shall be  binding  upon,  and inure to the benefit of the parties, their respective heirs, successors, personal representatives and assigns; provided, however, that Employee may not transfer or assign any of his duties or obligations under this Agreement.

                  D. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by both parties, the failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

                  E. The parties hereto have endeavored to limit Employee's right to compete to the extent necessary to protect the Company from unfair competition in connection with certain investments in the Company. However, if a court of proper jurisdiction determines that any temporal, territorial or activity- related restriction on competition contained in this Agreement is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced as permitted under Texas law.

                  F. The parties agree that should any word, provision or other part of this Agreement be determined by a court of competent jurisdiction to be invalid, unenforceable or prohibited by law, all other provisions hereof shall be unaffected thereby.

                  G. Should any dispute arise between the Parties relating to this Agreement, including without limitation, any dispute relating to Employee's employment or termination of employment from the Company, the parties specifically stipulate and agree to submit any such dispute to final and binding arbitration conducted under the auspices of the American Arbitration Association, with the costs of such arbitration to be split equally between the Parties; provided, however, that upon conclusion of the arbitration, the prevailing party in the arbitration shall be entitled to reimbursement of its costs of arbitration from the non-prevailing party, including attorneys fees and expenses, experts fees and expenses and other similar costs associated with the arbitration. The award of the arbitrators, or of a majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction. Employee, with an adequate opportunity to consult with legal counsel, knowingly and voluntarily waives any right to trial by jury of any dispute pertaining to or relating in any way to Employee's employment with or termination from the Company, including any matters relating to this Agreement, the provisions of any federal, state or local law, regulation or ordinance notwithstanding. Notwithstanding the foregoing provisions, if the Employee breaches any of the non- disclosure or non-competition provisions of this Agreement, the Company shall have the right to seek immediate injunctive relief in the form of a temporary, preliminary or permanent mandatory or restraining injunction, enjoining the Employee from such further breach of those provisions of this Agreement.

                  No delay or omission by the Company or the Employee in exercising any right or remedy under any of the terms of this Agreement shall operate as a waiver of any rights or remedies which the Company or Employee may have under this Agreement, either at law or in equity, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or of the exercise of any other right or remedy.

                  H. For the purposes of obtaining a temporary, preliminary, or permanent injunction or restraining injunction, order or decree to enforce the non-disclosure or non-compete provisions of this Agreement, such action shall be filed and prosecuted solely and exclusively in a state or federal court sitting in San Antonio, Bexar County, Texas, and Employee irrevocably accepts the jurisdiction of the courts of the State of Texas, and the federal courts located in such State. Employee expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Employee hereby irrevocably waives any objection which Employee may have based upon personal jurisdiction, improper venue or forum non-conveniens and hereby irrevocably consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Employee and the Company, each with an adequate opportunity to consult with counsel, hereby irrevocably waives any right to a trial by jury in any injunction or arbitration proceeding. Any injunctive relief obtained by the Company under this Agreement shall be in addition to any other relief to which the Company may be entitled to assert in the arbitration proceeding, at law or in equity. This Agreement was entered into and is performable in San Antonio, Bexar County, Texas. Employee covenants to Company and Company covenants to Employee that no litigation arising out of or relating to this Agreement will ever be commenced in any court other than a court sitting in San Antonio, Bexar County, Texas. The Parties further agree and covenant that the sole and exclusive venue for any court or arbitration proceeding shall be in San Antonio, Bexar County, Texas.

                  I. This Agreement shall be subject to and governed by the laws of the State of Texas

                  J. Employee acknowledges and agrees that the provisions of Sections 9, 10 and 11 of this Agreement are a reasonable and necessary protection of the immediate and substantial interests of the Company, that any violation of these restrictions would cause substantial injury to the Company, and that the Company would not have entered into certain transactions without the additional consideration offered by Employee in binding himself to such provisions of this Agreement. In the event of a breach or threatened breach by Employee of the provisions of Sections 9, 10 and 11 of this Agreement, the Company shall be entitled to apply to any court of competent jurisdiction for a temporary and/or permanent injunction restraining Employee from such breach or threatened breach; provided, however, that nothing herein contained shall be construed to preclude the Company from pursuing any other available remedy for such breach or threatened breach in addition to, or in lieu of, such injunctive relief.

                  K. The Employee shall be afforded indemnification rights to the maximum extent provided under Delaware law.

                  L. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each party to this agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signature of the other party to this Agreement.

EXECUTED as of the date first set forth above.


RIO GRANDE, INC.



By:
Name:
Title:


EMPLOYEE




Guy Bob Buschman

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into by RIO GRANDE, INC., a Delaware corporation, RIO GRANDE DRILLING COMPANY, a Texas corporation (collectively hereafter the "Company") and Gary Scheele (the "Employee") as of January 16, 1997 (the "Effective Date").

         WHEREAS, the Company wishes to employ Employee, and Employee desires to accept such employment, on the terms and conditions set forth herein:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

         1. Employment: The Company hereby agrees to employ Employee in San Antonio, Bexar County, Texas, as an executive officer of the Company with the present title of vice-president, vice chief financial officer and secretary/treasurer. At all times under the term of this Agreement the Employee shall report directly to the President and Chief Executive Officer. Employee hereby accepts such employment and agrees to perform such duties and undertake such responsibilities as are assigned to him from time to time by the Board of Directors of the Company or by the President and Chief Executive Officer.

         2. Full-Time Best Efforts: Employee shall devote his full time, effort and attention during customary business hours to the business of the Company and its subsidiaries and the performance of his obligations under this Agreement. Employee shall at all times faithfully, industriously and to the best of his ability, experience and talent perform all of his obligations hereunder. The Company shall provide adequate, qualified support staff, both clerical and professional and the necessary computer hardware and systems software, to permit Employee to perform the duties and obligations of his office during customary business hours.

        3. Term of Employment: Employee's primary term of employment("Primary Term") shall begin on January 15, 1997 and continue until January 15, 2002, unless sooner terminated pursuant to Section 6 below. Unless this Agreement is terminated before its expiration by the parties pursuant to Section 6 or the Company provides the Employee with notice of non-renewal of the Agreement at

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least 60 days prior to the  expiration  of the Primary Term (or the Option Term, as defined herein), the term of this AgreementAgreementPrimary Term shall automatically renew for a period of oneyearyear year("Option Term").

         4. Compensation: During the term of this Agreement, the Company agrees to consider the guidelines contained in a compensation survey similar to the National Association of Corporate Directors Blue Ribbon Commission Report on Executive Compensation for companies of similar size and type in making recommendations for compensation paid to Employee. The Company shall provide the following minimum compensation to the Employee during the term of this
Agreement:

                  A. Base Salary: From the Effective Date until changed as provided in this section, the Company agrees to pay Employee an annual salary of $100,000 during the first year of employment with the Company under this Agreement, payable bi-weekly in accordance with the Company's payroll policies, less applicable withholdings required by law. The Employee shall be eligible for discretionary increases in base salary as determined upon the recommendations of the Compensation and Stock Option Committee (the "Compensation Committee") and as approved by the Board of Directors. In making recommendations concerning discretionary increases the Compensation Committee shall consider performance of the Company, performance of the Employee, cost of living increases, and other similar factors.


                  B. Bonus: Employee may be awarded bonuses and other incentive based compensation during the term of his employment under this Agreement. The amount of such bonuses and additional compensation, and the conditions for payment shall be based upon the recommendations of the Compensation Committee, but at all times shall ultimately be in the sole discretion of the Board of Directors.

                  C. Stock Options: Notwithstanding the execution of this Agreement, Employee retains those stock options granted to him pursuant to the 1986 Incentive Stock Option Plan and the 1995 Incentive Stock Option Plan. In addition to those stock options, Employee shall be entitled to participate in any additional stock options as recommended by the Compensation Committee and approved by the Board.

         5.       Additional Non-Cash Compensation and Benefits:

                  A. Benefits: Employee benefits (such as, but not limited to, medical and disability insurance, paid vacation, and sick leave) shall be provided and made available to Employee in accordance with the Company's Personnel Manual, as may be amended from time to time in the discretion of the Board of Directors. The Company acknowledges that the Employee's ability to fully utilize and enjoy his vacation benefits may be restricted by his duties and obligations under the terms of this Agreement, and therefore, the provisions of the Company's Personnel Manual notwithstanding, Employee shall be entitled to receive compensation equal to 1/52 of his annual cash compensation from salary for each week (or 1/5 of such weekly amount for each day) of vacation leave that is unused as a result of conflicts between the Employee's personal schedule and his duties and obligations under this Agreement up to one-half of the Employee's annual vacation benefits. Upon presentation of appropriate documentation, Employee shall be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred in the performance of his duties.

                  B. Company Vehicle: Company shall provide Employee with a Company owned or leased vehicle or light truck similar to previous vehicles provided to the Employee for use in performing his duties and obligations and for personal use. The Company shall pay all expenses, including, without limiting the generality thereof, all insurance, fuel, license fees, repairs and maintenance, incurred on account of or related to such vehicle. The Company shall purchase a new replacement vehicle (a vehicle similar in cost to the replacement cost of the old vehicle) in accordance with prior past practices of the Company. Employee shall provide an annual summary of total mileage and business mileage, in accordance with Company policies and procedures, for the limited purpose of complying with federal income and employment tax laws.

                  C. Expense Reimbursement: Company shall pay all reasonable expenses and shall reimburse Employee for all reasonable expenses incurred on its behalf by Employee in the performance of his duties and obligations hereunder.

                  D. Retirement Benefits: The Company shall undertake a review of available retirement benefit options and submit to the Compensation Committee a retirement benefit plan taking into account the size and financial condition of the Company and the needs of the Employee.

        6. Termination: The Company may terminate this Agreement at any time for "cause" (as hereinafter defined) by delivering to Employee written notice describing the cause of termination fifteen (15) days before the date of such termination. Alternatively, the Company in its sole discretion, may pay the Employee for the fifteen (15) days in lieu of providing the notice. In the event that this Agreement is terminated for "cause" Employee shall be entitled only to his benefits and base salary earned pro rata to the date of such termination. The determination of whether Employee shall be terminated for "cause" shall be made by the Board of Directors, in the reasonable exercise of its business judgment, and shall be limited to the occurrence of the following events:

            A. Conviction of or a plea of nolo contendere to the charge of a felony;

            B. Failure (without proper legal cause) to perform in a reasonably satisfactory manner or negligence in performing Employee's material duties and responsibilities hereunder as determined by the Board in the exercise of its reasonable business judgment, provided that a written warning is given to Employee by the Company and such non-performance or negligence continues sixty (60) days thereafter;

            C. Gross negligence in performing Employee's material duties and responsibilities under the Agreement which are within Employee's job responsibilities hereunder;

            D. Breach of fiduciary duty to the Company.

If the Employee is terminated without cause the Company shall pay to the Employee the equivalent of three years of his annual base salary in effect at the time of the termination, less applicable withholdings required by law. In addition, the Company shall pay the Employee an amount sufficient, after taking into the Employee's personal federal and state income taxes with respect to such payment, to pay the exercise price of all incentive and non-qualified options held by the Employee, plus all related federal and state income taxes. Finally, the Company shall pay the Employee's COBRA costs for eighteen months following his termination. Any material diminution in the Employee's duties and responsibilities, other than termination for cause, shall be deemed a termination without cause under the Agreement and the Employee may elect to receive the payments provided for herein, and upon such receipt Employee's employment with the Company shall be terminated.

         7. Inventions and Patents: Employee agrees that all reasonably patentable inventions, innovations or improvements in the Company's products or methods of conducting its business (including new contributions, improvements, ideas and discoveries) shall belong to the Company. Employee agrees that the Company shall be granted a non-exclusive, unrestricted license to use, modify and license to others for use all computer programs and computer software, relating to the business of the Company, written or conceived by the Employee during the term of this Agreement. Employee shall promptly disclose all patentable inventions, innovations or improvements to the Company.

         8. Property of the Company: All books, documents, lists and records pertaining to the Company's business (collectively, the "Records"), whether the Records are written, typed, printed, contained on microfilm, contained on computer disc, contained in tape or are set forth in some other medium, are the sole and exclusive property of the Company. Upon the termination of Employee's employment with the Company, Employee shall return to the Company all keys, credit cards, equipment, phone cards, records and copies thereof that are in Employee's possession or control or that Employee has removed from the Company's premises and Records that are in Employee's possession or control or that Employee has removed from the Company's premises. Employee shall be entitled to retain copies of the Companies records that are pertinent to his individual state or federal income liability.

         9.       Covenant Not to Compete:

                  A. After consulting with legal counsel regarding the legal consequences of the Agreement including, without limitation, this Section 10, Employee agrees that, in his role as Vice President and Chief Financial Officer and Secretary/Treasurer. Employee will work in an unsupervised capacity, supervise other employees, make recommendations to the President regarding

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expenditures  of Company  capital  and  assets,  be  primarily  responsible  for preparing financial statements and analyzing the Company's profitability and otherwise advising the President and the Board of Directors on the financial aspects of the Company's operations.

                  B. Employee hereby covenants and agrees that during his employment with the Company and for six months immediately following the end of his employment with the Company, he will not without the prior written consent of the Company, either individually or in conjunction with any person, firm, corporation or any other entity as principal, agent, employee or shareholder or in any other manner whatsoever:

                           i.  invest  in,  become   associated   with,   accept
employment with, serve as a consultant to, or accept compensation from, any person, firm, corporation or any other entity (including any new business started by Employee alone or with others) that is engaged in the business of exploring for and producing oil and gas in areas or where the Company, within the 6 months of the date of the Employee's termination of employment, has operations or has been actively involved in oil and gas development (each and all of which entities shall be included within the meaning of the term "Company" for the purposes of Sections 9, 10 and 11), including, except for those transactions which Employee invested in with the consent of the Board of Directors of the Company;

                           ii.  contact or solicit, directly or indirectly, any
employee of, or vendor to, the Company for the purpose of causing, inviting or encouraging any such employee or vendor to alter or terminate his, her or its employment or business relationship with the Company; or

                  C. Notwithstanding the foregoing, the ownership by Employee of not more than five percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on NASDAQ shall not be deemed, in and of itself, to violate this Section 9.

                  D. Nothing herein shall prohibit Employee from engaging in any work in the oil and gas industry after the end of his employment with the Company if Employee furnishes the Company with proof and assurances (in a form and type reasonably requested by Company) that Employee will not be competing

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with Company in any way or manner which is  prohibited,  and if the Company then provides Employee with its written consent. Employee acknowledges that nothing herein will, in any way, significantly restrain his ability to work or earn a living.

         10. Confidentiality: Employee acknowledges that, by virtue of his employment with the Company, he possesses and will come to possess confidential and proprietary information relating to the business and operations of the Company. Employee agrees that he will not, at any time, except in furtherance of the Company's business (A) disclose any trade secret, know-how or confidential information of the Company (including but not limited to cost or pricing information, customer lists, commission plans, supply information, internal business procedures, market studies, terms of the agreements with the Company's equity holders, information concerning pending or contemplated acquisitions or expansion plans of the Company or the existence of negotiations concerning the same, and similar non-public information relating to the Company's internal operations, business, plans, policies or practices), to any person other than an employee or agent of the Company or (B) use or permit the use of any of the Company's trade secrets, know-how or confidential information in any way to compete, directly or indirectly, with the Company or in any other manner adverse to the Company. Employee further covenants and agrees that at all times during the term hereof and at all times thereafter Employee will hold all of the foregoing information, trade secrets and know-how in secrecy as trustee or custodian for the Company for the exclusive benefit of the Company, and will faithfully do everything in his power to assist the Company in holding in secrecy the foregoing and shall not use the foregoing except in furtherance of the Company's business. The trade secrets, know-how and the confidential information of the Company relate to the conduct of the Company's business, are of independent economic value to the Company because they are not generally known and are the subject of efforts by the Company to maintain their secrecy. Employee acknowledges that the right to maintain the secrecy of the trade secrets, know-how and confidential information of the Company constitutes a proprietary right that the Company is entitled to protect and that the disclosure, or improper use, of the trade secrets, know-how or the confidential information of the Company by Employee will cause irreparable harm to the Company. Both Employee and the Company acknowledge and agree, however, that this Section shall not be interpreted, applied or construed to limit Employee's legal

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right to use the general knowledge, skills and experience he acquired during his employment with the Company in any employment that he may hold following termination of this Agreement. Notwithstanding the foregoing, the Company acknowledges that the Employee's duties and obligations hereunder require him to prepare numerous computer based analyses, and agrees that it is impracticable for the Employee to maintain or provide the Company an accounting or inventory of the computer spread sheets or other computer software used in the performance of his duties and obligations.

                  11.      Miscellaneous:

                  A. For purposes of this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given either: (i) when received if personally delivered to the other party;
(ii) two days after deposit in the mail postage prepaid, certified mail, return receipt requested; (iii) when received if delivered via a nationally recognized overnight courier service; or (iv) when received if delivered via an electronically confirmed facsimile transmission. Notices to the Company shall be given to it addressed to the Company's corporate headquarters. Notices to Employee shall be addressed to Employee's most recent address as set forth in the personnel records of the Company. Either party shall be entitled to change the address at which notice is to be given by providing notice to the other party of such change in the manner provided herein.

                  B. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral. This Agreement may be amended only by a writing signed by both parties hereto. Each party represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                  C. This  Agreement  shall be  binding  upon,  and inure to the benefit of the parties, their respective heirs, successors, personal representatives and assigns; provided, however, that Employee may not transfer or assign any of his duties or obligations under this Agreement.

                  D. No  modification,  amendment or waiver of any provisions of

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this Agreement  shall be effective  unless  approved in writing by both parties, the failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

                  E. The parties hereto have endeavored to limit Employee's right to compete to the extent necessary to protect the Company from unfair competition in connection with certain investments in the Company. However, if a court of proper jurisdiction determines that any temporal, territorial or activity- related restriction on competition contained in this Agreement is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced as permitted under Texas law.

                  F. The parties agree that should any word, provision or other part of this Agreement be determined by a court of competent jurisdiction to be invalid, unenforceable or prohibited by law, all other provisions hereof shall be unaffected thereby.

                  G. Should any dispute arise between the Parties relating to this Agreement, including without limitation, any dispute relating to Employee's employment or termination of employment from the Company, the parties specifically stipulate and agree to submit any such dispute to final and binding arbitration conducted under the auspices of the American Arbitration Association, with the costs of such arbitration to be split equally between the Parties; provided, however, that upon conclusion of the arbitration, the prevailing party in the arbitration shall be entitled to reimbursement of its costs of arbitration from the non-prevailing party, including attorneys fees and expenses, experts fees and expenses and other similar costs associated with the arbitration. The award of the arbitrators, or of a majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction. Employee, with an adequate opportunity to consult with legal counsel, knowingly and voluntarily waives any right to trial by jury of any dispute pertaining to or relating in any way to Employee's employment with or termination from the Company, including any matters relating to this Agreement, the provisions of any federal, state or local law, regulation or ordinance notwithstanding. Notwithstanding the foregoing provisions, if the Employee breaches any of the non- disclosure or non-competition provisions of this Agreement, the Company shall have the right to seek immediate injunctive r elief in the form of a temporary, preliminary or permanent mandatory or restraining injunction, enjoining the Employee from such further breach of those provisions of this Agreement.

No delay or omission by the Company or the Employee in exercising any right or remedy under any of the terms of this Agreement shall operate as a waiver of any rights or remedies which the Company or Employee may have under this Agreement, either at law or in equity, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or of the exercise of any other right or remedy.

         H. For the purposes of obtaining a temporary, preliminary, or permanent injunction or restraining injunction, order or decree to enforce the non-disclosure or non-compete provisions of this Agreement, such action shall be filed and prosecuted solely and exclusively in a state or federal court sitting in San Antonio, Bexar County, Texas, and Employee irrevocably accepts the jurisdiction of the courts of the State of Texas, and the federal courts located in such State. Employee expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Employee hereby irrevocably waives any objection which Employee may have based upon personal jurisdiction, improper venue or forum non-conveniens and hereby irrevocably consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Employee and the Company, each with an adequate opportunity to consult with counsel, hereby irrevocably waives any right to a trial by jury in any injunction or arbitration proceeding. Any injunctive relief obtained by the Company under this Agreement shall be in addition to any other relief to which the Company may be entitled to assert in the arbitration proceeding, at law or in equity. This Agreement was entered into and is performable in San Antonio, Bexar County, Texas. Employee covenants to Company and Company covenants to Employee that no litigation arising out of or relating to this Agreement will ever be commenced in any court other than a court sitting in San Antonio, Bexar County, Texas. The Parties further agree and covenant that the sole and exclusive venue for any court or arbitration proceeding shall be in San Antonio, Bexar County, Texas.

                   I. This Agreement shall be subject to and governed by the laws of the State of Texas

                   J. Employee acknowledges and agrees that the provisions of Sections 9, 10 and 11 of this Agreement are a reasonable and necessary

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protection of the immediate and substantial  interests of the Company,  that any violation of these restrictions would cause substantial injury to the Company, and that the Company would not have entered into certain transactions without the additional consideration offered by Employee in binding himself to such provisions of this Agreement. In the event of a breach or threatened breach by Employee of the provisions of Sections 9, 10 and 11 of this Agreement, the Company shall be entitled to apply to any court of competent jurisdiction for a temporary and/or permanent injunction restraining Employee from such breach or threatened breach; provided, however, that nothing herein contained shall be construed to preclude the Company from pursuing any other available remedy for such breach or threatened breach in addition to, or in lieu of, such injunctive relief.

                  K. The Employee shall be afforded indemnification rights to the maximum extent provided under Deleware law.

                  L. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each party to this agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signature of the other party to this Agreement.

EXECUTED as of the date first set forth above.






RIO GRANDE, INC.


By:
Name:
Title:

EMPLOYEE




Gary Scheele

                         MASTER COMMODITY SWAP AGREEMENT


       THIS MASTER COMMODITY SWAP AGREEMENT ("Master Agreement") is made as of this _____ day of January, 1997, by and between , ("Party A"), and RIO GRANDE, INC. (Party "B").

       The parties hereto anticipate entering into one or more commodity transactions (each a "Swap Transaction"). The terms of each Swap Transaction entered into hereunder shall be set forth in a written Confirmation in the form of Exhibit 1 herein provided by Party A to Party B, which shall be deemed to incorporate by reference the terms and conditions of this Master Agreement. A Confirmation shall be deemed conclusive and binding if no objections are made within one (1) Business Day of receipt of the Confirmation. This Master Agreement and all the Confirmations constitute a single agreement between the parties (collectively referred to as this "Agreement"). In the case of a conflict between this Master Agreement and any applicable Confirmation, the terms specified in such Confirmation shall govern.

       The terms "Effective Date", "Trade Date", "Payment Date", "Commodity", "Fixed Payor", "Fixed Price", "Market Payor", "Market Price Index", "Notional Amount", "Calculation Periods", "Modified Payment Calculation", and "Termination Date" , if applicable, shall have the meanings specified in the relevant Confirmation.

1.     Payments.

       (a) Party A shall: (i) perform all calculations required hereunder; (ii) determine the Market Price of the specified Commodity of any applicable Swap Transaction in accordance with the Market Price Index of each Swap Transaction;
(iii) determine the amounts required to be paid under each Swap Transaction; and
(iv) notify Party B, as early as is practicable and at least two (2) Business Days prior to the Payment Date for each Calculation Period, of the party to make a payment and the amount of such payment. Neither party shall be liable for any errors in calculations or determinations, irrespective that any such errors may be subsequently discovered and corrected.

       (b) For Transactions identified as a Swap in the Confirmation, any Fixed Payor shall pay to the other party, on each applicable Payment Date relating to each applicable Calculation Period, an amount equal to the excess, if any, of the Fixed Amount (Notional Amount times Fixed Price) over the Market Amount (Notional Amount times Market Price Index). Any Market Payor in a Swap
Transaction shall pay to the other party, on each applicable Payment Date relating to each applicable Calculation Period, an amount equal to the excess, if any, of the Market Amount over the Fixed Amount.

       (c) For Transactions identified as Caps, Floors, or Collars in the Confirmation, payment shall be calculated as follows: (i) Where a Cap Strike Price has been specified, the Market Payor shall pay to the other party, on each applicable Payment Date relating to each applicable Calculation Period, an amount equal to the excess, if any, of the Market Amount (Notional Amount times Market Price Index) over the product of the Cap Strike Price and the Notional Amount; (ii) Where a Floor Strike Price has been specified, the Market Payor shall pay to the other party, on each applicable Payment Date relating to each applicable Calculation Period, an amount equal to the excess, if any, of the product of the Floor Strike Price and the Notional Amount over the Market Amount (Notional Amount times Market Price Index).

       (d)  Modifications  to these payment  calculations  and  consideration of

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premium amounts,  if necessary,  will be described in the written  Confirmation.
All Payments or deposits of cash Collateral under this Agreement shall be made on the Payment Date by wire transfer in immediately available funds to the account designated by the payee. Payment obligations of the parties due on the same Payment Date under this Master Agreement and any Confirmation shall be netted, so that only one amount is due from one party to the other.


2.     Collateral Requirements.

       Collateral will be paid by each party on the terms and conditions set forth in any Collateral Annex attached hereto, which Collateral Annex is incorporated herein by this reference.

3.     Representations and Warranties.

       Party A and Party B each represents and warrants, as of the date hereof and as of the date of delivery of each Swap Transaction, as follows:

       (a) Its execution, delivery, and performance of this Master Agreement, all Confirmations, and any Swap Transaction have been duly authorized by all necessary corporate action and do not contravene any legal or contractual restriction binding on or affecting it, and the person signing this Master Agreement and each Confirmation is authorized and duly empowered to do so;

       (b) This Master Agreement, all Confirmations, and any Swap Transaction entered into are legal, valid, and binding obligations enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, or other similar laws affecting creditor's rights generally;

       (c) It will enter into Swap Transactions hereunder as principal only and not as the agent for any other person;

       (d) It is an "eligible swap participant" that qualifies for the safe harbor exemption for swap agreements under the rules of the Commodity Futures Trading Commission;

       (e) It has entered into this Master Agreement (including each Swap Transaction evidenced hereby) in conjunction with its line of business or the financing of its business;

       (f) Party B agrees that it will provide Party A with any information regarding its financial condition as Party A may reasonably request, and such information shall accurately reflect the financial condition of Party B. Party B will, in any event, promptly notify Party A of any material adverse change in such condition, and either party will promptly notify the other party of the occurrence of any event of default hereunder; and

       (g) In connection  with the  negotiation  of, the entering  into, and the
confirmation   of  the  execution  of  this  Master   Agreement  and  each  Swap
Transaction:

             (1) it is acting as principal (and not as agent or in any other capacity, fiduciary or otherwise);

             (2) the other party is not acting as a fiduciary or financial or investment advisor for it;

             (3) it is not relying upon any representation (whether written or oral) of the other party other than the representations expressly set forth in this Master Agreement;

             (4) the other party has not given to it (directly or indirectly through any other person) any advice, counsel, assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Master Agreement or such Swap Transaction;

             (5) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and other decisions regarding the Swap Transactions based upon its own judgment and upon any advice from such advisors as it has deemed necessary, and not upon any view expressed by the other party;

             (6) all decisions regarding the Swap Transactions have been the result of arm's length negotiations between the parties; and

             (7) it is entering into this Master Agreement and such Swap Transaction with a full understanding of all of the risks hereof and thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks.

4.     Events of Default.

       The parties agree they are forward contract merchants within the meaning of Section 556 of the Bankruptcy Code and that the Swap Transactions contemplated by this Agreement are subject to Section 556 and 560 of the Bankruptcy Code.

       (a) "Event of Default" shall mean: (i) any failure by Party A or Party B to pay any amount as and when due and payable under this Agreement; (ii) any representation or warranty made by Party A or Party B hereunder proving to have been false or misleading in any material respect as of the time it was made or reaffirmed; (iii) any failure by Party A or Party B to perform, observe, or comply with any other term, covenant, condition, or provision contained in this Agreement and such failure continues for thirty (30) days after receipt of notice of such failure from the other party; (iv) any failure of any party to provide any Collateral required pursuant to Section 2 hereto and any applicable Confirmation; (v) the initiation of a proceeding by or against Party A or Party B under the bankruptcy laws of the United States or the bankruptcy or insolvency laws of any other jurisdiction, or the making of any assignment for the benefit of creditors, an application for appointment of a receiver, custodian, or trustee, or the passing of a resolution for winding up or liquidation by or on behalf of Party A or Party B; (vi) the consolidation or amalgamation with, or merger into, or transfer of all of substantially all of the assets of Party A or Party B to another entity if either (a) the resulting, surviving, or transferee entity fails to assume all the obligations of such party under this Agreement, or (b) the creditworthiness of the resulting, surviving, or transferee entity is, in the reasonable judgment of the other party, materially weaker than that of Party A or Party B, as the case may be, immediately prior to such action; and
(vii) any default, event of default or other similar condition or event (however described) in respect of either party under one or more agreements or instruments relating to any obligation or payment (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money (individually or collectively) in an aggregate amount of not less than $25,000,000 for Party A or $200,000 for Party B (respectively, the "Cross-Default Threshold") which has resulted in such indebtedness becoming due and payable under such agreements or instruments before it would otherwise have been due and payable.

       (b) Upon the occurrence of any Event of Default, the non-defaulting party may, but shall not be required to, designate an Early Termination Date upon two
(2) Business Days' notice to the defaulting party. On the Early Termination Date, the parties' obligations under all Swap Transactions (the "Terminated Transactions") shall terminate, except for the obligation contained in Section 4(c) below.

       (c) After notice is delivered designating an Early Termination Date, the non-defaulting party will determine the Market Value as of the Early Termination Date for all Swap Transactions. "Market Value" is defined as (a) if the non-defaulting party is the Market Payor, the Notional Amount times the Market Price for the commodity as reasonably determined by the non-defaulting party ("Termination Price") less the Fixed Price (NA x (TP-FP)), or (b) if the non-defaulting party is the Fixed Price Payor, the Notional Amount times the Fixed Price less the Termination Price (NA x (FP- TP)). The non-defaulting party will then calculate:

            (i) the amount owed by the defaulting party to the non-defaulting party by taking the sum of:

                   (a) the absolute value of all negative Market Values with respect to the Terminated Transactions, and

                   (b) any unpaid amounts owed to the non-defaulting party by the defaulting party pursuant to Section 1 immediately prior to the Early Termination Date, and

                   (c) the amount of any other damages, losses, or expenses incurred by the non- defaulting party (determined by the non-defaulting party in a commercially reasonable manner) in obtaining, liquidating, or employing hedges against or in replacing the terminated Swap Transaction with equivalent positions.

             (ii) the amount owed by the non-defaulting party to the defaulting party by taking the sum of:

                   (a) all positive Market Values with respect to the Terminated Transactions, and

                   (b) any unpaid amounts owed to the defaulting party by the non-defaulting party pursuant to Section 1 immediately prior to the Early Termination Date.

             The party owing the larger amount under (i) and (ii) above will pay to the other party an amount equal to the excess of the larger amount over the smaller amount no later than two (2) Business Days following notice from the non-defaulting party of the amount due, plus, in the case of any amount owing under this Section (c) by the defaulting party, interest from (and including) the Early Termination Date until the date such amount is paid.

       (d) The non-defaulting party shall deliver to the defaulting party a statement containing in reasonable detail a computation of the amount owing pursuant to the preceding paragraph together with such corroborating documentation as the defaulting party may reasonably request.

       (e) The non-defaulting party's rights are in addition to and not in limitation or exclusion of any other rights which the non-defaulting party may have (whether by agreement, operation of law, or otherwise).

5.     Miscellaneous.

       (a) No amendment or waiver of any provision of this Master Agreement, nor consent to any departure by either party therefrom, nor assignment of any of the rights or obligations hereunder, shall be effective unless the same is in writing and signed by Party A and Party B, and such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

       (b) A party that defaults in the payment of any amount due hereunder will, to the extent permitted by law, be required to pay interest on all amounts owed to the other party at the then-prevailing prime interest rate established by the Chase Manhattan Bank at its offices in New York, New York, plus one percent (1%), on demand, for the period from, and including the original due date for payment to, but excluding the date of actual payment.

      (c) "Business Day" shall mean any day other than a Saturday or Sunday on which the New York Mercantile Exchange ("NYMEX") is open for business.

       (d) Each party hereby waives, with full knowledge and understanding of the consequences of such waiver, any claim, cause of action, or right which it might otherwise be entitled to assert against the other party regarding the validity or enforceability of this Master Agreement under any applicable laws or regulations.

       (e) This Master Agreement may be terminated by either party, upon at least five (5) Business Days' written notice to the other party, except that no such termination shall affect the obligations of the parties hereunder as to Swap Transactions in effect on or prior to the date of termination without the prior written consent of the other party.

       (f) Any notices required or desired to be given hereunder shall be in writing and shall be mailed or telefaxed as follows:

           If to Party A:



                           Attn:
                           Telephone:
                           Telefax:

           If to Party B:  Rio Grande, Inc.
                           10101 Reunion Place (Union Square Suite 210)
                           San Antonio, Texas   78216
                           Attn:       Gary Scheele
                           Telephone:        210-308-8000
                           Telefax:    210-308-8111

             Notices provided hereunder shall be deemed to have been received when sent, if provided by telefax, telex, or hand, or when deposited in the U.
S. mail, if provided by first class mail. In the event that any such notice is received after 5:00 P.M. Central Time on a Business Day or is received on a non-Business Day, delivery shall be deemed to have been received on the next Business Day.

       (g) This Master Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas, without reference to the conflict of laws provisions thereof and without recourse to arbitration, and the parties hereto consent to the jurisdiction and venue of the courts of the State of Kansas or the courts of the United States sitting in the State of Kansas in connection with any controversy or dispute arising out of or related to this Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                                  PARTY A:





                                                   By:
                                                        ----------------------
                                                      R. C. Aldridge, President

                                    PARTY B:
                                RIO GRANDE, INC.


                                                   By
                                                      -------------------------

                                   Print Name:
                                                              -----------------

                                                   Title:
                                                         ----------------------

                                    Exhibit 1
                                SWAP TRANSACTION

      This is executed when a Swap Transaction is completed. The terms listed in this exhibit are shown as an example only. The Master Commodity Swap Agreement is binding when a Swap Transaction has been executed.

TO:


FROM:


           ATTN:

Dear Sirs:

       The purpose of this Agreement is to set forth the terms and conditions of the Swap Transaction entered into between and ________________________________ on the Trade Date referred to below. This letter constitutes a "Confirmation" as referred to in the Master Swap Agreement specified below.

      1. This Confirmation supplements, forms a part of, and is subject to the Master Commodity Swap Agreement dated as of __________________ (the "Master Agreement") between and __________________________. All provisions contained or incorporated by reference in the Master Agreement shall govern this Confirmation, except as expressly modified below.

      2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

         a. Transaction Type: Swap

         b. Trade Date: (date)

         c. Effective Date: (date)

         d. Applicable Commodity: U. S. Gulf Coast Pipeline Kerosene-based Aviation Jet Fuel as defined by Platts or other applicable description

         e. Notional Amount:: xx,xxx barrels per month

         f. Fixed Price: $x.xxxx per gallon

         g. Market Payor:

         h. Market Price Index: The Unweighted Arithmetic Average (rounded to the fifth decimal point) of the low prices listed for "Jet Kerosene" (c/gal) in the "Pipeline" column of the "U. S. Gulf Coast" section of the "Spot Price Assessments" of the Platt's Oilgram Price Report for each day during the Calculation Period for which such price is ordinarily reported. The prices used will be those for the Effective Date rather than the dates of Platt's issues in which those prices are reported. If any such price is not reported in Platt's and is not otherwise obtainable from the publisher of Platt's, then such other internationally recognized price reporting service shall be used asmutually determined.

         i.  Calculation  Period:   Monthly,   from  mo/day/year  and  including
         mo/day/year

         j. Payment Dates: No later than the 2nd Business Day of the month following the last day of the Calculation Period noted herein

         k. Payment Calculation: If the Market Price Index for the Calculation Period(s) is greater than the Fixed Price, then Koch will owe _____________________ the difference multiplied by the Notional Amount. If the Market Price Index for the Calculation Period(s) is less than the Fixed Price, then ______________________ will owe Koch the difference multiplied by the Notional Amount.

         l. Termination Date: Mo/day/year, which date shall be the last day of the term of the Swap Transaction

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning to us.

We are pleased to have completed this transaction with you.


                                             Best regards,





                                             By:
                                                -------------------------------

                                             Title:
                                                   ----------------------------



Accepted and confirmed as of the date first written above:

                                             (Name of Party B)



                                              By:
                                                 -----------------------------

                                              Title:
                                                    ---------------------------

                                End of Exhibit 1

                                COLLATERAL ANNEX

       The purpose of this Annex is to set forth the conditions under which Party A or Party B will be required to pay or deliver cash, securities, and other property, together with proceeds thereof ("Collateral") to the other, as well as the conditions under which the recipient thereof will return and release such Collateral.

1.     Definitions.

       For purposes of this Annex, the following terms have respective definitions set forth below (capitalized terms used but not defined in this Annex shall have the meaning specified in the Master Agreement to which this Annex is attached):

       "Aggregate Exposure" of a party as of any Calculation Date means the sum of the Exposures of such party for all Swap Transactions outstanding on such Calculation Date.

       "Calculation Date" means the first Business Day of each month, and shall also mean any other Business Day on which Party A chooses or is requested by Party B to make the determinations referred to in Section 3(b) hereof.

       "Collateral" has the meaning set forth in the introduction hereto.

       "Collateral Value" on any date means: (i) with respect to any Collateral consisting of Government Obligations, the sum of (A)(1) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Government Obligations chosen by Party A, or (2) if no quotations are available from a principle market maker for such date, the mean of such high bid and low asked prices as of the day next preceding such date on which such quotations were available, plus (B) the accrued but unpaid interest on such Government Obligations (except to the extent included in the applicable price referred to in (A) of this clause (i)) as of such date; (ii) with respect to any cash Collateral, the amount of such cash; (iii) with respect to any Collateral consisting of letters of credit, the amount thereof; and (iv) with respect to any other Eligible Collateral, the fair market value of such Collateral on such date as determined in any reasonable manner chosen by Party A.

       "Credit Threshold" with respect to Party A means $15,000,000 and with respect to Party B means $500,000; provided, however, that Party A reserves the right, in its sole discretion, pursuant to Party A's normal and continuing credit evaluation procedures, to increase or decrease said threshold.

       "Default" means an Event of Default or an event or condition that, with the giving of notice or lapse of time (or both), would constitute an Event of Default.

       "Eligible Collateral" as of any date means: (i) cash; (ii) Government Obligations; (iii) irrevocable letters of credit issued to the relevant recipient specified pursuant to Section 3(b) hereof by such banks on such terms and in such amounts as such recipient has, in its sole discretion, agreed to in writing; and (iv) such other property as such recipient may, in its sole discretion, agree in writing to accept as Collateral.

       "Exposure" with respect to any Swap Transaction outstanding on any Calculation Date means: (i) in the case of any Exposure of Party A, the U.S. dollar amount, determined by Party A in good faith and in accordance with market practice, that a proposed assignee would require to be paid by Party B to assume the rights and obligations of Party A under such Swap Transaction; and (ii) in the case of any Exposure of Party B, the U.S. dollar amount, determined by Party A in good faith and in accordance with market practice, that a proposed assignee would require to be paid by Party A to assume the rights and obligations of Party B under such Swap Transaction; provided, however, that if the Exposure of either party for a Swap Transaction is negative, the Exposure of such party for such Swap Transaction shall be zero.

       "Government Obligations" means direct obligations of the United States of America, or obligations fully guaranteed as to both principal and interest by the United States of America, the federal interest by the United States of America, the Federal National Mortgage Association (FNMA), and the Federal Home Loan Mortgage Corporation (FHLMC), but shall exclude Interest Only and Principle Only securities guaranteed by either GNMA, FHMA or FHLMC and Collateralized Mortgage Obligations, Real Estate Mortgage Investment Conduits, and similar derivative securities.

       "Material Adverse Change" means a material adverse change, as determined by Party A in its sole and absolute discretion, in (i) the business financial condition or results of operations of Party B, or (ii) Party B's ability to repay its Net Exposure.

       "Minimum Transfer Amount" with respect to Party A means $1,000,000 and with respect to Party B means $100,000.

       "Net Exposure" shall mean the excess, if any, of one party's Aggregate Exposure over the other party's Aggregate Exposure. The party with the smaller Aggregate Exposure amount shall be deemed to have a Net Exposure equal to such excess.

2.     Collateral: Grant of Security Interest.

       (a) Each party represents and warrants to the other party that it is the sole legal and beneficial owner of any Collateral (other than any Collateral consisting of letters of credit) delivered to the other party, free and clear of any lien, security interest, claim or encumbrance, other than the collateral interest created pursuant hereto.

       (b) Each party hereby grants to the other party a security interest in all Collateral from time to time paid or delivered hereunder by or on behalf of the delivering party to the receiving party to secure the payment of all obligations (now or hereafter existing) of the delivering party under the Master Agreement.

3.     Delivery of Collateral.

       (a) On each Calculation Date, Party A shall determine the Aggregate Exposure for each party and the Net Exposure of each party and shall notify Party B in writing of such calculations to the extent the Net Exposure of either party exceeds its Credit Threshold. All calculations made by Party A shall be conclusive between the parties in the absence of manifest error.

       (b) If, as of any Calculation Date, either party has a Net Exposure in excess of its Credit Threshold, then upon request of the exposed party, Eligible Collateral shall be provided by and/or returned so that as a result such party holds Eligible Collateral with a Collateral Value at least equal to such excess, provided that all such payments and returns of eligible Collateral shall be rounded to the nearest integral multiple of $50,000 (and rounded up if exactly between two such integral multiples) and such payment equals or exceeds the pledgor's Minimum Transfer Amount. If neither party has a Net Exposure, or if the Net Exposure of each party is less than its Credit Threshold, all Eligible Collateral shall be returned. Notwithstanding the foregoing, neither party shall have any obligation to convert any Eligible Collateral held by it into property of any other type or to return any Eligible Collateral held by it pursuant to this Section 3(b) if (i) as a result of such return such party's Net Exposure would exceed the Collateral Value of Eligible Collateral held by it by more than the other party's Credit Threshold, or (ii) there is continuing any Default with respect to the other party.

       (c) If Party A determines that Party B has suffered a Material Adverse Change, then Party A may require Eligible Collateral be delivered in an amount equal to the Net Exposure without regard to the Credit Threshold.

       (d) Cash Collateral shall be paid by wire transfer of immediately available funds to the Designated Account of the party receiving the payment. Non-cash Collateral shall be delivered to the recipient party in accordance with its instructions. All Eligible Collateral shall be provided (or returned) within one (1) Business Day after the Calculation Date as of which the relevant computation under Section 3(a) occurred.

       (e) Return of Collateral in accordance with this Section 3 shall be deemed a release of the security interest granted pursuant to Section 2(b) hereof with respect to such returned Collateral. In connection with each return of Collateral pursuant to this Section 3, each party will, upon request of the other party, execute a receipt showing the Collateral returned to it.

4.     Administration of Collateral.

       (a) Each party shall have free and unrestricted use of all cash Collateral provided to it hereunder. The party providing such cash Collateral shall earn interest thereon, payable by the recipient party thereof, from and including the date of its receipt by such recipient party to, but excluding the date such Collateral is returned, replaced, or utilized pursuant to Section 3 or 5 hereof, at a rate per annum equal to the daily fed funds effective rate calculated and reported by the Federal Reserve Bank of New York. Such interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days. Unless a Default shall be continuing with respect to a party, the net amount of interest due to such party shall be remitted to its Designated Account on the second Business Day following the end of each calendar month.

       (b) Subject to the next sentence of this Section 4(b), each party shall promptly remit to the other party all principal and interest received by the receiving party in respect of the non-cash Collateral held by it. Notwithstanding the foregoing, neither party shall be required to so remit such principal or interest (i) if a Default shall be continuing with respect to the other party, or (ii) to the extent that immediately following such remittance the Collateral Value of all Eligible Collateral held by such party should be less than its Net Exposure in excess of the other party's Credit Threshold.

       (c) Beyond the exercise of reasonable care in the custody thereof, neither party shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee for it or as to any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Reasonable care in the custody and preservation of such Collateral shall be deemed to have been exercised if the Collateral is accorded treatment substantially equal to that which the receiving party accords its own property.

5.     Exercise of Rights Against Collateral.

       If any Event of Default has occurred and is continuing with respect to a party, the other party may exercise the rights and remedies of a secured party under the Master Agreement or applicable law, and may apply Collateral held by it to satisfy the obligations of the defaulting party under the Master Agreement after the designation of any Early Termination Date pursuant to Section 4(b) of the Master Agreement.

6.     Miscellaneous.

       (a) Each party will defend Collateral provided by it against the claims and demands of all other persons, will keep such Collateral free from all security interests or other encumbrances (except the security interest hereunder), and will not sell, transfer, assign, deliver, or otherwise dispose of any such Collateral or any interest therein without the prior written consent of the other party.

       (b) Each party will execute and deliver to the other party (and to the extent permitted by applicable law, such other party is hereby authorized to execute and deliver, in its own name or the name of the other party) such financing statements, assignments, and other documents, and do such other things relating to the Collateral held by it and the security interest granted hereunder, including anything it may reasonably deem necessary or appropriate to perfect or maintain perfection of its security interest in such Collateral, and the party which paid or delivered such Collateral shall pay all costs relating thereto.

       (c) Each party agrees that it will forthwith upon demand pay to the other party the amount of any out-of-pocket expenses which such other party may incur in connection with the collection, administration, sale or, other disposition of any Collateral pursuant hereto.